Exhibit 10.10

SUBLEASE

CB RICHARD ELLIS, INC.
BROKERAGE AND MANAGEMENT
LICENSED REAL ESTATE BROKER

1.              PARTIES.

This Sublease, dated                                                       March 20                                           ,  2007                    , is made between TBA Entertainment Corporation, a Delaware corporation                                                                                              (“Sublessor”), Zogenix, Inc., a Delaware corporation                                                                                                                            (“Sublessee”).

2.      MASTER LEASE.

Sublessor is the lessee under a written lease dated April 23                                                                                  ,   1998                , wherein Pacific Torrey Reserve Holdings L.P., a California limited partnership                                                            (“Lessor”) leased to Sublessor the real property located in the City of   San Diego                                                                                            , County of   San Diego                                                   , State of California                                                                                         , described as  Suite 310-3, 794 rentable square feet, 11682 El Camino Real, San Diego, CA 92130

(“Master Premises”). Said Lease has been amended by the following amendments First Amendment to Lease dated June 22, 2003 and Second Amendment to Lease dated September 24, 2004                                                                                                                                                                                                                                                                                                                               ; said lease and amendments are herein collectively referred to as the “Master Lease” and are attached hereto as Exhibit “A.”

3.      PREMISES.

Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the                                        4,193 rentable square feet (“RSF”)/3,646 usable square feet (“USF”) referred to as Suite 320, 11682 Master Premises (“Premises”): El Camino Real,                                                                                                                              San Diego, CA 92130 per the attached Exhibit “C”.

4.              WARRANTY BY SUBLESSOR.

Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.      TERM.

The term of this Sublease shall commence on                              June 1                                , 2007                          (Commencement Date”), and end on                                              May 31                                        , 2010               (“Termination Date”), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises (“Possession”) shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty (30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee’s intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be cancelled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent. Notwithstanding the above, the Sublessee may utilize the period of May 16-31, 2007 for installation of carpet and furniture, fixtures and equipment (“FF&E”) on a rent free basis.

6.      RENT. (Please See Addendum)

6.1 Minimum Rent. Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice, or demand, at 21700 Oxnard St., Ste. 1430, Woodland Hills, CA 91367, Attn: Accounts Receivable                                                                                 or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of Fourteen thousand four hundred sixty-five dollars and eighty-five cents per month                                                 Dollars ($14,465.85                                ) per month, in advance on the first day of each month of the Term. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of Fourteen thousand four hundred sixty-five dollars and eighty-five cents                             Dollars ($14,465.85                          ) as rent for June, 2007                                                                                                                                            . If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis. Additional provisions:

Please See Addendum

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7.              SECURITY DEPOSIT. (Please See Addendum)

Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of Fourteen thousand four hundred sixty-five Dollars and eighty-five cents                                                                                                 Dollars ($ 14,465.85                               ) as security for Sublessee’s faithful performance of Sublessee’s obligations hereunder (“Security Deposit”. If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee’s default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee’s default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee’s failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its Interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 6.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, If any, of Sublessee’s interest hereunder.

8.              USE OF PREMISES.

The Premises shall be used and occupied only for general office space                                                                                                                                                                                                                                                        , and for no other use or purpose.

9.              ASSIGNMENT AND SUBLETTING.

Sublessee may assign this Sublease or further sublet all or any part of the Premises with the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease) which shall not be unreasonably withheld. Sublessor shall approve or deny Sublessee’s request within ten (10) days of Sublessee’s providing information to Sublessor as required in the Lease.

10.       OTHER PROVISIONS OF SUBLEASE.

All applicable terms and conditions of the Master Lease are Incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder. Sublessee the lessee thereunder, and the Premises the Master Premises, except for the following: N/A                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                          . Sublessee assumes and agrees to perform the lessee’s obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

11.       ATTORNEYS’ FEES.

If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney’s fees.

12.       AGENCY DISCLOSURE:

Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except: CB RICHARD ELLIS, INC., who represents TBA Entertainment Corporation, a Delaware corporation (“Sublessor”)                                                                                                                                                                                                                       , and  Burnham Real Estate Services                                                                                                                                               , who represents  Zogenix Inc., a Delaware corporation (“Sublessee”)                                                                                                                                                                                                                                                                                                                           . In the event that CB RICHARD ELLIS, INC. represents both Sublessor and Sublessee, Sublessor and Sublessee hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

13.       COMMISSION. (Please See Addendum)

Upon execution of this Sublease, and consent thereto by Lessor (if such consent is required under the terms of the Master Lease), Sublessor shall pay Broker a real estate brokerage commission in accordance with Sublessor’s contract with Broker for the subleasing of the Premises, if any, and otherwise in the amount of Thirty-four thousand eight hundred thirty-one dollars and           twenty-five cents                                                                                                                          Dollars (S34,831.25                     ), for services rendered in effecting this Sublease. Broker is hereby made a third party beneficiary of this Sublease for the purpose of enforcing its right to said commission.

14.       NOTICES.

All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid. addressed to the Sublessee at the Premises, and to the address hereinbelow, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mall, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

To Sublessor:  11682 El Camino Real, Suite 310, San Diego, CA 92130, Attn: Robert E. Geddes

To Sublessee:  11682 El Camino Real, Suite 320, San Diego, CA 92130, Attn: Chief Financial Officer

 4435 Eastgate Mall, Ste. 200, San Diego, CA 92121, Attn: Pat Rohan/Burnham Real Estate

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15.       CONSENT BY LESSOR.

THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

16.       COMPLIANCE.

The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

TBA Entertainment Corporation, a Delaware
Sublessor:	corporation	Sublessee:	Zogenix, Inc., a Delaware corporation

By:	Robert E. Geddes /s/ R.E. Geddes	By:	Roger L. Hawley /s/ Roger L. Hawley

Title:	CEO	Title:	Chief Executive Officer

By:		By:

Title:		Title:

Date:	3/20/07	Date:

CONSULT YOUR ADVISORS- This document has been prepared for approval by your attorney. No representation or recommendation is made by CB Richard Ellis, Inc. as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

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ADDENDUM TO THAT CERTAIN OFFICE BUILDING SUBLEASE DATED MARCH    , 2007 BY AND BETWEEN TBA ENTERTAINMENT CORPORATION, A DELAWARE CORPORATION, HEREINAFTER REFERRED TO AS SUBLESSOR, AND ZOGENIX, INC., A DELAWARE CORPORATION, HEREINAFTER REFERRED TO AS SUBLESSEE, FOR THE PROPERTY LOCATED AT 11682 EL CAMINO REAL, CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA.

1.              Minimum Rent: The Minimum Rent for Year 1 is determined as follows:

➢Base monthly rental rate - $2.76/RSF/month, net of utilities

➢Allowance for operating expense pass throughs - $.06/RSF/month

➢Allowance for leasing commission amortization - $.20/RSF/month

➢Allowance for furniture acquisition amortization - $.30/RSF/month

➢Allowance for electricity/utilitites - $.13

➢TOTAL - $3.45/RSF/month

As provided for in the Master Lease, utilities and air conditioning are provided from 7:00 A.M. to 7:00 P.M. Monday through Friday and from 9:00 A.M. to 1:00 P.M. on Saturdays with Sundays and publicly recognized holidays excluded. All other services provided by the Lessor as part of the Master Lease shall be per the attached Master Lease Agreement.

It is understood that the above Minimum Rent includes a provision for electricity/utilities such that no payment will be made by Sublessee to Sublessor for electricity/utilities. Should the cost for electricity/utilities exceed $1,628/mo ($.20/RSF/month) for the combined Suites 310 & 320, Sublessor may make an adjustment and be compensated by Sublessee. As an example: Monthly average electricity/utilities charges to Sublessor over a 6 month period are $.24/RSF/month, Sublessee shall pay Sublessor as follows: $.24-$.20= $.04 average x 4,193 SF = $167.72/month x 6 months - $1,006.32

Sublessee, regardless what is described in the Master Lease, shall not be responsible for any rent other than the rent in Item 6 of the Sublease and Item 1 (Minimum Rent) of this Addendum as well as Rental Adjustments of Item 2 of this Addendum. Additional Rent is described in the Lease, Article 4, Sections 4.1 through 4.6 are solely the responsibility of the Sublessor.

2.              Rental Adjustments: The Minimum Rent as outlined above shall be adjusted annually by a fixed three percent (3%) amount.

3.              Delivery of Premises: The Sublessor shall be responsible for the costs associated with the installation of a demising/dividing partition section separating the Sublease premises from the balance of Sublessor’s space. The costs involved in separating lighting and light switches between Suites 310 and 320 shall be borne by the Sublessor. All improvements in the Premises prior to Sublease commencement shall be in proper working order and condition. Should repairs be necessary, Sublessor shall pay the cost.

It is hereby agreed and understood that the Sublessor shall be responsible for costs, as applicable, for space planning and construction drawings, City of San Diego tenant improvement permits and tenant improvement construction as noted above.

Other than the installation of the demising/dividing partition and separation of lighting and light switches, the Sublease premises shall be delivered in an “as is” condition. Any additional tenant improvement work required by Sublessee shall be at the Sublessee’s sole cost and expense, and shall require the approval of the Sublessor and Lessor.

Sublessor consents to Sublessee’s installation of carpeting matching carpeting currently in place in Suite 310, the potential expansion space. Sublessor does not require the removal of Sublessee’s carpeting, should the carpeting match that in Suite 310, at the end of the Sublease. Sublessee may install the carpeting after approval of the Sublease by Lessor (but in no event prior to May 16, 2007) or at any time during the Sublease term. Sublessee is not required by Sublessor to carpet the Premises. Carpeting is the sole expense of Sublessee. Any carpeting installation is subject to Lessor’s consent as described in the Master Lease.

4.              Existing Furniture and Furniture Systems: Use of the Sublessor’s existing furniture and furniture systems are added to the Minimum Rent as provided for in the preceeding Paragraph 1 of this Addendum at an amount equivalent to thirty cents ($.30)/RSF/month

($1,257.90/month). Exact furniture items are identified on the attached Exhibit “B” and do include the audio/visual items located in the conference room.

Provided the Sublessee is not in rental default, beyond any cure period, during the 36- month Sublease term for Suite 320, the furniture, furniture systems and audio/visual equipment shall become the property of the Sublessee as of May 31, 2010.

5.              Parking: The Sublessee shall be entitiled to a parking ratio of 4 spaces per 1,000 USF leased, twenty-five percent (25%) of which are reserved parking spaces. Therefore, Sublessee shall have access to fourteen (14) total parking spaces, four (4) of which shall be located in the reserved subterranean parking area of the building. Should the Premises be expanded per Item 8, Sublessee’s parking shall be increased pro rata (reserved and non-reserved) based on the ratio applicable to the initial premises. All parking shall be free of charge during the initial Sublease term and, if exercised, the Option to Extend term.

6.              Security Deposit: Pursuant to Paragraph 7 (Security Deposit) of the Sublease, Sublessee shall deposit with Sublessor on execution of the Sublease, the sum of $14,465.85. In the event Sublessee fails to pay rent when due under this Sublease more than one (1) time in any calendar year, after receiving written notice from Sublessor, Sublessee shall, within five (5) business days, deposit with Sublessor the additional sum of $14,465.85 as an additional Security Deposit.

7.              Option to Extend: Provided the Sublessee is not in default of any terms and conditions of the Sublease, Sublessee shall be entitled to extend the term of the Sublease for a period of seventeen (17) months (the “Option Term”), upon first giving Sublessor six (6) months prior written notification. The rent for the Option Term is as follows:

➢June 1, 2010 – May 31, 2011         $14,465.85 per month ($3.45/RSF/mo.)

➢June 1, 2011 – October 31, 2011    $14,885.15 per month ($3.55/RSF/mo.)

8.              Expansion: If at any time, Sublessor elects to vacate and/or sublease any or all of its space in Suite 310, Sublessor shall notify Sublessee in writing and Sublessee, upon ten (10) days written notice, may add the proposed space to its premises at the Monthly Minimum Rental Rate applicable for the appropriate time frames of this sublease reduced, however, by $.30/RSF/month due to the fact that no furniture purchase is included. The occupancy and rent commencement for the expansion space will occur between 30 and 60 days after Sublessee’s acceptance with the exact date to be mutually agreed upon. Should Sublessee elect to add the additional space, Sublessor shall remove the demising/dividing wall at Sublessor’s expense. The Sublease term of the expansion space shall be coterminus with the term for Suite 320 including an extension of the term for Suite 320. Should Sublessee expand into all of Suites 310 and 320, the electricity/utilities for the combined Suite 310 and Suite 320 shall be switched into the name of Sublessee (and thereafter paid by the Sublessee), and the electricity/utilities component of Minimum Rent ($.13/RSF/month) shall be reduced from the Minimum Rent payable to Sublessor.

9.              Signage: Building standard directory and building standard suite entry signage shall be at the Sublessee’s expense.

10.       Use of IT Area: The Sublessee, at its option, may place its server in the Sublessor’s IT closet and use, if practical, Sublessor’s local area network cabling and phone lines.

11.       Commission: Upon execution of this Sublease, the Sublessor agrees to pay CB Richard Ellis, Inc., a leasing commission equivalent to $34,831.25 which is equavilent to 6 1/2 % of Months 1-36 total lease consideration. It is understood that Burnham Real Estate Services shall be entitled to a fee equivalent to 4% of the 6 1/2% described herein of Months 1-36 total lease consideration, or $21,434.62. The CB Richard Ellis, Inc., share is 2 1/2% of the 6 1/2% described herein of the Months 1-36 total lease consideration, or $13,396.63. The commission shall be paid 50% upon Sublease execution and 50% upon occupancy and Sublease commencement.

In the event the Sublease is extended pursuant to the Option to Renew terms and/or if the Sublessee elects to expand per the Expansion provisions of the Sublease, Sublessor shall pay CB Richard Ellis, Inc., a commission equivalent to 6 1/2% of the total Sublease consideration of the lease extension or expansion as applicable. It is understood that the commission for lease extension and/or expansion shall be shared between Burnham

Real Estate Services and CB Richard Ellis, Inc. as outlined above and shall be paid 50% upon execution and 50% upon occupancy or commencement of the extended term or expansion as applicable.

EXHIBIT “A”

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“1st Amendment”) is made, for reference purposes only, this 22nd day of June, 2003, between Pacific North Court Holdings, L.P., a California Limited partnership as successor in interest in pacific, Torrey Reserve Holdings L.P. (“Landlord”) and TBA Entertainment Corporation a Delaware Corporation, as successor in interest to Avalon Entertainment Corp. a California corporation (“Tenant”) with reference to the following facts:

RECITALS

A.            Landlord and Tenant entered into that certain Lease dated April 23, 1998 (the “Lease”) for that certain premises located at 11682 El Camino Real, Suite 310, San Diego CA 92130.

B.             The parties desire to amend the Lease as set forth in this 1st Amendment.

C.              All capitalized terms used in this 1st Amendment unless specifically defined herein shall          have the same meaning as the capitalized terms used in the Lease.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are expressly acknowledged, Landlord and Tenant agrees as follows:

AGREEMENT

1.               Term:  The term of the Lease shall hereby be extended for the period of Three (3) years, commencing September 1, 2003 and terminating August 31, 2006 (“Extension Term”).

2.               Rent.  The Basic Monthly Rent provided for under Article 3 of the Lease shall be adjusted to $10,433.50 effective September 1, 2003. Subsequent adjustments to the Basic Monthly Rent for the term of this Extension shall be effective Commencing on September 1 and continuing annually on September 1 each year thereafter for the term of this Extension. The basic monthly rent adjustment shall be calculated as follows:

Lease Year	Monthly Rent	Annual Rent
1	$10,433.50	$125,202.00
2	$10,746.51	$128,958.06
3	$11.068.90	$132,826.80

3.               Contingency. Execution of this 1st Lease Amendment is contingent upon the immediate payment by Tenant to Landlord in the amount of $3,258.00 for the 2002 Actual Common Area Maintenance Expense Reconciliation.

4.               Base Year.  The base calendar year for the purpose of determining building operating expense adjustments pursuant to Part 1, Paragraph 7(a) of the Lease shall be 2003 for the Extension Term.

5.               Tenant Improvement Allowance.  No later than November 1, 2003 Landlord shall provide new interior point for the Premises, and minor carpet repair at Landlord’s expense.

6.               Tenant Certification.  By execution of this 1st Amendment, Tenant hereby certifies that as of the date hereof, and to the best of Tenant’s knowledge, that Landlord is not in default of the performance of its obligations pursuant to the Lease, and Tenant has no claim, defense, or offset with respect to the Lease.

7.               Confirmation.  Except, as and to the extent modified by this 1st Amendment to Lease all        provisions of the Lease shall remain in full force and effect. In the event of a conflict between the terms of the Lease and the terms of this Amendment, the terms in this Amendment shall control.

THIS SPACE LEFT BLANK INTENTIONALLY

Landlord	Tenant

SIGNATURE PAGE

IN WITNESS WHEREOF, Landlord and Tenant agree to the foregoing as evidence by affixing their signatures below.

LANDLORD: Pacific North Court Holdings, L.P., a California limited partnership a successor in interest to Pacific Torrey Reserve Holdings, L.P.

By:	AMERICAN ASSETS, INC. as agent

By:	/s/ Jamie Cronemeyer
Jamie Cronemeyer
Its:	Vice President, Commercial Real Estate

Date:	7/7/03

By:	/s/ Amy White
Amy White
Its:	Senior Portfolio Manager

Date:	7/03/03

TENANT: TBA Entertainment Corporation
a Delaware Corporation

By:	/s/ Bryan Cusworth

Printed Name:	Bryan Cusworth

Its:	Chief Financial Officer

Date:	7/1/03

Landlord	Tenant

SECOND AMENDMENT TO LEASE

BETWEEN

PACIFIC NORTH COURT HOLDINGS, L.P.,

A California limited partnership

as LANDLORD

AND

TBA ENTERTAINMENT CORPORATION, a Delaware corporation

as Tenant

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Second Amendment”), entered into as of September 24, 2004 by and between Pacific North Court Holdings, L.P., a California limited partnership, (“Landlord”) as successor-in-interest under the Lease to Pacific Torrey Reserve Holdings, L.P., a California limited partnership (“Original Landlord”), and TBA Entertainment Corporation, a Delaware corporation (“Tenant”), as successor-in-interest under the Lease to Avalon Entertainment Group, a California corporation (“Original Tenant”), modifies that certain Office Lease dated as of April 23, 1998 (the “Original Lease”), by and between Original Landlord and Original Tenant, as modified by that certain First Amendment to Lease dated as of June 22, 2003 (the “First Amendment” and together with the Original Lease, the “Lease”). All capitalized terms used in this Second Amendment and not specifically defined herein shall have the meanings set forth in the Lease.

The parties hereto desire that the Lease be amended to provide for, among other things, an extension of the Term and expansion of the Premises.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the above recitals and as follows:

1.                                       Extension of Term.  The Term of the Lease is hereby extended for an additional period of sixty-two (62) months, commencing September 1, 2006 and expiring October 31, 2011 (the “Second Extension Term”). Consistent with the foregoing Paragraph 5 of part I of the Original Lease (Summary of Basic Lease Information) and Paragraph 1 of the First Amendment are hereby deemed deleted in their entirely and replaced with the following:

“5. “Lease Term”

(a)          “Duration”: One hundred fifty-eight (158) months.

(b)         “Lease Commencement date”: September 1, 1998

(c)          “Lease Expiration Date”: October 31, 2011”

2.                                       Renewal Option.  The parties agree that Tenant’s Option to Extend, as set forth in Section 2.4 of Part II of the Original Lease (the “Option”) shall remain in full force and effect in accordance with all terms and conditions of such section 2.4, except that: (a) the “Option” to be exercised shall occur by Tenant sending Landlord a notice nine (9) months prior to the October 31, 2011 Lease Expiration Date, and (b) the “Extension Term” and the “Option,” as such icons are used in section 2.4, shall be deemed modified to provide for one (1) option to renew for three (3) years only.

3.                                       New Premises.  As of the Expansion Commencement Date (as hereinafter defined), Paragraph 4(d) of Part I of the Original Lease (Summary of Basic Lease Information) shall be deemed to be revised to reflect that Tenant has expanded its Premises - which currently consists only of Suite 310 (comprised of 3,794 rentable square feet of space on the 3rd floor of the Building) - to also include Suite 320 (comprised of 4,346 rentable square feet of space on the 3rd floor of the Building) for a total of 8,140 rentable square feet of space and 7,084 usable square feet of space (Suite 320 is referred to herein as the “Expansion Space” and, together with Suite 310, as the “New Premises”.) “Expansion Commencement Date” shall be defined to mean the later of either. (i) November 1, 2004 or (ii) the earlier of (x) the date Tenant commences business operations from Suites 310 and 320 or (y) the first business day of the week following Tenant’s receipt of a factually correct notice from Landlord that substantial completion of the 2004 Tenant Improvements has occurred. As of the Expansion Commencement Date, all references in the Lease to “Premises” shall be deemed to refer to the new Premises, with the demining plan shown or Exhibit A to this Second Amendment.

4.                                       Monthly Basic Rent.  Commencing on the Expansion Commencement Date, Paragraph 6 of the Lease shall be deemed modified to reflect Tenant’s Monthly Base Rent as follows:

Effective Dates	Monthly Base Rent Per Rentable Square Foot	Monthly Base Rent for the New Premises

11/1/2004 - 10/31/2005	$2.60	$21,164.00
11/1/2005 - 10/31/2006	$2.678	$21,798.92
11/1/2006 - 10/31/2004	$2.758	$22,452.89
11/1/2007 - 10/31/2008	$2.841	$23,126.47
11/1/2008 - 10/31/2009	$2.926	$23,820.27
11/1/2009 - 10/31/2010	$3.014	$24,534.88
11/1/2010 - 10/31/2011	$3.105	$25,270.92

Such payments shall be in addition to all additional rent and other amounts payable by Tenant under the Lease.

5.                                       Tenant’s Base Year.  Effective on the Expansion Commencement Date, Paragraph 7(a) of part I of the Original Lease (Summary of Basic Lease Information), and Paragraph 4 of the First Amendment, shall be deemed modified to reflect Tenant’s Base Year as 2005.

6.                                       Tenant’s Operating Expense Percentage.  Effective on the Expansion Commencement Date, Paragraph 7(b) of part I of the Original Lease (Summary of Basic Lease Information) shall be deemed modified to reflect Tenant’s Share of Direct Expenses to be 10.839%.

7.                                       Parking.  Effective on the Expansion Commencement Date, Paragraph 10 of Part I of the Original Lease (Summary of Basic Lease Information) shall be deemed deleted in its entirety and replaced with following.

“Tenant’s shall be entitled to the use of twenty-eight (28) parking spaces, of which seven (7) parking spaces shall be reserved parking spaces in the subbermean reserved executive parking area of the Building and twenty-one (21) parking spaces shall be unreserved parking spaces (subject to reduction for Tenant’s prorata share of Project handicapped and visitor parking spaces). All seven (7) reserved parking spaces and twenty-one (21) unreserved parking spaces shall be provided at no charge to the Tenant through October 31, 2011.

8.                                       Broker: Paragraph 12 of part I of the Original Lease (Summary of Basic Lease Information) shall be deleted in its entirety and replaced by the following:

“Brokers:     CBRE (Dick Balentri) representing Landlord and so broker representing Tenant.”

9.                                       Tenant Improvements.  To be constructed by Landlord. See Exhibit B to this Second Amendment.

10.                                 Guaranty.  In connection with the execution of the Original Lease, a Guaranty dated 4/23/98 (“Guaranty”) was signed by TBA Entertainment Corporation, Inc. which has now succeeded to the interests of the Tenant so that the same exact entity is both the Tenant and the Guarantor. Therefore, in order to avoid any confusion, the parties agree that the Guaranty is terminated and is no longer in force or effect.

11.                                 SNDA.  Tenant and Bear Stares Funding, Inc. are parties to that certain Subordination, Nodisturbance, Attunement and Agreement dated March 26, 1999 (the “SNDA”), which is still in effect as of the date hereof. Landlord covenants that the security Instrument referenced in the SNDA is the only deed of trust or mortgage encumbering the Project as of the date of this Second Amendment.

12.                                 Further Assurances.  Each of the parities hereto agrees to execute all documents and instruments and to take all other actions as may specifically be provided for herein or is the Lease as may be required in order to consumarate the purposes of this Second Amendment.

13.                                 Integration Interpretation.  This Second Amendment in combination with the Lease contains or expressly incorporates by reference the entire agreement of the parties with respect to the matters contemplated herein and supersedes all prior negotiations. Except as specifically set forth herein, the Lease remains unmodified and in fall force and effect.

14.                                 No Default.  Tenant represents and warrants to Landlord that Tenant is not in default under the Lease and that Tenant has made no assignment, sublease, transfer or other disposition of the Lease, any interest in the Lease or any demand, obligation, liability or cause of action arising out of the Lease.

IN WITNESS WHEREOF, this Second Amendment has been executed as of the date first above set forth.

LANDLORD:	TENANT:

PACIFIC NORTH COURT HOLDINGS, L.P.,	TBA ENTERTAINMENT CORPORATION,
a California limited partnerships	a Delaware corporation

By:	American Assets, Inc.,	By:	/s/ Eugene L. Cobuzzi
a California corporation
Agent for Owner	Print Name:	Eugene L. Cobuzzi

By:	/s/ James Durfey	Its:	C.O.O.
James Durfey
V.P., Office Leasing and Management

By:	/s/ Peter Castor
Print Name:	Peter Castor
Its:	CFO

EXHIBIT B

TENANT IMPROVEMENTS TO THE PREMISES

General recital: Landlord shall provide tenant improvements for the Premises, subject to the terms and conditions as more completely described herein.

Section 1.               Tenant’s Plan Approval.  Concurrently with, or within ten calendar days following, the execution of this Second Amendment, Tenant shall cause space plant (“Space Plans”) to be delivered to Landlord for its approval which Space Plans shall show all partition walls, doors, exists. Landlord shall approve, or disapprove if a Design Problem, as defined below, exists, within three (3) business days of receipt of such space Plans. Within forty-five (45) days following the execution of this Second Amendment, Tenant shall cause Facility Solutions to prepare detailed plans and specifications (the “Plan”) to be prepared and delivered to Landlord, which Plans shall reflect the work to be performed within the Premises by Landlord in order to suitably prepare the Premises for Tenant’s use (the “2004 Landlord’s work”), Landlord shall, within five (5) business days following its receipt of the Plans, either approve such Plans (consent to which shall not be withhold, conditioned or delayed unless and to the extent a Design Problem exists) or provide Tenant with the reasons that Landlord is withholding such consent because a Design Problem exists. If Landlord does not approve the Plans, Tenant shall promptly exists the Plans to be revised, consistent with Landlord’s comments to the extent necessary to eliminate the Design Problem, and then resubmit the Plans to Landlord for review within seven (7) business days of Landlord’s notice to Tenant of said non-approval of Tenant’s Plan. No work shall be undertaken by Landlord until the Plans have been finally approved by Landlord. This, procedure shall be repeated until the Space Plans and the Plans have been approved by Landlord. Performance of the 2004 Landlord’s Work shall strictly conform to the approval Plans and any deviation will required Landlord and Tenant’s prior approval.

A Design Problem will be deemed to exist to the extent that the Plans and the improvements to be constructed pursuant to the Plans (a) do not comply with Laws and Orders (as defined in Section 7.1 of the Lease) (b) could affect the exterior appearance of the Building (c) would unreasonably interfere with any other tenant’s use of their premises for general business office questions, (d) would adversely affect the Base Building Systems (as defined in Section 11.1 of the Lease) or (e) adversely affect the structural integrity of the Building.

Section 2.               2004 Landlord’s Work.  Following mutual approval of the Plans, Landlord shall cause the Premises to be built-out and delivered to Tenant as soon as reasonably possible. (Notwithstanding the foregoing Landlord and Tenant acknowledge that Tenant has been occupying Suite 310 pursuant to the term of Lease and that tenant shall continue to accept and occupy the Suite 310 in its currently existing “as-is” condition, subject only to the completion of 2004 Landlord’s Work on Suite 310). The build-out of the Premises shall be completed by Landlord in a good and workmanlike manner, and in accordance with the Plans. The 2004 Landlord’s Work contractor shall be either Human Constructing or Pacific Building Group, and Landlord agrees to require the selected contractor to competitively bid major subcontractor trade. Landlord shall instruct the Contractor to first complete the work in Suite 320 and allow Tenant to move into Suite 320 whereupon the Contractor shall then complete the work in Suite 310. Landlord shall cause the Contractor to perform such work at such times and in such a manner to as to reasonably mitigate any interference with Tenant’s ongoing business operations from the Premises.

Section 3.               Landlord’s Contribution - Tenant Improvement Allowance.  Landlord shall be responsible for bearing all costs and expenses of completing the Landlord’s Work up to a maximum of $212,520 (based on $30 per usable square foot multiplied by 7,084 unable square feet in the New Premises (the “2004 Tenant Improvement Allowance” or “2004 Allowance”). All costs and expenses in excess of such 2004 Tenant Improvement Allowance shall be payable by Tenant after the 2004 Allowance has been exhausted and the Landlord’s Work has been substantially completed within five (5) days following written demand from Landlord, accompanied by supporting invoices. If after the Landlord’s Work in Suite 310 and 320 has been substantially completed and the 2004 Allowance has not been exhausted, the Landlord shall credit the caused and undisturbed portion of the 2004 Allowance to the rents next due and owing under the Lease.

Section 4.               Use of Landlord’s Tenant Improvement Allowance

4.1           The 2004 Allowance that Landlord agrees to contribute toward the cost of the 2004 Landlord’s Work shall in no event be applied toward Tenant’s furniture, fixtures, furnishings (including modular furniture systems), personal property, signs, consultant fee or any monetary obligations of Tenant under the lease or the Second Amendment, except as provided in Section 3 above, and in Sections 4.2 and 4.3 below. Such funds will be used to pay the cost of the 2004 Tenant Improvements which shall become the property of Landlord and remain upon and be surrendered with the Premises, as a part thereof, at the end of the Term of the Lease.

4.2           The 2004 Allowance shall be applied toward space planning, construction drawings, City of San Diego tenant improvement building permits and the cost of the tenant improvement construction.

4.3           All fees, permits, utility charges, or assessments associated with the construction of 2004 Landlord’s Work (or, in the event of Future Improvements under Paragraph 8 of this Exhibit “B”, Tenant’s Work) are Tenant’s responsibility to pay, but may be paid by the Landlord on Tenant’s behalf from the Tenant Improvement Allowance if not paid directly by Tenant.

Section 5.             Estimated Completion Date.  Landlord shall make reasonable efforts to cause the 2004 Landlord’s Work to be substantially completed within 75 days following mutual approval of the Plans, subject to extensions caused by Force Majeure Delays (as defined below) or Tenant Delays (as defined in Section 6, below).

For purposes of this Exhibit, the term “substantial completion” or” substantially completed” shall have the meaning set forth is Paragraph 5 of Exhibit C to the Original Lease. For purposes of this Exhibits, “Force Majaure Delaya” shall mean and refer to a period of delay or delaya encountered by Landlord or Tenants affecting the work of design or construction of the Landlord’s work because of delays due t to excess time in obtaining governmental permits or approvals beyond the time period normally required to obtain such permits or approvals for similar space, similarly improved, in comparable office buildings in Sen Diego, California, fire, earthquake or other acts of God: weather conditions: acts of the public enemy: riot: public earnest; in corrections: governmental regulations of the sales of materials or supplies or the transportation thereof: strikes or boycotter, work stoppage, shortages of material or labor: defaults by contractors or subcontractor, or any other cause  beyond the reasonable control of Landlord or Tenant.

Section 6.               Delay of the Substantial completion of the premises. Expect as provided in this Section 6. Tenant’s obligation to pay rent for the premises shall occur as set forth in the Second Amendment. However, if there shall be a delay or there are delays in the Substantial Completion of the 2004 Landlord’s Work as a result of the following (collectively, “Tenant Delays”):

6.1           Tenant’s failure to comply with the Ties Deadlines (except where such delay otherwise qualifies as a Force Majeure Dalay):

6.2           Tenant’s failure to timely approve any matter requiring Tenant’s approval:

6.3           A breach by Tenant of the terms of this Exhibit “B” or the Lease, as modified by the First and Second Amendment thereto, beyond any applicable notice and care period but only to the extent such breach results in an actual delay in Substantial Completion:

6.4           Changes in any of the place after the required submission date for the places or after disapproval of the same by Landlord (for reasonable reasons) or because the same do not comply with building codes or other applicable laws; provided, however, that if Tenant submits any Plans prior to the date due under this Exhibit “B”, then any additional time required as a result of the changes described in this Section 6.4 shall not constitute a Tenant Delay until and unless such delay exceeds beyond the date Tenant is required to submit such Plans under the terms of this Exhibit “B”;

6.5           Tenant’s request for changes in the approved Plans.

6.6           Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the 2004 Landlord’s Work, or which are different from or not included in, Landlord’s standard tenant improvement specifications; provided, however, that this Section 6.6 shall not apply to the extent Tenant agrees to substitute for such item another item that is available and can be installed within the required time frames;

6.7           Changes to the base, shall and core requested by Tenant as specified on the approved Plans; or

6.8           Any other negligent act or omission of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or this Exhibit “B” and regardless of the actual date of the Substantial Completion of Landlord’s Work, the date of Substantial Completion thereof shall be deemed to be the date that Substantial Completion would have occurred if no Tenant Delay(s), as set forth above, had occurred. No Tenant Delay shall be deemed to have occurred to the extent such delay is a result of Force Majors Delays nor shall a Tenant Delay occur unless Landlord shall within one(1) business day after the occurrence give Tenant written notice specifying such Tenant Delay, and Tenant shall not within such one(1) business day correct or cure them. The number of days of Tenant Delay shall then commence as of the date of Landlord’s delivery of such notice to Tenant. Any delays to the extent due to any negligent or wrongful act or omission of Landlord, its agents or contractors, shall be excluded from the number of days of Tenant Delays.

Section 7.               Expansion Commencement Date. Landlord shall provide Tenant with an “Acceptance of Expansion Premises” letter upon Tenant’s acceptance of possession of the Expansion Space, and a “Confirmation of Lease Terms” written memorandum reflecting the exact Expansion Commencement Date; however, say failures to do so shall not affect the Expansion Commencement Date. If the Expansion Commencement Date provided for by this in the Confirmation of lease Terms memorandum is different then the Expansion Commencement Date set forth in Paragraph 3 of the Second Amendment, then (a) the Expansion Commencement Date provided for by the Confirmation of Lease Terms memorandum shall control and (b) Paragraph 3 of the Second Amendment shall be deemed amended accordingly. Tenant shall execute the Acceptance of Expansion Premises letter on the date of Landlord’s turnover of possession of the Expansion Space to Tenant, subject to any punch-list items identified therein. Tenant shall execute and return to Landlord the Confirmation of Lease Terms memorandum within ten days of submitted by Landlord. Failure by Tenant to execute the Acceptance of Expansion Premises letter or the Confirmation of Lease Terms memorandum shall not amend the terms thereof and, unless Tenant has objected in writing to such letter and/or memorandum within ten (10) days or receipt thereof, shall be deemed as Tenant’s final and conclusive acceptance of the terms of such letter and/or memorandum.

Section 8.               Future Improvements by Tenant to Premises, Plan Approval. In that event the Tenant shall desire to perform future improvements to the Premises (in addition to the Landlord work to be done utilizing the 2004 Tenant Improvement Allowance) during the term of the Lease or any extension thereof, Tenant shall cause detailed plans and specifications (the “Future Improvement plans”) to be prepared and delivered to Landlord; which Future Improvement Plans shall reflect the work to be performed within the Promises by Tenant in order to suitably prepare the Premises for Tenant’s use (“Tenant’s Work”). Landlord shall, within 10 calendar days following its receipt of the Future improvement Plans, approve such Future Improvement Plans unless a Design Problems exists or provide Tenant with the reasons that a Design Problem exists and Landlord is withholding such consent. Performance of the Tenant’s Work shall strictly conform to the approved Future Improvement Plans and any deviation will repairs Landlord’s prior approval. All costs arising from said future Tenant’s Work shall be the sole and exclusive responsibility of Tenant to pay, in a prompt and timely fashion as said costs become due.

8.1           Construction of Tenant Improvements by Tenant’s Contractor. After the Future Improvement Plans for the Tenant’s Work have been approved  by Landlord, Tenant, and the local governing agencies, Tenant shall submit to Landlord the name, address, license number, evidence of insurance, and any other information required by Landlord of Tenant’s proposed contractor(s) (“Contractor”) for Landlord’s review and approval. If Landlord deems, in Landlord’s reasonable discretion, that Tenant’s proposed Contractor is unacceptable or is not bondable, Tenant shall resubmit information on a replacement contractor until a mutually approved Contractor is selected. Upon said selection, Tenant shall enter into a construction contract with the Contractor which shall include a provision for compliance with Landlord’s rules and regulations as defined herein, and Tenant shall provide Landlord with a copy of said contract. In no event shall Tenant be permitted to perform Tenant’s Work prior to providing all information requested by Landlord relating to Tenant’s work. Failure by Tenant to provide any information reasonable requested by Landlord, including but not limited to evidence of Tenant’s and Tenant’s Contractor’s compliance with all of the insurance requirements hereof, shall constitute a default of the Lease in the event Tenant proceeds with Tenant’s Work. Violations of Landlord’s rules, regulations, and requirements as set forth herein or as otherwise established by Landlord shall constitute a default of the Lease if not accepted by Tenant and/or Tenant’s Constructor within twenty four (24) hours notice, either written or oral, by Landlord to Tenant. Landlord shall have the right to post  a notice of non-responsibility at a prominent location within Tenant’s Premises.

If shall be the responsibility of Tenant to enforce the following requirements of Tenant’s Contractor, and all subcontractions of Tenant’s Contractor, at every level:

8.1.1        Tenant’s Contractor shall perform Tenant’s Work in a manner and at times which do not impede or delay Landlord’s contractor in the Project. Any delays in the completion work by the Landlord or Landlord’s contractor on the Project, or the commencement of the  annual rental and any damage to any work caused by Tenant’s Contractor shall be at the sole cost and expense of Tenant.

8.1.2        Tenant’s Contractor shall be responsible for the repair, replacement or clean-up of my damage by such Contractor to other contractors’ work which specifically includes access ways to the Premises which may be concurrently used by others. Firelesses, aidowalks, hallways, and access to other tenant’s suites may not be blocked or obstructed at any time.

8.1.3        [Intentionally omitted.]

8.1.4        Tenant’s Contractor shall contain his or her storage of materials and his or her operations within the Premises and such other space as he or the say be assigned by Landlord. Should he or she be assigned space outside of the Premises, he or she shall move to such other space as Landlord shall direct from time to time to avoid interference or delays with other work. Tenant’s Contractor shall park construction vehicles in areas designed by Landlord.

8.1.5        All trade and surplus construction materials shall be stored within the Premises and shall be promptly removed from the Premises. Tenant’s Contractor shall not use common area trade enclosures or waste bins for disposal of trash or surplus construction material.

8.1.6        [Intentionally omitted.]

8.1.7        Noise shall be kept to a minimum at all times, and shall not be permitted to interfere with the conduct of other tenant’s business, or the general operations of the Project. Tenant’s Contractor shall notify Landlord or Landlord’s project manager of any planned work to be done on weekends or other than normal job hours.

8.1.8        Tenant and Tenant’s Contractor are responsible for compliance with all applicable codes and regulations of duly constituted authorities having jurisdiction as far as the performance of the Tenant’s Work is concerned and for all applicable safety regulations established by the Landlord, OBHA, or other regulatory agencies, and Tenant further agrees to save and hold Landlord harmless for Tenant’s actions arising from Tenant’s Work. Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance as required by this Lease and evidence of insurance for Tenant’s Contractor.

8.1.9        Tenant’s Contractor shall not post signs on any part of the Project or on the Premises, without Landlord’s prior writes approval.

8.1.10      Tenant shall be responsible for and shall obtain and record a Notice of Completion promptly following completion of Tenant’s work.

8.1.11      [Intentionally omitted.]

8.1.12      Tenant shall provide to Landlord a copy of the fully executed construction contract, including all addendum and a line item breakdown by trade thereto, between Tenant and its Contractor for the Tenant’s Work.

8.1.13      All required permits and approvals, including but not limited to Planning, Building, Fire, and Health department permits, must be obtained and all necessary calculations, including, but not limited to, those required under Title 24, must be submitted to the local governing agencies for all work to be performed by Tenant or Tenant’s Contractor in the Promises.

8.1.14      Any modifications to the building exterior shall be subject to Landlord’s prior approval. No romex wiring shall be allowed, nor shall water lines be placed in slabe, unless approved by Lanlord prior to installations. All equipment placed upon the roof as a result of the Tenant’s Work, and all roof penetrations, shall be approved by Landlord prior to the commencement of work.

8.1.15      Landlord, at Landlord’s reasonable discretion, may from time to time establish such other rules and regulations for protection of property and the general safety of occupants and invitees of the Project. Such rules and regulations shall apply to Tenant and Tenant’s Contractor as though established upon the execution of this Exhibit “B”.

8.2           Coordination of Construction. Tenant covenants and agrees the Tenant and Tenant’s Contractor shall not destroy or in any way damage any portion of the Project. Further, Tenant covenants and agrees that Tenant and Tenant’s Contractor shall coordinate the Tenant’s Work with any construction schedule for any work being performed by or an behalf of Landlord or any other tenant, and that the performance of the Tenant’s Work shall not interfere with Landlord’s or any other tenant’s construction activities. If there be such interference or conflict, notice thereof shall be given to Tenant and immediately after receipt of such notice the Tenant agrees to cause or came to be terminated such interference or conflict. Further, should Tenant delay Landlord’s work due to acts of Tenant or Tenant’s Contractor, Construction Change Orders, subsequent review and approvals required or other matters that materially affect Landlord’s construction program, Tenant shall be responsible to Landlord for any lost rents due to the delay of the commencement of the Lease Term. Tenant further convenants and agrees that Tenant and Tenant’s Contractor shall comply with all rules and regulations promulgated by Landlord, or its agent, and all directives of Landlord governing construction or installation activities, including but not limited to, permissible hours for construction or installation activities, storage of equipment and responsibility for cleaning of work area. If Tenant or Tenant’s Contractor shall fail to comply with the provisions of this Section any costs incurred by Landlord as a result of such failure shall be at Tenant’s sale and exclusive expense.

8.3           No Landlord Liability. Landlord shall not be liable for any loss, cost, damage, or expense incurred or claimed by Tenant or any other person or party on account of the construction or installation of the Tenant’s Work or any other person or party on account of the construction or installation of the Tenant’s Work or any other improvements to the Premises made by Tenant. Tenant hereby acknowledges and agrees that the compliance of the Tenant’s Work, or other Alterations made to the Premises by the Tenant and any plans therefore, with all applicable governmental laws, codes, and regulations shall be solely Tenant’s responsibility. Landlord assumes no liability or responsibility resulting from the failure of the Tenant to comply with all applicable governmental laws, codes and regulations or for any defect in any of the Tenant’s Work or other Alteration to the Premises made by Tenant. Tenant further agrees to Indemnify, defected, and hold harmless Landlord from any loss, cost, damage or expense Incurred, claimed, asserted, or arising in connection with any of the foregoing, except as may be caused by Landlord’s gross negligence or willful misconduct.

Exhibit A

TBA Entertainment Corporation

New Premises

TORREY RESERVE
NORTH COURT
BUILDING 1 - 3rd FLOOR
11662 EL CAMNO REAL

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease ((this “Third Amendment”) entered into as of March 20, 2007 by and between Pacific North Court Holdings, L.P., a California limited partnership (“Original Landlord”), and TBA Entertainment Corporation, a Delaware corporation (“Tenant”), as successor-in-interest under the Lease to Avalon Entertainment Group, A California corporation (“Original Tenant”), modifies that certain Office Lease dated as of April 23, 1998 (the “Original Lease”), by and between Original Landlord and Original Tenant, as modified by that certain First Amendment to Lease dated as of June 22, 2003 (the “First Amendment”) and that certain Second Amendment to Lease dated as of September 24, 2004 (together with the Original Lease, the “Lease”). All capitalized terms used in this Third Amendment and not specifically defined herein shall have the meanings set forth in the Lease.

The parties hereto desire that the Lease be amended to provide for, among other things, a change to the insurance provisions of the Lease.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the above recitals and as follows:

1.                                             Insurance. Sections 13.5 through 13.7 of the Lease are hereby deleted in their entirety and replaced by Exhibit A hereto.

2.                                             Further Assurances. Each of the parties hereto agrees to execute all documents and instruments and to take all other actions as may specifically be provided for herein or in the Lease as may be required in order to consummate the purposes of this Third Amendment.

3.                                             Integration; Interpretation. This Third Amendment in combination with the Lease contains or expressly incorporates by reference the entire agreement of the parties with respect to the matters contemplated herein and supersedes all prior negotiations. Except as specifically set forth herein, the Lease remains unmodified and in full force and effect.

IN WITNESS WHEREOF, this Third Amendment has been executed as of the date first above set forth.

LANDLORD:			TENANT:

PACIFIC NORTH COURT HOLDINGS			TBA ENTERTAINMENT
L.P., a California limited partnership			CORPORATION, a Delaware corporation

By:	American Assets, Inc.,		By:	/s/ R.E.Geddes
A California corporation
	Agent for Owner		Print Name:	R.E.Geddes

	By:	/s/ John W. Chamberlain	Its:	CEO
John W. Chamberlain - CEO

	By:	/s/ James R. Durfey – VP – Office
James R. Durfey – VP – Office
Leasing and Management

EXHIBIT A

13.5 Tenant’s Insurance Coverage.  Tenant shall, at Tenant’s sole expense, throughout the Lease Term maintain the following coverages:

13.5.1. Commercial General Liability.  Tenant shall, at Tenant’s sole expense, obtain and maintain Commercial General Liability insurance (i) with a single combined liability limit and property damage limit of not less than $2,000,000.00, (ii) insuring (a) against all liability of Tenant and Tenant’s agents, employees, contractors, licensees, and invitees arising out of or in connection with Tenant’s use or occupancy of the Premises, (iii) naming Landlord, its agent, and any lender having a security interest against the Project (“Lender”) as additional insureds, (iv) containing cross-liability endorsements, and (v) which includes products liability insurance (if Tenant is to sell merchandise or other products derived from the Premises). Not more frequently than once every year, if in the opinion of Landlord the amount or scope of such insurance at that time is not adequate, Tenant shall increase such insurance as reasonably required by Landlord.

13.5.2. Fire and Extended Coverage Insurance.  Tenant shall, at Tenant’s sole expense, maintain on Tenant’s Alterations and Tenant's personal property and fixtures a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, coverage with respect to boiler and machinery insurance, and sprinkler leakage coverage, in each case to the extent of at least 100 percent of full replacement value, issued in the names of Tenant, and Landlord’s Lender, as their interest may appear. Such “full replacement value” shall be determined by the company issuing such policy at the time the policy is initially obtained. Not more frequently than once every two years, either Landlord or Tenant may, at its election, notify the other that it elects to have the replacement value redetermined. Such redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and Landlord and Tenant shall be promptly notified of the results by the company. Such policy shall be promptly adjusted according to such redetermination.

13.5.3. Tenant’s Workers’ Compensation and Employer Liability Coverage.  Tenant shall procure and maintain workers’ compensation insurance as required by law and employer’s liability insurance with limits of no less than the greater of (i) the statutorily required limits, or (ii) one million dollars ($1,000,000).

13.6. Delivery of Certificate, Policy, and Endorsements.  Before the Lease Commencement Date, Tenant shall deliver to Landlord the endorsements referred to in this Article as well as an original certificate of insurance, executed by an authorized agent of the insurer or insurers, evidencing compliance with the liability insurance requirements. The certificate shall provide for not less than thirty (30) days’ advance written notice to Landlord from the insurers of any cancellation, non-renewal, or material change in coverage or available limits of liability and shall confirm compliance with the liability insurance requirements of this Lease. The “endeavor to” and “failure to mail such notice shall impose no obligation or liability of any kind upon the Company” language and any similar language shall be stricken from the certificate.

13.7. Insurance Generally.  If Tenant fails during the Lease Term to maintain any insurance required to be maintained by Tenant under this Lease, then Landlord may, at its election, arrange for any such insurance, and Tenant shall reimburse Landlord for any premiums for any such insurance within five days after Tenant receives a copy of the premium notice. If any such premiums arc allocable to a period, a portion of which occurs during the Lease Term and the remainder of which occurs before or after the Lease Term, then such premiums shall be apportioned between Landlord and Tenant based upon the number of days during such period that occur during the Lease Term and the number of days that occur before or after the Lease Term, such that Tenant pays for the premiums that are allocable to the period during the Lease Term.

Insurance required to be maintained by Tenant under this Lease (i) shall be issued as a primary policy by insurance companies authorized to do business in the state in which the Premises are located with a Best's Rating of at least “A-” and a Best’s Financial Size Category rating of at least “X”, as set forth in the most current edition of "Best's Insurance Reports” (unless otherwise approved by Landlord), or such higher rating as may be required by Landlord's lender, (ii) shall name Landlord and Landlord’s lender as additional named insureds (the additional insured endorsement must be on ISO Form CG 20 11 11 85 or an equivalent acceptable to Landlord, with such modifications as Landlord may require), (iii) shall consist of “occurrence” based coverage, without provision for subsequent conversion to “claims” based coverage, (iv) shall not be cancelable or subject to reduction of coverage or other modification except after 30 days’ prior written notice to Landlord, (v) the coverage afforded to Landlord and any lender of Landlord must be at least broad as that afforded to Tenant and may not contain any terms, conditions, exclusions, or limitations applicable to Landlord or any lender of Landlord that do not apply to Tenant, and (vi) shall not provide for a deductible or co-insurance provision in excess of $5,000.00. Tenant shall, at least 30 days prior to the expiration of each such policy, furnish Landlord with a renewal of or “binder” extending such policy. Tenant shall promptly upon request deliver to Landlord copies of such policy or policies or certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums.

TORREY RESERVE

OFFICE LEASE

Between

Pacific Torrey Reserve Holdings, L.P.,
a California limited partnership

(LANDLORD)

and

Avalon Entertainment Group,
a California  corporation

(TENANT)

Date:	4/23/98

Part I

SUMMARY OF BASIC LEASE INFORMATION

The basic terms of this Lease are as follows. All terms in quotations are defined terms used elsewhere in this Lease:

1.          Date of Lease:                4/23/98

2.          “Landlord”: Pacific Torrey Reserve Holdings, L.P., a California limited partnership

3.          “Tenant”: Avalon Entertainment Group, a California corporation

4.          Description of Involved Property:

(a)        “Project”: That certain mixed-use project commonly referred to as Torrey Reserve Unit No. 2, as more particularly described on attached Exhibit A.

(b)        “Building”: Building 1 - North Court, 11682 El Camino Real;

(c)        Number of Rentable Square Feet in Building: 75,043;

(d)        “Premises”: That certain office space consisting of approximately 3,794 Rentable Square Feet of space and 3,307 Usable Square Feet of space located on the 3rd floor of the Building, as more particularly described on Exhibit B, known as Suite TBD.

5.          “Lease Term”:

(a)      Duration:     5 years and 0 months;

(b)     “Lease Commencement Date”: The earlier of (1) the date on which Tenant occupies all or part of the Premises, or (2) the date on which the Tenant Improvements are Substantially Complete (as defined below), subject to acceleration due to Tenant delays;

The anticipated Lease Commencement Date is September 1, 1998;

(c)      “Lease Expiration Date”: The last day of the Lease Term which, subject to extension or earlier termination upon Tenant’s default, will be the last day of the month in which the fifth (5th) anniversary of the Lease Commencement Date occurs;

6.          “Base Rent”:

Lease Year	Monthly Base Rent

1	$8,157.10
2	$8,401.81
3	$8,653.86
4	$8,913.48
5	$9,180.88

7.          Additional Expenses:

(a)        “Base Year”: The calendar year of 1999;

(b)        Tenant’s Share of Direct Expenses: Approximately  5.06%.

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8.          Security Deposit:     An amount equal to one month’s rent.

9.          “Permitted Use”: General office space or any other legally permitted use compatible with a first-class office building.

10.        Parking: Tenant shall be entitled to the use of 13 parking spaces, of which 3 shall be under building reserved parking spaces and 10 shall be unreserved parking spaces, subject to Tenant’s pro rata share of Project handicapped and visitor parking spaces.

11.        Addresses for notices:

	(a) Landlord’s address:	c/o American Assets, Inc.
11455 El Camino Real, Suite 200
San Diego,CA 92130-2045
Attn.: Property Manager

(b) Tenant’s address:

	(1)	Before Lease Commencement Date:

Attn:

	(2)	After Lease Commencement Date:	At the Premises

	(c)	Address of Landlord’s lender:	Wells Fargo Bank
401 B Street, Suite 304
San Diego, CA 92101
Attn.: Mr. Jeffrey C. Reed

12.	Brokers:		CB Commercial (Dick Balestri) representing Landlord and The Irving Hughes Group, Inc. (George Champion III) representing Tenant.

13.	Guarantor:		TBA Entertainment Corporation

Each reference in this Lease to any provision in this Summary shall be construed to incorporate all the terms provided under that provision of the Summary. In the event of any conflict between a provision in this Summary and a provision in the balance of the Lease, the latter shall control.

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Part II
LEASE PROVISIONS

Article 1
PROJECT, BUILDING AND PREMISES

1.1. Lease of Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises, the Building, and/or the Project except as specifically stated in this Lease.

1.2. Appurtenant Rights.  Tenant is granted the right at all times during the Lease Term (as defined below) to the nonexclusive use, in common with others, of the main lobby, common corridors and hallways, stairwells, elevators, restrooms, driveways, underground, unreserved parking areas, and other common areas located within and below the Building. Landlord, however, has the right in its sole, reasonable discretion to determine the manner in which all such common areas are maintained and operated, and the use of those common areas shall be subject to the Rules and Regulations (as defined below), and Landlord reserves the right to change all elements of the Project, provided that such changes do not materially and adversely affect Tenant’s rights under this Lease.

1.3. Preparation of Premises: Acceptance.  The rights and obligations of the parties regarding the construction of the Premises before the commencement of the Lease Term are stated in the Tenant Improvement Agreement attached to this Lease as Exhibit C. If this Lease conflicts with the Tenant Improvement Agreement, the Tenant Improvement Agreement shall prevail.

1.4. Rentable Area and Usable Area.

1.4.1. Standard of Calculation.  For purposes of this Lease, “Rentable Area”, “Rentable Square Feet”, “Rentable Square Footage”, “Usable Area”, “Usable Square Feet”, and “Usable Square Footage” will be calculated under the American National Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1C1996 (revised and adopted June 7, 1996) or successor standard(s), adopted by the Building Owners and Managers Association International (BOMA).

1.4.2. Verification of Rentable Area of Premises and Building.  The Rentable Area of the Premises and the Building is subject to verification by Landlord’s space planner or architect. That verification shall be made in accordance with this Section. Tenant’s space planner or architect may consult with Landlord’s space planner or architect regarding that verification. Verification of the Rentable Area of the Premises shall be done, if at all, within 90 days of the Lease Commencement Date. Verification of the Rentable Area of the Building may be accomplished within such 90-day period or at any time thereafter that there is a change to the Building necessitating such verification. If Landlord’s space planner or architect determines that the Rentable Area of the Premises or the Building is different from that stated in this Lease, all Rent that is based on that incorrect amount shall be modified in accordance with that determination. If that determination is made, it shall be confirmed in writing by Landlord to Tenant.

Article 2
LEASE TERM

2.1. Lease Term.  The provisions of this Lease shall be effective as of the date of this Lease. The Lease Term shall commence on the Lease Commencement Date and shall expire on the Lease Expiration Date, unless this Lease is sooner terminated as provided in this Lease or extended pursuant to Section 2.4.4, below.

2.2. Confirmation of Lease Information.  At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form set forth in Exhibit D, attached to this Lease, which Tenant shall execute and return to Landlord within five (5) days after receipt.

2.3. Lease Year.  The term “Lease Year” shall mean (i) as to the first Lease Year, that twelve (12) month period commencing on the Commencement Date (provided; however, if the Commencement Date falls on a day other than the first day of a calendar month, then the first Lease Year will be extended through the final day of the calendar month in which the first anniversary of the Commencement Date occurs), (ii) as to every subsequent Lease Year other than the final Lease Year of the Term, the twelve (12) month period following the prior Lease Year, and (iii) as to the final Lease Year of the Term, the period commencing on that day immediately following the final day of the penultimate Lease Year of the Term and ending on the Expiration Date or earlier date of termination. (As an example of the foregoing, a Commencement Date of April 20, 1951 would yield a first Lease Year of April 20, 1951 through April 30, 1952. The following Lease Year would be May 1, 1952 through April 30, 1953. A “three (3) year” Term would end on April 30, 1954.)

2.4. Option to Extend.  Tenant shall have the option to extend the Lease Term (the “Option”) for one (1) additional term of five (5) years (the “Extension Term”), provided Tenant is in full occupancy of the Premises at the time of exercise of the Option, and Tenant gives Landlord written notice of its election to exercise the Option no less than nine (9) months prior to the expiration of the Lease Term. Time is of the essence of Tenant’s notice obligation hereunder.

2.4.1. Restrictions on Transferability of Option.  The Option is personal to the Tenant originally named in this Lease and may not be exercised by any Transferee (as defined below) other than an entity controlling, controlled by, or under common control with Tenant.

2.4.2. Conditions Negating Tenant’s Right to Exercise Option.  Tenant shall not have the right to exercise the Option, notwithstanding anything set forth above to the contrary: (a) during any period of time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provision of this Lease, and continuing until the default alleged in said notice is cured; or (b) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid. The period of time within which the Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Option because of the foregoing provisions of this paragraph, even if the effect thereof is to eliminate Tenant’s right to exercise the Option.

2.4.3. Conditions Terminating Tenant’s Rights Under Exercised Option.  All rights with respect to the Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Option, if, after such exercise, but prior to the commencement of the Extension Term, (a) Tenant fails to cure a monetary default within fifteen (15) days after the date Landlord gives notice to Tenant of such default; (b) Tenant fails to cure a non-monetary default within thirty (30) days after the date the Landlord gives notice to Tenant of such default; or (c) Landlord gives to Tenant two or more notices of default or a late charge becomes payable for any such default, whether or not such defaults are cured.

2.4.4. Terms and Conditions of Extension Term.  If Tenant exercises the Option for the Extension Term, then the Base Rent and all other terms and conditions of renewal shall be at the then prevailing rental rate and terms and conditions for comparable office space in the Project at the time of commencement of the Extension Term; provided, however, Tenant shall not be entitled to any tenant improvement allowance.

2.5. Delay in Delivery of Premises.  If Landlord is unable to deliver possession of the Premises to Tenant on or before the Lease Commencement Date, Landlord shall not be subject to any liability for its failure to do so. This failure shall not affect the validity of this Lease or the obligations of Tenant under it, but the Lease Term shall commence on the date on which Landlord delivers possession of the Premises to Tenant; provided, however, if the

Premises are not delivered to Tenant within ninety (90) days of the scheduled Lease Commencement Date, then Tenant shall have the right to terminate this Lease at any time prior to delivery of the Premises with no liability to Tenant or Landlord.

Article 3
BASE RENT

3.1. Definition of “Base Rent”: No Set Off.  Tenant shall pay the Base Rent to Landlord in equal monthly installments as set forth in the Summary of Basic Lease Information, in advance on or before the first day of every calendar month during the Lease Term, without any notice, demand, set-off, or deduction. Payment must be in United States dollars and shall be made at the management office of the Building or at any other place that Landlord may from time to time designate in writing.

3.2. Initial Payment: Proration.  The Base Rent for the first full calendar month of the Lease Term shall be paid when Tenant executes this Lease. If any payment date (including the Lease Commencement Date) falls on a day other than the first day of that calendar month, or if any Base Rent payment is for a period shorter than one calendar month, the Base Rent for that fractional calendar month shall accrue on a daily basis for each day of that fractional month at a daily rate equal to 1/365 of the total annual Base Rent. All other payments or adjustments that are required to be made under the terms of this Lease shall be prorated on the same basis.

3.3. Application of Payments.  All payments received by Landlord from Tenant shall be applied first to obligations other than Base Rent, and then to Base Rent (and within any category of obligations, in the order incurred). No designation by Tenant, either in a separate writing or on a check or money order, shall modify this clause or have any force or effect.

3.4. Certified Funds.  If any two non-cash payments made by Tenant are not paid by the bank or other institution on which they are drawn, Landlord shall have the right, exercisable by notice to Tenant, to require that Tenant make all future payments by certified funds or cashier’s check.

Article 4
ADDITIONAL RENT

4.1. Additional Rent: Rent.  In addition to paying the Base Rent specified in Article 3, Tenant shall pay as additional rent Tenant’s Share of the annual Direct Expenses (as defined below) that are in excess of the amount of Direct Expenses applicable to the Base Year (as defined below). That additional rent, together with other amounts of any kind (other than Base Rent) payable by Tenant to Landlord under the terms of this Lease, shall be collectively referred to in this Lease as “Additional Rent”. Base Rent and Additional Rent are collectively referred to in this Lease as “Rent”. All amounts due under this Article as Additional Rent are payable for the same periods and in the same manner, time, and place as the Base Rent. Without limitation on other obligations of Tenant that survive the expiration of the Lease Term, Tenant’s obligations to pay the Additional Rent provided for in this Article will survive the expiration of the Lease Term.

4.2. Definitions.  The following definitions apply in this Article (and elsewhere in this Lease):

4.2.1. Base Year. “Base Year” means the period defined as such in the Summary of Basic Lease Information.

4.2.2. Building’s Operating Costs. “Building’s Operating Costs” means all expenses, costs, and amounts of every kind or nature that Landlord pays or incurs because of or in connection with the ownership, operation, management, maintenance, or repair of the Building. Building Operating Costs include, without limitation, the following amounts paid or incurred (collectively, “Operating Costs”) relative to the Building (a) the cost of supplying any utilities to the common areas, (b) janitorial costs and the cost of operating, managing, maintaining, and repairing the common areas and the following building systems: utility, mechanical, sanitary, storm drainage, and elevator, (c) the cost of supplies and tools and of equipment, maintenance, and service contracts in connection with those systems, (d) the cost of licenses, certificates, permits, and inspections, (e) the cost of contesting the validity or applicability of any government enactments that may affect the Operating Expenses (as defined below), (f) costs incurred in connection with the implementation and operation of a parking or transportation management program or similar program, (g) the cost of insurance carried by Landlord pursuant to this Lease, in amounts reasonably determined by Landlord and any deductibles or coinsurance amounts, (h) fees, charges, and other costs including management fees (or amounts in lieu of such fees), consulting fees, legal fees, and accounting fees of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the operation, management, maintenance, and repair of the Building and the Project, provided that with regard to management fees only, the fees for each Lease Year following the Base Year shall not increase by more than five percent (5%) of the fees for the prior Lease Year, (i) the cost of parking area maintenance, repair, and restoration, including resurfacing, repainting, restriping, and cleaning, (j) wages, salaries, and other compensation and benefits of all persons engaged in the operation, maintenance, or security of the Building and the Project plus employer’s Social Security taxes, unemployment taxes, insurance, and any other taxes imposed on Landlord that may be levied on those wages, salaries, and other compensation and benefits. If any of Landlord’s employees provide services for more than one project of Landlord, only the prorated portion of those employees’ wages, salaries, other compensation and benefits, and taxes reflecting the percentage of their working time devoted to the Project shall be included in Building Operating Costs, (k) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument relating to the sharing of costs, that is either in existence at the time of execution of this Lease or is necessary for the operation of the Building or Project, (l) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America as its reference rate plus two (2) percentage points per annum) of the cost of acquiring or renting personal property used in the maintenance, repair, and operation of the Building and/or the Project, (m) the cost of capital improvements or other costs incurred that (1) are intended as a labor saving device or to effect other economies in the maintenance or operation of all or part of the Building and/or the Project, or (2) are required under any government law or regulation but that were not required when permits for construction were obtained. All permitted capital expenditures shall be amortized (including interest on the unamortized cost at the rate stated in subparagraph (1)) over their useful life, as reasonably determined by Landlord; but Building Operating Costs will exclude the following (“Excluded Costs”): (a) depreciation, interest, and amortization on mortgages or ground lease payments, except as otherwise provided herein, (b) legal fees incurred in negotiating and enforcing tenant leases, (c) real estate brokers’ leasing commissions, (d) initial improvements or alterations to tenant spaces, (e) the cost of providing any service directly to and paid directly by any tenant, (f) any costs expressly excluded from Operating Expenses elsewhere in this Lease, (g) costs of any items for which Landlord receives reimbursement from insurance proceeds or a third party (insurance proceeds shall be excluded from Operating Expenses in the year in which they are received), but any deductible amount under any insurance policy shall be included within Operating Expenses, (h) costs of capital improvements, except as specifically provided above, (i) costs incurred for the benefit of a single tenant (for example, tenant improvement costs to build-out a particular suite), (j) costs incurred due to Landlord’s breach of a lease, law, or ordinance, and (m) repairs necessitated by the gross negligence or willful misconduct of Landlord.

4.2.3. Building’s Pro Rata Share.  “Building’s Pro Rata Share” means a fraction, the numerator of which is the total aggregate Rentable Square Feet in the Building, and the denominator of which is the total aggregate Rentable Square Feet in all of the buildings in the Project for which certificates of occupancy have been issued. The Building’s Pro Rata Share will be calculated as of January 1 of each calendar year; which calculation will remain in effect (regardless of changes to the Project) until the following January 1.

4.2.4. Direct Expenses.  “Direct Expenses” means the sum of Operating Expenses plus Tax Expenses (as such terms are defined below).

4.2.5. Expense Year. “Expense Year” means each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.6. Operating Expenses. “Operating Expenses” means the sum of (i) all Building Operating Costs, (ii) the Building’s Pro Rata Share of the Project Operating Costs, and (iii) any costs or expenses payable pursuant to the provisions of any reciprocal easement and maintenance agreement (or similar agreement) recorded against the Project either now or in the future including any owner’s association or similar fees, assessments or dues presently or hereafter established for the Project.

4.2.7. Project Operating Costs. “Project Operating Costs” means (i) all expenses, costs, and amounts of every kind or nature which are incurred because of or in connection with the ownership, operation, management, maintenance, or repair of the common areas of the Project, and (ii) all Taxes relating to or assessed against the common areas of the Project. Project Operating Costs include all Operating Costs paid or incurred in connection with the common areas of the Project but excluding any Building Operating Costs and Excluded Costs (relative to the Project).

4.3. Adjustment of Operating Expenses.  Operating Expenses shall be adjusted as follows:

4.3.1. Gross Up Adjustment When Building Is Less Than Fully Occupied. If the occupancy of the Building during any part of any Expense Year (including the Base Year) is less than 95%, Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that Expense Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been 95% occupied. This amount shall be considered to have been the amount of Operating Expenses for that Expense Year. For purposes of this paragraph, “variable components” include only those component expenses that are affected by variations in occupancy levels.

4.3.2. Adjustment When Landlord Does Not Furnish a Service to All Tenants. If, during any part of any Expense Year (including the Base Year), Landlord is not furnishing a particular service or work (the cost of which, if furnished by Landlord, would be included in Operating Expenses) to a tenant (other than Tenant) that has undertaken to perform such service or work in lieu of receiving it from Landlord, Operating Expenses for that Expense Year shall be considered to be increased by an amount equal to the additional Operating Expenses that Landlord would reasonably have incurred during such period if Landlord had furnished such service or work to that tenant.

4.4. Tax Expenses.

4.4.1. Definition of Tax Expenses.  “Tax Expenses” means the sum of all federal, state, county, or local government or municipal taxes, fees, charges, or other impositions of every kind or nature, whether general, special, ordinary, or extraordinary (“Taxes”) that are paid or incurred by Landlord because of or in connection with the ownership, leasing, and operation of the Building. Taxes include taxes, fees, and charges such as real property taxes, general and special assessments, transit taxes, leasehold taxes, and taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant); personal property taxes imposed on the fixtures, machinery, equipment, apparatus, systems, and equipment; appurtenances; furniture; and other personal property used in connection with the Building and the common areas of the Project. Notwithstanding the foregoing, the following shall be excluded from Taxes: (a) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state, and local income taxes, and other taxes applied or measured by Landlord’s general or net income (as opposed to rents, receipts, or income attributable to operations at the Building), (b) any items included as Operating Expenses, and (c) personal property taxes attributable to property owned or installed by or for other tenants of the Building.

4.4.2. Adjustment of Taxes.  For purposes of this Lease, Tax Expenses (and Taxes included in the definition of Project Operating Costs) shall be calculated as if the tenant improvements in the Building were fully constructed and the Project, the Building, and all tenant improvements in the Building were fully assessed for real estate tax purposes. Landlord specifically agrees that the gross receipts component of Tax Expenses for the Base Year and each subsequent year shall be calculated as if the Building were one hundred percent (100%) occupied with rent paying tenants. Accordingly, during the portion of any Expense Year occurring after the Base Year, Tax Expenses shall be considered to be increased appropriately.

4.4.3. Tenant’s Share.  “Tenant’s Share’ means a percentage which is calculated by multiplying the number of Rentable Square Feet of the Premises by 100 and dividing the product by the total Rentable Square Feet in the Building. If either the Premises or the Building are expanded or reduced, Tenant’s Share shall be appropriately adjusted. Tenant’s Share for the Expense Year in which that change occurs shall be determined on the basis of the number of days during the Expense Year in which each such Tenant’s Share was in effect. Notwithstanding any other provision in this Lease to the contrary, Tenant’s Share of the Tax Expenses will not include any increase in the Tax Expenses due to a reassessment of the Building or Project occurring after two previous changes of ownership during the initial Lease Term.

4.5. Calculation and Payment of Additional Rent.  Tenant’s Share of any Direct Expenses for any Expense Year shall be calculated and paid as follows:

4.5.1. Calculation of Excess.  If Tenant’s Share of Direct Expenses for any Expense Year ending or beginning within the Lease Term exceeds Tenant’s Share of the amount of Direct Expenses applicable to the Base Year, Tenant shall pay as Additional Rent to Landlord an amount equal to that excess (the “Excess”), in the manner stated below.

4.5.2. Statement/Payment of Direct Expenses.  Tenant shall pay to Landlord, on the first day of each calendar month during the Lease Term, commencing with January 1, 2000, as Additional Rent, an amount (“Tenant’s Monthly Payment”) equal to one-twelfth of Tenant’s Share of the amount by which the Direct Expenses for such calendar year exceed the Base Year Direct Expenses (“Increased Direct Expenses”), as estimated by Landlord in the most recently delivered Estimated Statement (as defined below). Landlord intends to deliver to Tenant, prior to the commencement of each calendar year during the Lease Term, a written statement (“Estimated Statement”) setting forth Landlord’s estimate of the Direct Expenses and Increased Direct Expenses allocable to the ensuing calendar year, and Tenant’s Share of such Increased Direct Expenses. Landlord may, at its option, during any calendar year, deliver to Tenant a revised Estimated Statement, revising Landlord’s estimate of the Direct Expenses and Increased Direct Expenses, in accordance with Landlord’s most current estimate. Within approximately ninety (90) days after the end of each calendar year during the Lease Term, Landlord intends to deliver to Tenant a written statement (“Actual Statement”) setting forth the actual Direct Expenses allocable to the preceding calendar year or, in the case of the calendar year in which the Commencement Date occurs, such Actual Statement will set forth the Base Year Direct Expenses. Tenant’s failure to object to Landlord regarding the contents of an Actual Statement, in writing, within 30 days after delivery to Tenant of such Actual Statement, shall constitute Tenant’s absolute and final acceptance and approval of the Actual Statement. If the sum of Tenant’s Monthly Payments actually paid by Tenant during any calendar year exceeds Tenant’s Share of the actual Increased Direct Expenses allocable to such calendar year, then such excess will be credited against future Tenant’s Monthly Payments, unless such calendar year was the calendar year during which the Lease Expiration Date occurs (the “Last Calendar Year”), in which event either (i) such excess shall be credited against any monetary default of Tenant under this Lease, or (ii) if Tenant is not in default under this Lease, then Landlord shall pay to Tenant such excess. If the sum of Tenant’s Monthly Payments actually paid by Tenant during any calendar year is less than Tenant’s Share of the actual Increased Direct Expenses allocable to such calendar year, then Tenant shall, within ten days of delivery of the Actual Statement, pay to Landlord the amount of such deficiency. Landlord’s delay in delivering any Estimated Statement or Actual Statement will not release Tenant of its obligation to pay any Tenant’s Monthly

Payment or any such excess upon receipt of the Estimated Statement or the Actual Statement, as the case may be. The references in this paragraph to the actual Increased Direct Expenses allocable to a calendar year, shall include, if such calendar year is the last calendar year of the Lease Term, the actual Increased Direct Expenses allocable to the portion of such year prior to the Lease Expiration Date.

4.6. Landlord’s Books and Records.  If Tenant disputes the amount of Additional Rent stated in an Actual Statement, Tenant may designate, within ninety (90) days after receipt of that Actual Statement, an independent certified public accountant to inspect Landlord’s records which inspection shall be at Tenant’s sole cost and expense unless such inspection correctly discloses a discrepancy (in Tenant’s favor) of greater than three (3) percent of the total Direct Expenses, in which case Landlord shall pay the reasonable costs of such inspection. Tenant is not entitled to request the inspection, however, if Tenant is then in default under this Lease. The accountant must be a member of a nationally or locally recognized accounting firm and must not charge a fee based on the amount of Additional Rent that the accountant is able to save Tenant by the inspection. Tenant must give reasonable notice to Landlord of the request for inspection, and the inspection must be conducted in Landlord’s offices at a reasonable time or times. If, after that inspection, Tenant still disputes the Additional Rent, such dispute will be resolved by arbitration in accordance with the commercial rules and procedures of the American Arbitration Association; however, Tenant shall pay such disputed amount (under protest) until such arbitration is completed. Any failure by Tenant to dispute the information set forth on any Actual Statement from Landlord within ninety (90) days of the date such Actual Statement is delivered to Tenant will constitute Tenant’s conclusive acceptance of such Statement.

Article 5
SECURITY DEPOSIT

5.1. Security Deposit.  Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a cash sum in the amount of the Security Deposit stated in the Summary of Basic Lease Information. Landlord shall hold the Security Deposit as security for the performance of Tenant’s obligations under this Lease. If Tenant defaults on any provision of this Lease, Landlord may, without prejudice to any other remedy it has, apply all or part of the Security Deposit to: (a) any Rent or other sum in default; (b) any amount that Landlord may spend or become obligated to spend in exercising Landlord’s rights following a default by Tenant (as provided below); or (c) any expense, loss, or damage that Landlord may suffer because of Tenant’s default. Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or Tenant’s officers, agents, employees, independent contractors, or invitees. If Landlord disposes of its interest in the Premises, Landlord shall deliver or credit the Security Deposit to Landlord’s successor in interest in the Premises and thereupon be relieved of further responsibility with respect to the Security Deposit. If Landlord applies any portion of the Security Deposit, Tenant shall, within thirty (30) days after demand by Landlord, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount. Tenant is not entitled to any interest on the Security Deposit and may commingle the Security Deposit with other funds of Landlord. The unused portion of the Security Deposit, if any, shall be returned to the last known address of Tenant or the last assignee of Tenant’s interest under this Lease, within thirty (30) days following the expiration or termination of the Lease Term.

Article 6
USE

6.1. Permitted Use.  Tenant shall use the Premises solely for the Permitted Use. Tenant shall not use or permit the Premises to be used for any other purpose without

Landlord’s prior written consent, which consent will not unreasonably be withheld. Tenant shall comply with the rules attached to this Lease as Exhibit E and any reasonable, non-discriminatory amendments or additions promulgated by Landlord from time to time for the safety, care, and cleanliness of the Premises, the Building, and the Project or for the preservation of good order (the “Rules and Regulations”). Landlord shall not discriminate against Tenant in the enforcement of the Rules and Regulations in relation to the other tenants in the Building. No provision of the Rules and Regulations will permit Landlord to obstruct access to the Premises or otherwise unreasonably interfere with Tenant’s use of the Premises. Landlord shall not be responsible to Tenant for the failure of any other tenants or occupants of the Building to comply with the Rules and Regulations. In addition to complying with other provisions of this Lease concerning the use of the Premises: (a) Tenant shall not use or allow any person to use the Premises for any purpose that is contrary to the Rules and Regulations, that violates any Laws and Orders (as defined below), that constitutes waste or nuisance, or that would unreasonably annoy other occupants of the Building or the owners or occupants of other buildings; and (b) Tenant shall comply with all recorded covenants, conditions, and restrictions, easement agreements, and like recorded instruments that now or later affect the Project that have been recorded prior to the execution of this Lease.

Article 7
COMPLIANCE WITH LAWS

7.1. Definition of “Laws and Orders”.  For purposes of this Lease, the term “Laws and Orders” includes all laws, statutes, ordinances, standards, rules, requirements, or orders now in force or hereafter enacted, promulgated, or issued by any federal, state, county, city, or governmental agency. Such term also includes government measures regulating or enforcing public access, occupational, health, or safety standards for employers, employees, landlords, or tenants.

7.2. Repairs, Replacements, Alterations, and Improvements.  After the Commencement Date, Tenant, at Tenant’s sole expense, shall promptly make all repairs, replacements, alterations, or improvements to the Premises, including tenant improvements, Alterations, fixtures, and furnishings, needed to comply with all Laws and Orders to the extent that the Laws and Orders relate to or are triggered by (a) Tenant’s particular use of the Premises, (b) the tenant improvements located in the Premises, or (c) any Alterations located in the Premises. Landlord shall make all repairs and alterations required to comply with the provisions of the Americans With Disabilities Act other than those for which Tenant is responsible pursuant to clauses (a), (b), and (c), above. Additionally, Landlord shall promptly make all repairs, replacements, alterations, or improvements needed to comply with all other Laws and Orders to the extent that the Laws and Orders relate to the Building and are not needed due to the causes specified in clauses (a) through (c), above. If, however, such compliance work on the Building is triggered by any tenant improvements or Alterations, Tenant shall bear all expense of such work.

Article 8
HAZARDOUS MATERIAL

8.1. Use of Hazardous Materials.  Tenant shall not cause or permit any Hazardous Material (as defined below) to be generated, brought onto, used, stored, or disposed of in or about the Premises, the Building, or the Project by Tenant or its agents, employees, contractors, subtenants, or invitees, except for limited quantities of standard office and janitorial supplies. Tenant shall: (a) use, store, and dispose of all such permitted Hazardous Material in strict compliance with all applicable statutes, ordinances, and regulations in effect during the Lease Term that govern and/or relate to Hazardous Material, public health and safety and protection of the environment (“Environmental Laws”), and (b) comply at all times during the Lease Term with all Environmental Laws.

8.2. Notice of Release or Investigation.  If, during the Lease Term, Tenant becomes aware of (a) any actual or threatened release of any Hazardous Material on, under, or about the Premises, the Building, or the Project, or (b) any inquiry, investigation, proceeding, or

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claim by any governmental agency or other person regarding the presence of Hazardous Material on, under, or about the Premises, the Building, or the Project, Tenant shall give Landlord written notice of the release or investigation within five (5) days after learning of it and shall simultaneously furnish to Landlord copies of any claims, notices of violation, reports, or other writings received by Tenant that concern the release or investigation.

8.3. Indemnification by Tenant.    Tenant shall, at Tenant’s sole expense, and with counsel reasonably acceptable to Landlord, indemnify, defend, and hold harmless Landlord and Landlord’s shareholders, directors, officers, employees, partners, affiliates, and agents with respect to all losses, of every kind and nature, arising out of or resulting from, directly or indirectly, the release of any Hazardous Material in or about the Premises, the Building, or the Project, or the violation of any Environmental Law, by Tenant or Tenant’s agents, employees, contractors, or invitees. This indemnification shall survive the expiration or termination of this Lease.

8.4. Indemnification by Landlord.   Landlord shall, at Landlord’s sole expense and with counsel reasonably acceptable to Tenant, indemnify, defend, and hold harmless Tenant and Tenant’s shareholders, directors, officers, employees, partners, affiliates, and agents with respect to all losses arising out of or resulting from the release of any Hazardous Material in or about the Building or the Project, or the violation of any Environmental Law by Landlord or Landlord’s agents, employees, contractors, or invitees (but excluding any other tenant of the Project or their agents, contractors, or invitees). This indemnification shall survive the expiration or termination of this Lease.

8.5. Remediation Obligations.    If the presence of any Hazardous Material brought onto the Premises, the Building, or the Project by Tenant or Tenant’s agents, employees, contractors, or invitees results in contamination of the Building or the Project, Tenant shall promptly take all necessary actions, at Tenant’s sole expense, to return the Premises, the Building, and/or the Project to the condition that existed before the introduction of such Hazardous Material. Tenant shall first obtain Landlord’s approval of the proposed remedial action. This provision does not limit the indemnification obligation set forth in the preceding paragraph.

8.6. Definition of “Hazardous Material”.    As used in this Lease, the term “Hazardous Material” shall mean any hazardous or toxic substance, material, or waste that is or becomes regulated by the United States, the State of California, or any local government authority having jurisdiction over the Building. Hazardous Material includes, without limitation: (a) any “hazardous substance”, as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code Sections 9601-9675); (b) “Hazardous waste”, as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code Sections 6901-6992k); (c) any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect); (d) petroleum products; (e) radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code Sections 2011-2297gB4; (f) Asbestos in any form or condition; and (g) polychlorinated biphenyls (PCBs) and substances or compounds containing PCBs.

8.7. Existence of Hazardous Materials.    To the best of Landlord’s actual knowledge, no Hazardous Materials exist in, on, or about the Premises, the Building, or the Project except in legally permissible amounts; provided, however, Landlord knows or has reason to believe that tenants in the Building (and elsewhere in the Project) utilize standard office and janitorial supplies constituting Hazardous Materials in connection with their tenancy at the Project.

Article 9
UTILITIES AND SERVICES

9.1. Standard Tenant Utilities and Services.    Subject to applicable government rules, regulations, and guidelines and the rules or actions of the public utility furnishing the service, Landlord shall provide (as a Direct Expense) the following utilities and services:

9.1.1. Heating and Air Conditioning.    Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, as reasonably determined by Landlord, on Mondays through Fridays from 7 a.m. through 7 p.m. and on Saturdays from 9 a.m. through 1 p.m. except for the dates of observation of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and other locally or nationally recognized holidays (“Normal Business Hours”).

9.1.2. Electricity.   Landlord shall provide wiring, outlets, and systems sufficient to provide electrical current to the Premises for ordinary and customary office uses. In addition to the foregoing, Landlord shall replace lamps, starters, and ballasts for Building-standard lighting fixtures within the Premises upon Tenant’s request and at Landlord’s expense. Tenant shall replace lamps, starters, and ballasts for non-Building-standard lighting fixtures within the Premises at Tenant’s sole expense. All electricity used by Tenant in the Premises (including the portion of the electricity utilized in connection with the HVAC system serving the Premises) shall be separately metered and shall be paid by Tenant directly to the utility provider.

9.1.3. Water.    Landlord shall provide city water from the regular Building outlets for ordinary and customary drinking, lavatory, and toilet purposes.

9.1.4. Janitorial Services.    Landlord shall provide five (5) day per week ordinary and customary, basic janitorial services in and about the Premises consistent with other first class office buildings in the vicinity of the Building. Landlord shall not be required to provide janitorial services to above-standard improvements installed in the Premises including but not limited to metallic trim, wood floor covering, glass panels, interior windows, kitchens, executive washrooms, or shower facilities. Any janitorial services required by Tenant and provided by Landlord in excess of such ordinary and customary, basic janitorial services shall be separately paid for by Tenant.

9.2. Over-Standard Tenant Use.    Tenant shall not over-tax the Building electrical and other utility systems. In the event of any damage to any Building systems caused by Tenant’s use thereof in excess of ordinary and customary usage for an office, Tenant shall be responsible for all costs and expenses incurred by Landlord as a result of such over-use. In addition, if Tenant requires any utilities or services described in this Article in excess of the standard levels being provided by Landlord, or during hours other than Normal Business Hours, Tenant may request such services from Landlord’s property manager and Landlord shall have the right to impose reasonable restrictions on such usage and/or commercially reasonable charges therefor. The cost for after hours heating and air conditioning is estimated to be Twenty-Five Dollars ($25.00) per hour, subject to increase over the Lease Term, including the Extension Term, if any.

9.3. Interruption of Utilities.    Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services) or for diminution in the quality or quantity of any service when the failure, delay, or diminution is entirely or partially caused by: (a) breakage, repairs, replacements, or improvements which is corrected within two (2) business days; (b) strike, lockout, or other labor trouble; (c) inability to secure electricity, gas, water, or other fuel at the Building despite reasonable efforts to do so; (d) accident or casualty; (e) act or default of Tenant or other parties other than Landlord; or (f) any other cause beyond Landlord’s reasonable control. Such failure, delay, or diminution shall not be considered to constitute an eviction or a disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except that Tenant shall be entitled to an equitable abatement of Rent for the period of such failure, delay, or diminution to the extent such failure, delay, or diminution is directly attributable to Landlord’s negligence or intentional misconduct and continues for more than two (2) business days. Landlord shall not be liable under any circumstances for a loss of or injury to property or for injury to or interference with Tenant’s business, including loss of profits through, in connection with, or incidental to a failure to furnish any of the utilities or services under this Article. Notwithstanding the foregoing, Landlord agrees to use reasonable efforts to promptly correct any such interruption of utilities or services. Landlord may also comply with mandatory or voluntary controls or guidelines promulgated by any government entity relating to the use or conservation of energy, water, gas, light, or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease as long as compliance with voluntary controls or guidelines does not materially and unreasonably interfere with Tenant’s use of the Premises.

Article 10
REPAIRS AND MAINTENANCE

10.1. Tenant’s Repair and Maintenance Obligations.    Tenant shall not take any action (or neglect to take any action within the Premises) which will cause any damage to any portion of the Premises or the Base Building Systems (as defined below) or otherwise increase Landlord’s obligations or expenses under Paragraph 10.2, below. In addition, Tenant shall maintain all of Tenant’s furniture, trade fixtures, and equipment within the Premises, as well as all Alterations, in good condition and repair and in a manner which will not damage or overburden the Building or the Base Building Systems. Further, Tenant shall promptly notify Landlord of any damage to (or need for repair in connection with) any portion of the Building located within the interior of the Premises including, without limitation, any damaged or broken Base Building Systems, fixtures, and/or appurtenances.

10.2. Landlord’s Repair and Maintenance Obligations.    Subject to Articles 15 and 16 (regarding damage, destruction and condemnation), Landlord shall, as part of the Building Operating Costs, repair and maintain in good order and condition (reasonable wear and tear excepted), consistent with first class office buildings in the vicinity of the Building: (a) the structural portions, fixtures, and appurtenances of the Premises, and all Tenant Improvements constructed by Landlord; (b) the structural portions and common area of the Building; (c) the Base Building Systems, including those located within the Premises; (d) the exterior portions of the Building and Project; and (e) all other common areas located in the Building, or in or on the Project, including the parking facilities serving the Building. Repairs shall be made promptly when appropriate to keep the applicable portion of the Building, the Project, and other items in the condition described in this paragraph. To the extent that the need for repair and maintenance is due to Tenant’s or Tenant’s agents, employees, contractors, or invitees’ negligence, misuse, or use of the Building or the Base Building Systems in a manner which exceeds what is normal and customary for office space, such repair and maintenance shall be at Tenant’s sole expense. After receipt of an invoice from Landlord, Tenant shall pay Landlord, Landlord’s actual costs incurred in connection with such repairs and replacements plus a reasonable percentage of such costs, to be uniformly established for the Building, sufficient to reimburse Landlord for all overhead, general conditions, fees, and other costs and expenses arising from Landlord’s involvement with such repairs and replacements. Landlord shall not be in default of its repair and maintenance obligations under this paragraph if Landlord performs the repairs and maintenance within three (3) days after written notice by Tenant to Landlord of the need for such repairs and maintenance. Furthermore, if due to the nature of the particular repair or maintenance obligation or to causes beyond Landlord’s reasonable control, more than three (3) days are reasonably required to complete it, Landlord shall not be in default under this paragraph if Landlord begins its efforts to repair within such three (3) day period and diligently prosecutes the required work to completion. No abatement of Rent and, except as otherwise specifically provided herein, no liability of Landlord shall result from any injury to or interference with Tenant’s business arising from the making of or failure to make any repairs, replacements, alterations, or improvements in or to any portion of the Premises, the Building, or the Project. As part of the consideration to Landlord hereunder, Tenant waives and releases its rights, including its right to make repairs at Landlord’s expense, under California Civil Code Sections 1941-1942 or any similar law, statute, or ordinance now or hereafter in effect. If, after written notification to Landlord by Tenant of the need for repairs and maintenance, Landlord has not performed the repairs and maintenance within three (3) days after written notice, or Landlord has failed to diligently prosecute the required work if more than three (3) days are reasonably required to complete it, Tenant may, upon twenty-four (24) hours telephonic notice, perform the requested repairs and maintenance. After final adjudication in a court of law of competent jurisdiction, if the court determines that such repairs and maintenance were properly Landlord’s responsibility, Landlord shall reimburse Tenant for the reasonable third-party costs incurred by Tenant in undertaking such repair or maintenance, to the extent the court has determined Landlord was liable to perform the repairs and maintenance, and if Landlord fails to do so within ten (10) days of such adjudication, Tenant may deduct such amount from its Rent obligations hereunder.

Article 11
ALTERATIONS AND ADDITIONS

11.1. Landlord’s Consent to Alterations.    Tenant may not make any improvements, alterations, additions, or changes to the Premises (“Alterations”) without obtaining Landlord’s prior written consent. Tenant shall request such consent by written notice to Landlord, which written notice must be accompanied by detailed and complete plans and specifications for the proposed work. As a condition of its consent to Alterations, Landlord may impose any reasonable requirements that Landlord considers appropriate under the circumstances including, without limitation, evidence of adequate financial capability and provision of appropriate insurance. Landlord shall not unreasonably withhold its consent to any proposed Alterations. Landlord will be deemed to be acting reasonably if it withholds consent for, among other Alterations, any Alterations that would or could: (a) affect the structure of the Building or any portion of the Building other than the interior of the Premises; (b) affect the Base Building Systems; (c) result in the Landlord being required under any Laws and Orders to perform any work that Landlord could otherwise avoid or defer (“Additional Required Work”); (d) result in an increase in the demand for utilities or services that Landlord is required to provide; or (e) cause an increase in the premiums for hazard or liability insurance carried by Landlord. The term “Base Building Systems” means all systems and equipment (including, without limitation, plumbing; heating, ventilation, and air conditioning; electrical; fire/life safety; elevator; and security systems) that serve all or part of the Building. Tenant shall reimburse Landlord for the reasonable fees and costs of any architects, engineers, or other consultants reasonably retained by Landlord to review the proposed Alterations.

11.2. Compliance of Alterations With Laws and Insurance Requirements.    If Landlord approves any Alterations, Tenant shall cause all Alterations to comply with the following: (a) applicable Laws and Orders; (b) applicable requirements of a fire rating bureau; or (c) applicable requirements of Landlord’s hazard insurance carrier to the extent that Tenant is informed of them. Tenant shall also comply with those requirements in the course of constructing the Alterations. Before beginning construction of any Alteration, Tenant shall obtain a valid building permit and any other permits required by any government entity having jurisdiction over the Premises. Tenant shall provide copies of those permits to Landlord before the work begins. Tenant shall, at Tenant’s sole expense, perform any Additional Required Work, which shall be subject to the same requirements as any Alteration. If any Additional Required Work must be performed outside the Premises, Landlord may elect to perform that work at Tenant’s expense. No consent by Landlord to any proposed Alterations shall constitute a waiver of Tenant’s obligations under this paragraph.

11.3. Manner of Construction.    Tenant shall build all Alterations entirely within the Premises and in conformance with Landlord’s construction rules and regulations, using only contractors and subcontractors approved in writing by Landlord (which approval will not unreasonably be withheld). All work relating to any Alterations shall be done in a good and workmanlike manner, using new materials equivalent in quality to those used in the construction of the initial improvements to the Premises. All work shall be diligently prosecuted to completion. Tenant shall ensure that all work is performed in a manner that does not obstruct access to or through the Building or its common areas and that it does not interfere either with other tenants’ use of their premises or with any other work being undertaken in the Building. Tenant shall take all measures necessary to ensure that labor peace is maintained at all times. Within twenty (20) days after completion of any Alterations,

Tenant shall deliver to Landlord a reproducible copy of the drawings of the Alterations, as built.

11.4. Payment for Improvements.    Tenant shall promptly pay all charges and costs incurred in connection with any Alteration, as and when required by the terms of any agreements with contractors, designers, or suppliers. On completion of any Alteration, Tenant shall: (a) cause a timely notice of completion to be recorded in the office of the San Diego County Recorder in accordance with Civil Code Section 3093 or any successor statute; (b) deliver to Landlord evidence of full payment and unconditional final waivers of all liens for labor, services, or materials; and (c) pay Landlord any reasonable expenses incurred by Landlord in connection with Tenant’s work.

11.5. Landlord’s Property.    All Alterations and fixtures that may be installed or placed in or about the Premises from time to time shall be and become the property of Landlord upon installation; except that Tenant may remove any trade fixtures or freestanding office equipment and furniture that Tenant can substantiate to Landlord has not been paid for with any tenant improvement allowance funds (if any) provided to Tenant by Landlord. Tenant must repair any damage to the Premises and the Building caused by such removal. In addition, by written notice to Tenant at the time consent to install any Alteration(s) is given, Landlord may require Tenant, at Tenant’s sole expense, to remove any Alterations upon termination or expiration of this Lease, and restore the Premises to their configuration and condition before the Alterations were made. If Tenant fails to complete that restoration before expiration of the Lease Term or, in the case of earlier termination, within fifteen (15) days after written notice from Landlord requesting the restoration, Landlord may do so and charge the cost of the restoration to Tenant. Notwithstanding the foregoing, Tenant shall not be required to remove (or pay Landlord to remove) the tenant improvements made pursuant to attached Exhibit C.

11.6. Initial Improvements.    The terms of the Tenant Improvement Agreement, attached to this Lease as Exhibit C, and not the terms of this Article shall govern the construction of the initial tenant improvements to the Premises.

Article 12
COVENANT AGAINST LIENS

12.1. Covenant Against Liens.    Tenant shall not be the cause or object of any liens or allow such liens to exist, attach to, be placed on, or encumber Landlord’s or Tenant’s interest in the Premises, the Building, or the Project by operation of law or otherwise. Tenant shall not suffer or permit any lien of mechanics, material suppliers, or others to be placed against the Premises, the Building, or the Project with respect to work or services performed or claimed to have been performed for Tenant or materials furnished or claimed to have been furnished to Tenant or the Premises (other than by Landlord). Landlord has the right at all times to post and keep posted on the Premises any notice that it considers necessary for protection from such liens. At least seven (7) days before beginning construction of any Alteration or Tenant Improvements, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility in connection therewith. If any such lien attaches or Tenant receives notice of any such lien, Tenant shall cause the lien to be immediately released and removed of record or, if Tenant in good faith disputes such lien, Tenant may post a bond acceptable to Landlord provided that Tenant then diligently pursues the resolution of such matter and the removal of such lien. Despite any other provision of this Lease, if the lien is not released and removed within five (5) days after Landlord delivers notice of the lien to Tenant, Landlord may immediately take all action necessary to release and remove the lien, without any duty to investigate the validity of it. All expenses (including reasonable attorney fees) incurred by Landlord in connection with the lien shall be considered Additional Rent under this Lease and be immediately due and payable by Tenant.

Article 13
EXCULPATION, INDEMNIFICATION, AND
INSURANCE

13.1. Definition of “Tenant Parties” and “Landlord Parties”.    For purposes of this Article, the term “Tenant Parties” refers singularly and collectively to Tenant and Tenant’s officers, members, partners, agents, employees, and independent contractors as well as to all persons and entities claiming through any of these persons or entities. The term “Landlord Parties” refers singularly and collectively to Landlord and Landlord’s officers, directors, shareholders, members, parents, subsidiaries, and any other affiliated entities, personal representatives, executors, heirs, assigns, licensees, invitees, beneficiaries, agents, servants, employees, and independent contractors of these persons or entities.

13.2. Exculpation.    To the fullest extent permitted by law, Tenant, on its behalf and on behalf of all Tenant Parties, (i) waives all claims (in law, equity, or otherwise) against Landlord Parties arising out of, (ii) knowingly and voluntarily assumes the risk of, and (iii) agrees that Landlord Parties shall not be liable to Tenant Parties for any of the following: (a) injury to or death of any person; or (b) loss of, injury or damage to, or destruction of any tangible or intangible property, including the resulting loss of use, economic losses, and consequential or resulting damage of any kind from any cause. This exculpation clause shall not apply, however, to claims against Landlord Parties to the extent that a final judgment of a court of competent jurisdiction establishes that the injury, loss, damage, or destruction was proximately caused by the Landlord Parties’ fraud, gross negligence, willful injury to person or property, or violation of law. The provisions of this paragraph will survive the expiration or earlier termination of this Lease until all claims within the scope of this paragraph are fully, finally, and absolutely barred by the applicable statutes of limitations. Tenant acknowledges that this paragraph was part of the consideration to Landlord under this Lease.

13.3. Indemnification.

13.3.1. Tenant’s Indemnification of Landlord Parties.    To the fullest extent permitted by law, Tenant shall, at Tenant’s sole expense and with counsel reasonably acceptable to Landlord, indemnify, defend, and hold harmless the Landlord Parties from and against all Claims (as defined below), from any cause, arising out of or relating (directly or indirectly) to this Lease, the tenancy created under this Lease, or the Premises, including: (a) the use or occupancy, or manner of use or occupancy, of the Premises or Building by the Tenant Parties; (b) any act, error, omission, or negligence of the Tenant Parties or of any invitee, guest, or licensee of Tenant in, on, or about the Project; (c) Tenant’s conduct of its business; (d) any Alterations, activities, work, or things done, omitted, permitted, allowed, or suffered by Tenant Parties in, at, or about the Premises, the Building, or the Project, including the violation of or failure to comply with any applicable Laws and Orders, or judgments in existence on the Lease Commencement Date or enacted, promulgated, or issued after the date of this Lease; and (e) any breach or default in performance of any obligation on Tenant’s part to be performed under this Lease, whether before or during the Lease Term or after its expiration or earlier termination. The indemnification in this paragraph shall not apply to the extent that a final judgment of a court of competent jurisdiction establishes that a Claim against one Landlord Party was proximately caused by the gross negligence or willful misconduct of that Landlord Party. In that event, however, this indemnification shall remain valid for all other Landlord Parties. This indemnification extends to and includes Claims for: (a) injury to any persons (including death at any time resulting from that injury); (b) loss of, injury or damage to, or destruction of property (including all loss of use resulting from that loss, injury, damage, or destruction); and (c) all economic losses and consequential or resulting damage of any kind.

13.3.2. Definition of Claims.    For purposes of this Lease, “Claims” means any and all claims, losses, costs, damage, expenses, liabilities, liens, actions, causes of action (whether in tort or contract, law or equity, or otherwise), charges, assessments, fines, and penalties of any kind (including consultant and expert expenses, court costs, and attorney fees actually incurred).

13.3.3. Indemnification Independent of Insurance Obligations.    The indemnifications provided in this Article may not be construed or interpreted as in any way restricting, limiting, or modifying Tenant’s or Landlord’s insurance or other obligations under this Lease and is independent thereof. Compliance with the insurance requirements and other obligations under this Lease shall not in any way restrict, limit, or modify Tenant’s or Landlord’s indemnification obligations under this Lease. Notwithstanding the foregoing, the indemnification provisions of this Article shall not apply to the extent that the loss for which indemnification is sought is fully covered by insurance, as long as such insurance is not invalidated by this provision.

13.3.4. Attorney Fees.    The prevailing party shall be entitled to recover its actual attorney fees and court costs incurred in enforcing the indemnification clauses set forth in this Article.

13.3.5. Survival of Indemnification.    The indemnification clauses in this Article shall survive the expiration or earlier termination of this Lease until all claims involving any of the indemnified matters are fully, finally, and absolutely barred by the applicable statutes of limitations.

13.4. Compliance with Insurer Requirements.    Tenant shall, at Tenant’s sole expense, comply with all requirements, guidelines, rules, orders, and similar mandates and directives pertaining to the use of the Premises and the Building, whether imposed by Tenant’s insurers, Landlord’s insurers, or both. If Tenant’s business operations, conduct, or use of the Premises or the Building cause any increase in the premium for any insurance policies carried by Landlord, Tenant shall, within ten (10) business days after receipt of written notice from Landlord, reimburse Landlord for the increase. Tenant shall, at Tenant’s sole expense, comply with all rules, orders, regulations, or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and of any similar body.

13.5. Tenant’s Insurance Coverage.    Tenant shall, at Tenant’s sole expense, throughout the Lease Term maintain the following coverages:

13.5.1. Public Liability and Property Damage Insurance.    Tenant shall, at Tenant’s sole expense, obtain and maintain public liability and property damage insurance (i) with a single combined liability limit and property damage limit of not less than $2,000,000.00, (ii) insuring (a) against all liability of Tenant and Tenant’s agents, employees, contractors, licensees, and invitees arising out of or in connection with Tenant’s use or occupancy of the Premises, and (b) performance by Tenant of the indemnity provisions set forth in this Lease, (iii) naming Landlord, its agent, and any lender having a security interest against the Project (“Lender”) as additional named insureds, (iv) containing cross-liability endorsements, and (v) which includes products liability insurance (if Tenant is to sell merchandise or other products derived from the Premises). Not more frequently than once every year, if in the opinion of Landlord the amount or scope of such insurance at that time is not adequate, Tenant shall increase such insurance as reasonably required by Landlord.

13.5.2. Fire and Extended Coverage Insurance.    Tenant shall, at Tenant’s sole expense, maintain on Tenant’s Alterations and Tenant’s personal property and fixtures a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, coverage with respect to increased costs due to building ordinances, demolition coverage, boiler and machinery insurance, and sprinkler leakage coverage, in each case to the extent of at least 100 percent of full replacement value, issued in the names of Landlord, Tenant, and Landlord’s Lender, as their interests may appear. Such “full replacement value” shall be determined by the company issuing such policy at the time the policy is initially obtained. Not more frequently than once every two years, either Landlord or Tenant may, at its election, notify the other that it elects to have the replacement value redetermined by an insurance company. Such redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and Landlord and Tenant shall be promptly notified of the results by the company. Such policy shall be promptly adjusted according to such redetermination.

13.5.3. Tenant’s Workers’ Compensation and Employer Liability Coverage.    Tenant shall procure and maintain workers’ compensation insurance as required by law and employer’s liability insurance with limits of no less than the greater of (i) the statutorily required limits, or (ii) one million dollars ($1,000,000).

13.6. Delivery of Certificate, Policy, and Endorsements.    Before the Lease Commencement Date, Tenant shall deliver to Landlord the endorsements referred to in this Article as well as a certified copy of Tenant’s liability policy or policies and an original certificate of insurance, executed by an authorized agent of the insurer or insurers, evidencing compliance with the liability insurance requirements. The certificate shall provide for no less than thirty (30) days’ advance written notice to Landlord from the insurer or insurers of any cancellation, non-renewal, or material change in coverage or available limits of liability and shall confirm compliance with the liability insurance requirements in this Lease. The “endeavor to” and “failure to mail such notice shall impose no obligation or liability of any kind upon the Company” language and any similar language shall be stricken from the certificate.

13.7. Insurance Generally.    If Tenant fails during the Lease Term to maintain any insurance required to be maintained by Tenant under this Lease, then Landlord may, at its election, arrange for any such insurance, and Tenant shall reimburse Landlord for any premiums for any such insurance within five days after Tenant receives a copy of the premium notice. If any such premiums are allocable to a period, a portion of which occurs during the Lease Term and the remainder of which occurs before or after the Lease Term, then such premiums shall be apportioned between Landlord and Tenant based upon the number of days during such period that occur during the Lease Term and the number of days that occur before or after the Lease Term, such that Tenant pays for the premiums that are allocable to the period during the Lease Term. Insurance required to be maintained by Tenant under this Lease (i) shall be issued as a primary policy by insurance companies authorized to do business in the state in which the Premises are located with a Best’s Rating of at least “A-” and a Best’s Financial Size Category rating of at least “X,” as set forth in the most current edition of “Best’s Insurance Reports” (unless otherwise approved by Landlord), or such higher rating as may be required by Landlord’s lender, (ii) shall name Landlord and Landlord’s lender as additional named insureds (the additional insured endorsement must be on ISO Form CG 20 11 11 85 or an equivalent acceptable to Landlord, with such modifications as Landlord may require), (iii) shall consist of “occurrence” based coverage, without provision for subsequent conversion to “claims” based coverage, (iv) shall not be cancelable or subject to reduction of coverage or other modification except after 30 days’ prior written notice to Landlord and Landlord’s lender, (v) the coverage afforded to Landlord and any lender of Landlord must be at least as broad as that afforded to Tenant and may not contain any terms, conditions, exclusions, or limitations applicable to Landlord or any lender of Landlord that do not apply to Tenant, and (vi) shall not provide for a deductible or co-insurance provision in excess of $5,000.00. Tenant shall, at least 30 days prior to the expiration of each such policy, furnish Landlord with a renewal of or “binder” extending such policy. Tenant shall promptly upon request deliver to Landlord copies of such policy or policies or certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums.

13.8. Waiver of Subrogation.    Landlord and Tenant agree to cause the insurance companies issuing their respective property (first party) insurance to waive any subrogation rights that those companies may have against Tenant or Landlord, respectively, as long as the insurance is not invalidated by the waiver. If the waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant waive any right that either may have against the other on account of any loss or damage to their respective property to the extent that the loss or damage is insured under their respective insurance policies.

13.9. Landlord’s Insurance.    Landlord shall at all times while this Lease is in effect maintain (subject to recoupment as an Operating Expense) the following types of insurance: (a) insurance against fire and such other perils as may be included in a standard fire and extended coverage insurance policy on the Building in an amount not less than 95% of its actual replacement cost (exclusive of footings and foundations); and (b) commercial general liability insurance on an occurrence basis with limits of liability in an amount not less than $2,000,000.00 combined single limit for each occurrence. Tenant understands and agrees that Landlord will not be required to insure Tenant’s property and that any insurance maintained by Landlord may be maintained under a blanket or umbrella policy.

Article 14
DAMAGE AND DESTRUCTION

14.1 . Repair of Damage by Landlord.    Tenant agrees to notify Landlord in writing promptly of any damage to the Premises resulting from fire, earthquake, or any other identifiable event of a sudden, unexpected, or unusual nature (“Casualty”). If the Premises are damaged by a Casualty or any common areas of the Building providing access to the Premises are damaged to the extent that Tenant does not have reasonable access to the Premises and if neither Landlord nor Tenant has elected to terminate this Lease in the manner provided below, Landlord shall promptly and diligently restore such damaged areas (excluding Tenant’s Alterations) to substantially the same condition as existed before the Casualty, except for modifications required by building codes and other laws and except for any other modifications to the common areas considered desirable by Landlord. In making these modifications, Landlord shall not materially impair Tenant’s access to the Premises. Landlord’s obligation to restore is subject to reasonable delays for insurance adjustment and other matters beyond Landlord’s reasonable control and subject to the other clauses of this Article. If Tenant requests that Landlord modify the original Landlord constructed tenant improvements in connection with the rebuilding, Landlord may condition its consent to those modifications on: (a) Tenant’s payment to Landlord before construction is begun of any sums in excess of the amount of insurance proceeds received by Landlord that are needed to complete the tenant improvements; and (b) Confirmation by Landlord’s architect or contractor that the modifications will not materially increase the scope of work or the time necessary to complete the tenant improvements.

14.2. Repair Period Notice.    Landlord shall, within the earlier of (a) fifteen (15) days after the date on which Landlord determines the full extent of the damage caused by the Casualty, (b) twenty (20) days after Landlord has determined the extent of the insurance proceeds available to effectuate repairs, or (c) sixty (60) days after the occurrence of the Casualty provide written notice to Tenant indicating the reasonably anticipated period for repairing the Casualty (the “Repair Period Notice”). The Repair Period Notice shall also state, if applicable, Landlord’s election either to repair or to terminate the Lease as provided below).

14.3. Landlord’s Option to Terminate or Repair.    If: (a) the Repair Period Notice estimates that the period for repairing the Casualty exceeds one hundred and eighty (180) days from the date of the commencement of the repair; (b) the estimated repair cost exceeds the insurance proceeds, if any, available for such repair (not including the deductible, if any, on Landlord’s casualty insurance), plus any amount that Tenant is obligated or elects to pay for such repair; (c) the estimated repair cost of the Premises or the Building, even though covered by insurance, exceeds fifty percent (50%) of the full replacement cost thereof; or (d) the Building cannot be restored except in a substantially different structural or architectural form than existed before the Casualty, Landlord may elect either to terminate this Lease or to effectuate repairs. Landlord’s election shall be stated in the Repair Period Notice.

14.4. Tenant’s Option To Terminate.    If the Repair Period Notice provided by Landlord indicates that the anticipated period for repairing the Casualty exceeds two hundred and ten (210) days, Tenant may elect to terminate this Lease by providing written notice (“Tenant’s Termination Notice”) to Landlord within ten (10) days after receiving the Repair Period Notice. If Tenant does not elect to terminate within this ten (10) day period, Tenant shall be considered to have waived the option to terminate.

14.5. Rent Abatement Due to Casualty.    Landlord and Tenant agree that, if the Casualty was not the result of the negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors, licensees, or invitees, Tenant shall be provided with a proportionate abatement of Rent based on the Rentable Square Footage of the Premises rendered unusable and not used by Tenant. That proportional abatement, if any, shall be provided during the period beginning on the later of (a) the date of the Casualty or (b) the date on which Tenant ceases to occupy the affected portion of the Premises and ending on the date of Substantial Completion of Landlord’s restoration obligations as provided in this Article. Subject to Tenant’s termination right described above, the Rent abatement provided in this paragraph is Tenant’s sole remedy due to the occurrence of the Casualty. Landlord shall not be liable to Tenant or any other person or entity for any direct, indirect, or consequential damage (including but not limited to lost profits of Tenant or loss of or interference with Tenant’s business), whether or not caused by the negligence of Landlord or Landlord’s employees, contractors, licensees, or invitees, due to, arising out of, or as a result of the Casualty (including but not limited to the termination of the Lease in connection with the Casualty). If deemed appropriate by Tenant, Tenant may maintain business interruption insurance to provide coverage regarding such matters.

14.6. Damage Near End of Term.    Despite any other provision of this Article, if the Premises or the Building is destroyed or damaged by a Casualty during the last twelve (12) months of the Lease Term, Landlord and Tenant shall each have the option to terminate this Lease by giving written notice to the other of the exercise of that option within thirty (30) days after the occurrence of the Casualty.

14.7. Effective Date of Termination: Rent Apportionment.    If Landlord or Tenant elects to terminate this Lease under this Article in connection with a Casualty, such termination shall be effective thirty (30) days after delivery of notice of such election. Tenant shall pay Rent, properly apportioned up to the date of the Casualty. After the effective date of the termination, Landlord and Tenant shall be discharged of all future obligations under this Lease, except for those provisions that, by their terms, survive the expiration or earlier termination of the Lease.

14.8. Waiver of Statutory Provisions.    The provisions of this Lease, including those in this Article, constitute an express agreement between Landlord and Tenant that applies in the event of any Casualty to the Premises, the Building, or the Project. Tenant, therefore, fully waives the provisions of any statute or regulation, including California Civil Code Sections 1932(2)
and 1933(4), for any rights or obligations concerning a Casualty.

Article 15
CONDEMNATION

15.1. Definition of “Condemnation Date”.    As used in this Lease, the term “Condemnation” means a permanent taking through (a) the exercise of any government power (by legal proceedings or otherwise) by any public or quasi public authority or by any other party having the right of eminent domain (“Condemnor”) or (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of exercise of eminent domain by a Condemnor or while legal proceedings for condemnation are pending.

15.2. Effect on Rights and Obligations. If, during the Lease Term or the period between the date of execution of this Lease and the date on which the Lease Term begins, there is any Condemnation of all or part of the Premises, Building, or Project on which the Premises and Building are constructed, the rights and obligations of the parties shall be determined under this Article, and Rent shall not be affected or abated except as expressly provided in this Article. Landlord shall notify Tenant in writing of any Condemnation within thirty (30) days after the later of (a) the filing of a complaint by Condemnor or (b) the final agreement and determination by Landlord and Condemnor of the extent of the taking (“Condemnation Notice”).

15.3. Termination of Lease.

15.3.1. Definition of “Termination Date”.    The “Termination Date” shall be the earliest of: (a) the date on which Condemnor takes possession of the property that is subject to the Condemnation; (b) the date on which title to the property subject to the Condemnation is vested in Condemnor; (c) if Landlord has elected to terminate, the date on which Landlord requires possession of the property in connection with the Condemnation, as

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specified in a written notice delivered to Tenant no less than thirty (30) days before that date; or (d) if Tenant has elected to terminate, as provided below, thirty (30) days after Landlord’s receipt of written notice of termination from Tenant. If both Landlord and Tenant have elected to terminate under this Article, the Termination Date shall be the earliest of the dates described in (a) - (c) above.

15.3.2. Automatic Termination.    If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Termination Date, and the Condemnation Award shall be allocated between Landlord and Tenant as provided below.

15.3.3. Landlord’s Right to Terminate.    Landlord shall have the option to terminate this Lease if: (a) ten percent (10%) or more of the Rentable Square Feet of the Building or the Premises is taken through Condemnation; (b) any portion of the Building or Project necessary for Landlord to operate the Building efficiently is taken through Condemnation; or (c) any other areas providing access to the Premises or Building are taken through Condemnation. To elect to terminate the Lease under this paragraph, Landlord must provide written notice of its election (“Landlord’s Taking Termination Notice”) to Tenant within thirty (30) days after the later of (a) the filing of a complaint by Condemnor or (b) the final agreement and determination by Landlord and Condemnor of the extent of the taking. In that event, this Lease shall be terminated on the Termination Date, and all Rent shall be prorated to that date. If Landlord does not elect to terminate under this paragraph, Landlord shall be obligated to reasonably restore (to the extent feasible) the Premises (excluding Tenant’s Alterations) or access to the Premises, subject to Landlord’s obtaining all necessary approvals, permits, and authorizations relating to such work.

15.3.4. Tenant’s Right To Terminate.    Tenant shall have the option to terminate this Lease by providing thirty (30) days’ written notice to Landlord if one or both of the following are taken through Condemnation: (a) ten percent (10%) or more of the Usable Square Feet of the Premises; or (b) any portion of the Building that provides Tenant with its access to the Premises and that, if taken, would eliminate Tenant’s access to the Premises. Tenant’s notice must be given within thirty (30) days after Tenant’s receipt of the Condemnation Notice.

15.3.5. Tenant’s Waiver.    Tenant agrees that its rights to terminate this Lease due to partial Condemnation are governed by this Article. Tenant waives all rights it may have under California Code of Civil Procedure Section 1265.130, or otherwise, to terminate this Lease based on a partial Condemnation.

15.3.6. Proration of Rent.    If this Lease is terminated under this Article, the termination shall be effective on the Termination Date, and Landlord shall prorate Rent to that date. Tenant shall be obligated to pay Rent for the period up to, but not including, the Termination Date as prorated by Landlord. Landlord shall return to Tenant any prepaid Rent allocable to any period on or after the Termination Date.

15.4. Effect of Condemnation if Lease Is Not Terminated.    If any part of the Premises is taken by Condemnation and this Lease is not terminated, Rent shall be proportionately reduced based on the Rentable Square Footage of the Premises taken. Landlord and Tenant agree to enter into an amendment to this Lease within thirty (30) days after the partial taking, confirming the reduction in Rentable Square Footage of the Premises and the reduction in Rent.

15.5. Allocation of Award.

15.5.1. Landlord’s Right to Award.    Except as provided in the next paragraph, in connection with a Condemnation: (a) Landlord shall be entitled to receive all compensation and anything of value awarded, paid, or received in settlement or otherwise (Award); and (b) Tenant irrevocably assigns and transfers to Landlord all rights to and interests in the Award and fully releases and relinquishes any claim to, right to make a claim on, or interest in the Award, including any amount attributable to any excess of the market value of the Premises for the remainder of the Lease Term over the present value as of the Termination Date of the

Rent payable for the remainder of the Term (commonly referred to as the “bonus value” of the Lease).

15.5.2. Tenant’s Right to Compensation.    Notwithstanding the foregoing, Tenant shall have the right to make a separate claim in the Condemnation proceeding, as long as the Award payable to Landlord is not reduced thereby, for: (a) the taking of the unamortized or under appreciated value of any leasehold improvements owned by Tenant that Tenant has the right to remove at the end of the Lease Term and that Tenant elects not to remove; (b) reasonable removal and relocation costs for any leasehold improvements that Tenant has the right to remove and elects to remove (if Condemnor approves of the removal); and (c) relocation costs under Government Code Section 7262.

15.6. Temporary Taking.    If a temporary taking of part of the Premises occurs through (a) the exercise of any government power (by legal proceedings or otherwise) by a Condemnor or (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of exercise of eminent domain by a Condemnor or while legal proceedings for condemnation are pending, Rent shall abate during the time of such taking in proportion to the portion of the Premises taken. The entire Award relating to the temporary taking shall be and remain the property of Landlord. Tenant irrevocably assigns and transfers to Landlord all rights to and interest in the Award and fully releases and relinquishes any claim to, right to make a claim on, and any other interest in the Award.

Article 16
ASSIGNMENT AND SUBLEASING

16.1. Restricted Transfers.

16.1.1. Consent Required.    Definition of “Transfer”. Tenant shall obtain Landlord’s written consent before entering into or permitting any Transfer. A “Transfer” consists of any of the following, whether voluntary or involuntary and whether effected by death, operation of law, or otherwise: (a) any assignment, mortgage, pledge, encumbrance, or other transfer of any interest in this Lease; (b) any sublease or occupancy of any portion of the Premises by any persons other than Tenant and its employees; and (c) any change of ownership or reorganization included in the definition of Transfer as provided below. Any person to whom any Transfer is made or sought to be made is a “Transferee”.

16.1.2. Landlord’s Remedies.    If a Transfer fails to comply with this Article, Landlord may, at its option, do either or both of the following: (a) void the Transfer or (b) declare Tenant in material and incurable default hereunder notwithstanding any cure period specified below.

16.2. Transfer Procedure.    Before entering into or permitting any Transfer, Tenant shall provide to Landlord a written “Transfer Notice” at least twenty (20) days before the proposed effective date of the Transfer. The Transfer Notice shall include all of the following: (a) information regarding the proposed Transferee, including the name, address, and ownership of Transferee; the nature of Transferee’s business; Transferee’s character and reputation; and Transferee’s current financial statement (certified by an officer, a partner, or an owner of Transferee); (b) all the terms of the proposed Transfer, including the consideration payable by Transferee; the portion of the Premises that is subject to the Transfer (“Subject Space”); a general description of any planned alterations or improvements to the Subject Space; the proposed use of the Subject Space; the effective date of the Transfer; a calculation of the “Transfer Premium” (as defined below), payable in connection with the Transfer; and a copy of all documentation concerning the proposed Transfer; (c) any other information or documentation reasonably requested by Landlord; and (d) an executed estoppel certificate from Tenant in the form attached to this Lease as Exhibit F. As a condition to the effectiveness of the Transfer Notice, Tenant shall, when providing a Transfer Notice, pay an application fee of $300.00 toward Landlord’s administrative and other costs in reviewing and processing the Transfer Notice. If Landlord consents to any Transfer or if Landlord’s consent is not required pursuant to Paragraph 16.6.2, below, the following limits apply: (i) Landlord does not agree to waive or modify the terms and conditions of this Lease; (ii) Landlord does not consent to any further Transfer by either Tenant or Transferee; (iii) Tenant shall remain liable under this Lease, and any guarantor of the Lease shall remain liable under the guaranty; (iv) Tenant may enter into that Transfer in accordance with this Article if: (1) the Transfer occurs within six (6) months after Landlord’s consent; (2) the Transfer is on substantially the same terms as specified in the Transfer Notice; and (3) Tenant delivers to Landlord, promptly after execution, an original, executed copy of all documentation pertaining to the Transfer in a form reasonably acceptable to Landlord; (v) if the Transfer does not occur within six (6) months of delivery of the Transfer Notice, or the terms of the Transfer have materially changed from those in the Transfer Notice, Tenant shall submit a new Transfer Notice, requesting Landlord’s consent. A material change is one the terms of which would have entitled Landlord to refuse to consent to the Transfer initially or would cause the proposed Transfer to be more favorable to Transferee than the terms in the original Transfer Notice.

16.3. Landlord’s Consent.

16.3.1. Reasonable Consent.    Landlord may not unreasonably withhold its consent to any proposed Transfer that complies with this Article. Reasonable grounds for denying consent include (among other grounds) any of the following: (a) Transferee’s character, reputation, credit history, or business is not consistent with the character or quality of the Building; (b) Transferee would be a significantly less prestigious occupant of the Building than Tenant; (c) Transferee is either a government agency or an instrumentality of one; (d) Transferee’s intended use of the Premises is inconsistent with the Permitted Use or will materially and adversely affect Landlord’s interest; (e) Transferee’s financial condition is or may be inadequate to support the Lease obligations of Transferee under the Transfer documents; (f) the Transfer would cause Landlord to violate another lease or agreement to which Landlord is a party or would give a tenant of the Project the right to cancel or modify its lease; or (g) the rent charged by Tenant to Transferee during the term of that Transfer, using a present value analysis, is less than ninety percent (90%) of the rent then being quoted by Landlord for comparable space in the Building for a comparable term (“Quoted Rent”), using a present value analysis.

16.3.2. Landlord’s Written Response.    Within five (5) business days after receipt of a proper and complete Transfer Notice, Landlord shall approve or disapprove the proposed Transfer in writing. Landlord’s failure to respond within such five (5) business day period shall be deemed Landlord’s disapproval of the proposed Transfer unless the Transfer Notice specifies, in bold capital letters at the top of the Transfer Notice, “LANDLORD’S FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT SHALL BE DEEMED LANDLORD’S APPROVAL OF TRANSFER”, in which event Landlord’s failure to respond within such five (5) business day period shall be deemed Landlord’s approval of Tenant’s proposed Transfer.

16.4. Transfer Premium.

16.4.1. Transfer Premium.    As a reasonable condition to Landlord’s consent to any Transfer, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium (as defined below). “Transfer Premium” means all Base Rent, additional rent, and other consideration payable by Transferee to Tenant (including key money and bonus money and any payment in excess of fair market value for services rendered by Tenant to Transferee or assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with the Transfer (“Transferee Rent”)), after deducting amounts payable by Tenant on account of the Transfer, such as leasing commissions and Tenant improvement costs, and the Rent payable by Tenant under this Lease (excluding the Transfer Premium) for the Subject Space (“Tenant Rent”). Tenant shall pay the Transfer Premium on a monthly basis, together with its payment of Base Rent. In calculating the Transfer Premium, Tenant Rent, Transferee Rent, and Quoted Rent, the parties shall first adjust the rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions, including any rent credit and tenant improvement allowance. For purposes of calculating the effective rent, all those concessions shall be amortized on a straight-line basis over the relevant term. On Landlord’s request, Tenant shall furnish a complete statement, certified by an independent certified public accountant or Tenant’s chief financial officer, describing in detail the computation of any Transfer Premium that Tenant has derived or will derive from the Transfer. If Landlord’s independent certified public accountant finds that the Transfer Premium for any Transfer has been understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and, if such understatement exceeds three (3) percent of the total Transfer Premium, Landlord’s costs of that audit.

16.5. Effect of Transfer.    If, with Landlord’s consent, this Lease is assigned, Landlord may collect Rent directly from the Transferee. If all or part of the Premises is subleased and Tenant defaults, Landlord may collect Rent directly from the Transferee. Landlord may then apply the amount collected from the Transferee to Tenant’s monetary obligations under this Lease. Collecting Rent from a Transferee or applying that Rent to Tenant’s monetary obligations does not waive any provisions of this Article.

16.6. Transfers of Ownership Interests and Other Organizational Changes.

16.6.1. Change of Ownership: Reorganization.    For purposes of this Article, “Transfer” also includes: (a) if Tenant is a partnership or limited liability company: (1) a change in ownership effected voluntarily, involuntarily, or by operation of law within a twelve (12) month period, of forty-nine percent (49%) or more of the partners or members or forty-nine percent (49%) or more of the partnership or membership interests; or (2) the dissolution of the partnership or limited liability company without its immediate reconstitution. (b) if Tenant is a closely held corporation (i.e., one whose stock is not publicly held and not traded through an exchange or over the counter): (1) the sale or other transfer, within a twelve (12) month period, of more than an aggregate of forty-nine percent (49%) of the voting shares of Tenant (other than to immediate family members or a family trust by reason of gift or death); (2) the sale, mortgage, hypothecation, or pledge, within a twelve (12) month period, of more than an aggregate of forty-nine percent (49%) of the value of Tenant’s unencumbered assets; or (3) the dissolution, merger, consolidation, or other reorganization of Tenant.

16.6.2. Transfer to Affiliate.    Despite any other provision of this Lease, Landlord’s consent is not required for any Transfer to an Affiliate, as defined below, as long as the following conditions are met: (a) at least ten (10) business days before the Transfer, Landlord receives written notice of the Transfer (as well as any documents or information reasonably requested by Landlord regarding the Transfer or Transferee); (b) the Transfer is not a subterfuge by Tenant to avoid its obligations under the Lease; (c) if the Transfer is an assignment, Transferee assumes in writing all of Tenant’s obligations under this Lease relating to the Subject Space; and (d) Transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied (“Net Worth”), at least equal to Tenant’s Net Worth either immediately before the Transfer or as of the date of this Lease, whichever is greater.

16.6.3. Definition of “Affiliate”.    An “Affiliate” means any entity that controls, is controlled by, or is under common control with Tenant. “Control” means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity’s affairs.

Article 17
SURRENDER OF PREMISES

17.1. Surrender of Premises.    No act of Landlord or its authorized representatives shall constitute Landlord’s acceptance of a surrender of the Premises by Tenant unless that intent is specifically acknowledged in a writing signed by Landlord. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of all subleases or sub-tenancies. Landlord shall exercise this option by giving notice of that assignment to all subtenants within ten (10) days after the effective date of the surrender and termination.

17.2. Removal of Tenant Property by Tenant.    On the expiration or earlier termination of the Lease Term, Tenant shall quit the Premises and surrender possession to Landlord in accordance with this paragraph. Tenant shall leave the Premises in as good order and condition as when Tenant took possession of the Premises, except for reasonable wear and tear. On expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises: (a) all debris and rubbish; (b) any items of furniture, equipment, freestanding cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises; (c) any similar articles of any other persons claiming under Tenant that Landlord, in Landlord’s sole discretion, requires to be removed; and (d) any alterations and improvements that Tenant is required to remove in accordance with the provisions of this Lease relating to Alterations. Tenant shall, at Tenant’s sole expense, repair all damage or injury that may occur to the Premises or the Building caused by Tenant’s removal of those items.

Article 18
HOLDING OVER

18.1. Holdover Rent.    If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease with Landlord’s express written consent, Tenant’s occupancy shall be a month to month tenancy at a rent agreed on by Landlord and Tenant but in no event less than the Base Rent and Additional Rent payable under this Lease during the last full month before the date of expiration or earlier termination of this Lease. The month to month tenancy shall be on the terms and conditions of this Lease except as provided in (a) the preceding sentence and (b) the lease clauses (if any) concerning lease term, expansion rights, purchase option, and extension rights. Landlord’s acceptance of rent after such holding over with Landlord’s written consent shall not result in any other tenancy or in a renewal of the original term of this Lease. If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease without Landlord’s express written consent, Tenant’s continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to one hundred twenty percent (120%) of the Base Rent and Additional Rent payable under this Lease for the last full month before the date of expiration or termination.

18.2. No Consent or Waiver Implied.    Tenant shall construe nothing in this Article as Landlord’s implied consent to any holding over by Tenant. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease on expiration or other termination of this Lease. The provisions of this Article shall not be considered to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Lease or at law.

Article 19
ESTOPPEL CERTIFICATES

19.1. Tenant’s Obligation to Provide Estoppel Certificates.    Within ten (10) days after a written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, substantially in the form of Exhibit F (or such other form reasonably required by any existing or prospective lender, mortgagee, or purchaser of all or part of the Project), indicating in the certificate any exceptions to the statements in the certificate that may exist at that time. The certificate shall also contain any other information reasonably requested by Landlord or any existing or prospective lender, mortgagee, or purchaser.

19.2. Additional Requested Documents or Instruments.    Within ten (10) days after a written request by Landlord (but only in connection with a proposed sale or financing transaction related to the Building or the Project), Tenant shall execute and deliver whatever other documents or instruments may be reasonably required for sale or financing purposes, including (if requested by Landlord) a current financial statement and financial statements for the year preceding the current financial statement year. Those statements shall be prepared in accordance with generally accepted accounting principles or tax method accounting principles. Within ten (10) days after a written request by Tenant, Landlord shall execute and deliver to

Tenant an estoppel certificate in a form acceptable to Landlord; provided, however, Landlord shall not be obligated to respond to more than three (3) such requests during the Lease Term.

19.3. Failure to Deliver.    Tenant’s failure to execute or deliver an estoppel certificate in the required time period shall constitute an acknowledgment by Tenant that the statements included in the estoppel certificate are true and correct, without exception. Tenant’s failure to execute or deliver an estoppel certificate, financial statement, or other document or instrument required under this Article in a timely manner shall additionally be a material breach of this Lease.

Article 20
SUBORDINATION, NONDISTURBANCE, AND
ATTORNMENT

20.1. Automatic Subordination.    This Lease is subject and subordinate to: (a) the lien of any mortgages, deeds of trust, or other encumbrances (“Encumbrances”) of the Building and Project; (b) all present and future ground or underlying leases (“Underlying Leases”) of the Building and the Project now or hereafter in force against the Building and the Project; (c) all renewals, extensions, modifications, consolidations, and replacements of the items described in clauses (a) and (b); and (d) all advances made or hereafter to be made on the security of the Encumbrances. Despite any other provision of this Article, any Encumbrance holder or lessor under an Underlying Lease may elect that this Lease shall be senior to and have priority over that Encumbrance or Underlying Lease whether this Lease is dated before or after the date of the Encumbrance or Underlying Lease. Upon the written request to Landlord from Tenant, Landlord will exercise good faith efforts to obtain a commercially reasonable nondisturbance agreement (which may be part of a subordination and attornment agreement) recognizing Tenant’s right to possession and quiet enjoyment of the Premises upon the transfer of Landlord’s interest to such senior party.

20.2. Subordination Agreement; Agency.    The subordination provided for in this Article is self-operative, and no further instrument of subordination is required to make it effective. To confirm this subordination, however, Tenant shall, within five (5) days after Landlord’s request, execute any further instruments or assurances in recordable form that Landlord reasonably considers necessary or desirable to evidence or confirm the subordination or superiority of this Lease to any such Encumbrances or Underlying Leases. Tenant’s failure to execute and deliver such instrument(s) shall constitute a default under this Lease. Any such instrument of subordination shall include a provision indicating that in the event of any foreclosure sale, deed in lieu of foreclosure, or similar event by which the holder of an encumbrance or Underlying Lease succeeds to the Landlord’s interest in the Premises, Tenant’s use, possession, and enjoyment of the Premises shall not be disturbed and this Lease shall continue in full force and effect as long as Tenant is not in default under the terms hereof.

20.3. Attornment.    Tenant covenants and agrees to attorn to the transferee of Landlord’s interest in the Building and/or Project by foreclosure, deed in lieu of foreclosure, exercise of any remedy provided in any Encumbrance or Underlying Lease, or operation of law (without any deductions or setoffs), if requested to do so by the transferee, and to recognize the transferee as the lessor under this Lease. The transferee shall not be liable for: (a) any acts, omissions, or defaults of Landlord that occurred before the sale or conveyance; or (b) the return of any security deposit except for deposits actually paid to the transferee.

20.4. Notice of Default; Right to Cure.    Tenant agrees to give written notice of any default by Landlord to the holder of any prior Encumbrance or Underlying Lease provided Tenant has received a written request giving the name and address of such holder. Tenant agrees that, before it exercises any rights or remedies under the Lease, the lien-holder or lessor shall have the right, but not the obligation, to cure the default within the same time, if any, given to Landlord to cure the default plus an additional ten (10) days.

Article 21
DEFAULTS AND REMEDIES

21.1. Tenant’s Default.    The occurrence of any of the following shall constitute a default by Tenant under this Lease: (a) Tenant’s failure to pay when due any monetary obligation required to be paid under this Lease (including, without limitation, Base Rent or Additional Rent) if the failure continues for five (5) days after written notice of the failure from Landlord to Tenant; (b) Tenant’s failure to provide any instrument or assurance as required by this Lease (including, without limitation, estoppel certificates, financial statements, and subordination agreements) if the failure continues for ten (10) days after written notice of the failure from Landlord to Tenant; (c) Tenant’s failure to perform any other obligation under this Lease if the failure continues for fifteen (15) days after written notice of the failure from Landlord to Tenant (provided, however, in the event such failure cannot be cured within such 15-day period, despite Tenant’s best efforts, then such 15-day period shall be extended to the extent necessary to allow such cure to be completed, but in no event longer than 60 days); (d) to the extent permitted by law: (1) a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors; (2) the filing by or against Tenant, or any guarantor, of any proceeding under an insolvency or bankruptcy law, unless (in the case of an involuntary proceeding) the proceeding is dismissed within sixty (60) days; (3) the appointment of a trustee or receiver to take possession of all or substantially all the assets of Tenant or any guarantor, unless possession is unconditionally restored to Tenant or that guarantor within thirty (30) days and the trusteeship or receivership is dissolved; (4) any execution or other judicially authorized seizure of all or substantially all the assets of Tenant located on the Premises, or of Tenant’s interest in this Lease, unless that seizure is discharged within thirty (30) days; (e) the committing of waste on the Premises; or (f) Tenant’s failure to occupy the Premises within thirty (30) business days after the Premises are ready for occupancy. It is agreed that Tenant shall have the right to vacate the Premises without creating a default under this Lease provided Tenant continues to pay the Rent due hereunder and otherwise complies with the terms and conditions of this Lease.

21.2. Replacement of Statutory Notice Requirements.    When this Lease (including, specifically, the preceding paragraph) requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner in which notices are required to be delivered by this Lease shall replace and satisfy the statutory service of notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute.

21.3. Landlord’s Remedies on Tenant’s Default.    On the occurrence of a default by Tenant, Landlord shall have the right to pursue any one or more of the following remedies in addition to any other remedies now or later available to Landlord at law or in equity. These remedies are not exclusive but cumulative.

21.3.1. Termination of Lease.    Landlord may, by written notice, terminate this Lease and recover possession of the Premises. Once Landlord has terminated this Lease, Tenant shall immediately surrender the Premises to Landlord. On termination of this Lease, Landlord may recover from Tenant all of the following: (a) the worth at the time of the award of any unpaid Rent that had been earned at the time of the termination, to be computed by allowing interest at the Default Rate (as defined below); (b) the worth at the time of the award of the amount by which the unpaid Rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by allowing interest at the Default Rate; (c) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%); (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom; and (e)

any other amounts, in addition to or in lieu of those listed above, that may be permitted by applicable law.

21.3.2. Continuation of Lease in Effect.    Landlord may exercise the remedy described in California Civil Code Section 1951.4, which provides that, when a tenant has the right to sublet or assign (subject only to reasonable limitations), the landlord may continue the lease in effect after the Tenant’s breach and abandonment and recover Rent as it becomes due. Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

21.3.3. Tenant’s Subleases.    Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, Landlord may: (a) terminate any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting the Premises. (b) choose to succeed to Tenant’s interest in such an arrangement. If Landlord elects to succeed to Tenant’s interest in such an arrangement, Tenant shall, as of the date of notice by Landlord of that election, have no further right to, or interest in, the Rent or other consideration receivable under that arrangement.

21.4. Efforts to Relet.    For purposes of this Article, Tenant’s right to possession shall not be considered to have been terminated by Landlord’s efforts to relet the Premises, by Landlord’s acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests under this Lease. This list is merely illustrative of acts that may be performed by Landlord without terminating Tenant’s right to possession. No act other than a written notice of termination from Landlord shall constitute an election by Landlord to terminate this Lease.

21.5. Acceptance of Rent Without Waiving Rights.    Landlord may accept Tenant’s payments without waiving any rights under this Lease, including rights under a previously served notice of default, other than the right to pursue Tenant for non-payment of the amount so accepted. If Landlord accepts payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Tenant any further notice or demand.

21.6. Landlord’s Right to Perform Tenant’s Obligations.    In addition to the foregoing rights, if Tenant’s failure to perform a non-monetary obligation under this Lease continues for five (5) days after notice to Tenant, Landlord may perform the obligation on Tenant’s behalf, without waiving Landlord’s rights for Tenant’s failure to perform such obligation and without releasing Tenant from such obligations. Within five (5) days after receiving a statement from Landlord, Tenant shall pay to Landlord the amount of expense reasonably incurred by Landlord in performing Tenant’s obligation, including a reasonable charge for Landlord’s overhead/supervision.

Article 22
LATE PAYMENTS

22.1. Late Charges.    If any Base Rent or Additional Rent payment is not received by Landlord or Landlord’s designee within five (5) days after that payment is due, Tenant shall pay to Landlord a late charge equal to the greater of One Hundred Dollars ($100), or ten percent (10%) of the overdue amount as liquidated damages, in lieu of actual damages (other than interest under the next paragraph and attorneys’ fees and costs as provided below). The parties agree that this late charge represents a reasonable estimate of the expenses that Landlord will incur because of any late payment of Rent (other than interest and attorney fees and costs) and that such amount is fair and reasonable under the facts and circumstances existing as of the date of this Lease. Landlord’s acceptance of any liquidated damages shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease. Tenant shall pay the late charge as Additional Rent with the next installment of Base Rent.

22.2. Interest.    If any monetary obligation of Tenant is not received by Landlord or Landlord’s designee within thirty (30) days after that obligation is due, Tenant shall pay to Landlord interest on the past due amount, from the date due until paid, at the rate of four percent (4%) per annum above the then applicable Wall Street Journal “prime rate”, or an equivalent rate if there is then no published prime rate (the “Default Rate”). Despite any other provision of this Lease, the Default Rate shall not exceed the limits, if any, imposed in such instance by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, Landlord shall refund the portion exceeding those sums in cash to Tenant.

Article 23
NON-WAIVER

23.1. Non-Waiver.    No waiver of any provision of this Lease shall be implied by any failure of either party to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by either party of any provision of this Lease must be in writing. Such written waiver shall affect only the provision specified and only for the time and in the manner stated in the writing.

23.2. Acceptance and Application of Payment. Not Accord and Satisfaction.    No receipt by Landlord of a lesser payment than the Rent required under this Lease shall be considered to be other than on account of the earliest amount due, and no endorsement or statement on any check or letter accompanying a payment or check shall be considered an accord and satisfaction. Landlord may accept checks or payments without prejudice to Landlord’s right to recover all amounts due and pursue all other remedies provided for in this Lease. Landlord’s receipt of monies from Tenant after giving notice to Tenant terminating this Lease shall in no way reinstate, continue, or extend the Lease Term or affect the Termination Notice given by Landlord before the receipt of those monies. After serving notice terminating this Lease, filing an action, or obtaining final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of that Rent shall not waive or affect such prior notice, action, or judgment.

Article 24
WAIVER OF RIGHT TO JURY TRIAL

24.1. Waiver of Right to Jury Trial.    Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

Landlord’s Initials	Tenant’s Initials

Article 25
ATTORNEY FEES AND COSTS

25.1. Legal Costs.    If either party incurs any costs or expenses in connection with any action instituted by either party by reason of any dispute pursuant to this Lease or for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease by either party, or for any other relief pursuant to this Lease, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including without limitation, its actual professional fees such as appraisers’, accountants, and attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action or dispute and shall be enforceable whether or not the action is prosecuted to judgment. The provisions contained in this paragraph shall survive the expiration or earlier termination of this Lease, and in the event any action or proceeding is instituted to recover possession of the Premises following the expiration or earlier termination of this Lease, the provisions contained in this paragraph shall be applicable.

Article 26
LANDLORD’S ACCESS TO PREMISES

26.1. Landlord’s Access to Premises.    Landlord and its agents shall have the right at all reasonable times and upon reasonable notice (except where circumstances make giving of prior notice impractical or unreasonable, such as in the case of an emergency, or where risk to personal property exists) to enter the Premises to: (a) inspect the Premises; (b) show the Premises to prospective purchasers, mortgagees, or tenants or to ground lessors or underlying lessors; (c) serve, post, and keep posted notices required by law or that Landlord considers necessary for the protection of Landlord or the Building; or (d) make repairs, replacements, alterations, or improvements to the Premises or Building that Landlord considers necessary or desirable. Despite any other provision of this Article, Landlord may enter the Premises at any time to: (a) perform services required of Landlord; (b) take possession due to any breach of this Lease; or (c) perform any covenants of Tenant that Tenant fails to perform. Landlord shall make reasonable efforts to minimize interference with Tenant’s use of the Premises when Landlord exercises its rights under this Section 26.1.

26.2. Tenant’s Waiver.    Landlord may enter the Premises without the abatement of Rent and may take steps to accomplish the above-stated purposes. Tenant waives any claims for damages caused by Landlord’s entry, including damage claims for: (a) injuries; (b) inconvenience to or interference with Tenant’s business; (c) lost profits; and (d) loss of occupancy or quiet enjoyment of the Premises, other than claims resulting from Landlord’s gross negligence or intentional misconduct.

Article 27
SIGNS

27.1. Building Name; Landlord’s Signage Rights.    Subject to Tenant’s signage rights under this Article, Landlord may at any time change the name of the Building and install, affix, and maintain all signs on the exterior and interior of the Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not have or acquire any property right or interest in the name of the Building. Tenant may use the name of the Building or pictures or illustrations of the Building in advertising or other publicity during the Lease Term.

27.2. Tenant’s Signage Rights Within the Building.

27.2.1. Single Tenant Floor.    If the Premises comprise an entire floor of the Building, Tenant may, at Tenant’s sole expense, install identification signs (including its logo) anywhere in the Premises, including the elevator lobby of the Premises, subject to the following requirements: (a) Tenant must obtain Landlord’s prior written approval for such signs, which Landlord may, in Landlord’s sole, reasonable discretion, grant or deny; (b) all signs must be in keeping with the quality, design, and style of the Building; and (c) no sign may be visible from the exterior of the Building.

27.2.2. Multi-Tenant Floor.    If other tenants occupy space on the floor on which the Premises are located, Landlord shall provide Tenant’s identifying signs in the form of a door plaque and elevator lobby signage at Tenant’s expense. The signs shall be comparable to those used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program. Tenant shall receive space on the Building directory board in the main lobby proportionate to the ratio of the Rentable Square Feet of space in the Premises to the number of Rentable Square Feet in the Building.

27.2.3. Prohibited Signs and Other Items.    Tenant may not display any signs on the exterior or roof of the Building or in the common areas of the Building or the Project.

28

Tenant may not install or display any signs, window coverings, blinds (even if located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises without Landlord’s prior written approval, which Landlord may, in Landlord’s sole discretion, grant or withhold. Any signs, notices, logos, pictures, names, or advertisements that are installed by or for Tenant without Landlord’s approval may be removed without notice by Landlord at Tenant’s expense.

Article 28
TENANT PARKING

28.1. Number of Parking Passes. Tenant shall be entitled to receive, at no charge, parking passes from Landlord for the number of parking spaces for Tenant’s use as is set forth in the Summary of Basic Lease Information. Tenant shall pay Landlord the standard charge for any parking passes which must be replaced due to loss or destruction. Tenant shall have no right to use any parking spaces in excess of the number of parking passes provided to Tenant pursuant hereto and neither Tenant nor Tenant’s employees may use any guest parking spaces in the Project.

28.2. Location of Parking. Landlord specifically reserves the right to designate and to change the location, size, configuration, design, layout, and all other aspects of the parking facilities, including the initiation or discontinuance of a valet system. Landlord may close off or restrict access to the parking facilities from time to time to facilitate construction, alteration, or improvements, without incurring any liability to Tenant and without any abatement of Rent under this Lease.

28.3. Parking Rules and Regulations. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all non-discriminatory rules and regulations prescribed from time to time by Landlord for the orderly operation and use of the parking facilities. Tenant shall use all reasonable efforts to ensure that Tenant’s employees and visitors also comply with such rules and regulations.

28.4. Nontransferable Passes. The parking passes issued by Landlord to Tenant under this Article are provided to Tenant solely for use by Tenant’s personnel (not including Tenant’s invitees and guests). These passes may not be transferred, assigned, subleased, or otherwise alienated by Tenant without Landlord’s prior approval, which approval Landlord may withhold in its sole discretion.

Article 29
SECURITY

29.1. Security. Tenant acknowledges (i) that the Base Rent does not include the cost of any security measures for any portion of the Project (ii) that Landlord shall have no obligation to provide any such security measures, (iii) that Landlord has made no representation to Tenant regarding the safety or security of the Project, and (iv) that Tenant will be solely responsible for providing any security it deems necessary to protect itself, its property, and Tenant’s employees, agents, contractors, and invitees in, on, or about the Project. If Landlord provides any security measures at any time, then the cost thereof shall be included as part of the Direct Expenses, but Landlord will not be obligated to continue providing such security measures for any period of time, Landlord may discontinue such service without notice and without liability to Tenant, and Landlord will not be obligated to provide such security measures with any particular standard of care. Tenant assumes all responsibility for the security and safety of Tenant, Tenant’s property, and Tenant’s employees, agents, contractors, and invitees. Tenant releases Landlord from all claims for damage, loss, or injury to Tenant, Tenant’s employees, agents, contractors, and invitees, and/or to the personal property of Tenant and/or of Tenant’s employees, agents, contractors, and invitees, even if such damage, loss, or injury is caused by or results from the criminal or negligent acts of third parties. Landlord shall have no duty to warn Tenant of any criminal acts or dangerous conduct that has occurred in or near the Project, regardless of Landlord’s knowledge of such crimes or conduct, and Tenant is hereby instructed to conduct its own investigation through local police agencies regarding any criminal acts or dangerous conduct that has occurred in or near the

Project. Tenant shall have access to the Premises at all times other than in the case of an emergency. Landlord may institute a controlled access device for after hours access.

Article 30
MISCELLANEOUS

30.1. Captions. The captions of articles and sections and the table of contents of this Lease are for convenience only and have no effect on the interpretation of the provisions of this Lease.

30.2. Word Usage. Unless the context clearly requires otherwise, the plural and singular numbers shall each be considered to include the other; the masculine, feminine, and neuter genders shall each be considered to include the others; “Shall”, “will”, “must”, “agrees”, and “covenants” are each mandatory; “May” is permissive; “Or” is not exclusive; and “Includes” and “including” are not limiting.

30.3. Counting Days. Days shall be counted by excluding the first day and including the last day. If the last day is a Saturday, Sunday, or legal holiday as described in Government Code Sections 6700-6701, it shall be excluded. Any act required by this Lease to be performed by a certain day shall be timely performed if completed before 5 p.m. local time on that date. If the day for performance of any obligation under this Lease is a Saturday, Sunday, or legal holiday, the time for performance of that obligation shall be extended to 5 p.m. local time on the first following date that is not a Saturday, Sunday, or legal holiday.

30.4. Entire Agreement; Amendments. This Lease and all exhibits addenda, schedules, and agreements referred to in this Lease constitute the final, complete, and exclusive statement of the terms of the agreement between Landlord and Tenant pertaining to Tenant’s lease of space in the Building and supersede all prior and contemporaneous understandings or agreements of the parties. Neither party has been induced to enter into this Lease by, and neither party is relying on, any representation or warranty outside those expressly set forth in this Lease. This Lease may be amended only by an agreement in writing signed by Landlord and Tenant.

30.5. Exhibits. The Exhibits and Addendum, if applicable, attached to this Lease are a part of this Lease and incorporated into this Lease by reference.

30.6. Reasonableness and Good Faith. Except as otherwise provided elsewhere in this Lease, whenever this Lease requires Landlord or Tenant to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld or delayed.

30.7. Partial Invalidity. If a court or arbitrator of competent jurisdiction holds any Lease clause to be invalid or unenforceable in whole or in part for any reason, the validity and enforceability of the remaining clauses, or portions of them, shall not be affected unless an essential purpose of this Lease would be defeated by loss of the invalid or unenforceable provision.

30.8. Binding Effect. Subject to the limitations on Transfer contained herein, this Lease shall bind and benefit the parties to this Lease and their legal representatives and successors in interest.

30.9. Independent Covenants. This Lease shall be construed as though the covenants between Landlord and Tenant are independent and not dependent. Tenant expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations under this Lease, Tenant shall not be entitled: (a) to make any repairs or perform any acts at Landlord’s expense; or (b) to any setoff of the Rent or other amounts owing under this Lease against Landlord. The foregoing, however, shall in no way impair Tenant’s right to bring a separate action against Landlord for any violation by Landlord of the provisions of this Lease if notice is first given to Landlord and any lender of whose address Tenant has been notified, and an opportunity is granted to Landlord and that lender to correct those violati as provided above.

30.10. Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

30.11. Notices. All notices (including requests, demands, approvals, or other communications) under this Lease shall be in writing. Notice shall be sufficiently given for all purposes as follows: (a) when personally delivered to the recipient, notice is effective on delivery, (b) when mailed first class to the last address of the recipient known to the party giving notice, notice is effective on delivery, (c) when mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt, (d) when delivered by overnight delivery (FedEx/Airborne/United Parcel Service/DHL WorldWide Express) with charges prepaid or charged to the sender’s account, notice is effective on delivery if delivery is confirmed by the delivery service, (e) when sent by telex or fax to the last telex or fax number of the recipient known to the party giving notice, notice is effective on receipt as long as (1) a duplicate copy of the notice is promptly given by first class or certified mail or by overnight delivery or (2) the receiving party delivers a written confirmation of receipt. Any notice given by telex or fax shall be considered to have been received on the next business day if it is received after 5 p.m. (recipient’s time) or on a non-business day. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight delivery service. Addresses for purposes of giving notice are set forth in the Summary of Basic Lease Information. Either party may change its address or telex or fax number by giving the other party notice of the change in any manner permitted by this paragraph. If Tenant is notified of the identity and address of Landlord’s lender or ground or underlying lessor, Tenant shall give to that lender or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease.

30.12. Force Majeure. If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes; lockouts; labor disputes; acts of God; inability to obtain services, labor, or materials or reasonable substitutes for those items; government actions; civil commotion; fire or other casualty; or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant’s obligation to pay Rent, however, is not excused by this paragraph.

30.13. Time of the Essence. Time is of the essence of this Lease and each of its provisions.

30.14. Modifications Required by Landlord’s Lender. If any lender of Landlord or ground lessor of the Building and/or Project requires a modification of this Lease that will not increase Tenant’s cost or expense or materially or adversely change Tenant’s rights and obligations, this Lease shall be so modified and Tenant shall execute whatever documents are required and deliver them to Landlord within ten (10) days after the request.

30.15. Recording. Neither this Lease nor any memorandum, affidavit, or other writing relating to this Lease may be recorded by Tenant or anyone acting through, under, or on behalf of Tenant. Recordation in violation of this provision constitutes an act of default by Tenant.

30.16. Liability of Landlord. Except as otherwise provided in this Lease or applicable law, for any breach of this Lease the liability of Landlord (including all persons and entities that comprise Landlord, and any successor landlord) and any recourse by Tenant against Landlord shall be limited to the interest of Landlord and Landlord’s successors in interest in and to the Building and Project and the income therefrom. On behalf of itself and all persons claiming by, through, or under Tenant, Tenant expressly waives and releases Landlord (and its officers, directors, and shareholders) from any personal liability for breach of this Lease.

30.17. Transfer of Landlord’s Interest. Landlord has the right to transfer all or part of its interest in the Building and Project and in this Lease. On such a transfer, Landlord shall automatically be released from all liability thereafter accruing under this Lease, and Tenant shall look solely to that transferee for the performance of Landlord’s obligations under this Lease after the date of transfer. Landlord may assign its interest in this Lease to a mortgage lender as additional security. This assignment shall not release Landlord from its obligations under this Lease, and Tenant shall continue to look to Landlord for the performance of its obligations under this Lease.

30.18. Joint and Several Obligations of Tenant. If more than one individual or entity comprises Tenant, the obligations imposed on each individual or entity that comprises Tenant under this Lease shall be joint and several.

30.19. Submission of Lease. Submission of this document for examination or signature by the parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Tenant. This document is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

30.20. Legal Authority.

30.20.1. Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of that corporation represents and warrants that: (a) the individual is authorized to execute and deliver this Lease on behalf of that corporation in accordance with a duly adopted resolution of the corporation’s board of directors and in accordance with that corporation’s articles of incorporation or charter and bylaws; (b) the corporation is a duly organized and legally existing corporation in good standing in the State of California; and (c) the execution and delivery of this Lease by that corporation shall not result in any breach of or constitute a default under any mortgage, deed of trust, lease loan, credit agreement, partnership agreement, or other contract or instrument to which that corporation is a party or by which that corporation may be bound.

30.20.2. Partnership Authority. If Tenant is a partnership, each individual executing this Lease on behalf of the partnership represents and warrants that: (a) the individual is duly authorized to execute and deliver this Lease on behalf of the partnership in accordance with the partnership agreement, or an amendment to the partnership agreement, now in effect; (b) the partnership is a duly organized and legally existing partnership and has filed all certificates required by law; and (c) the execution and delivery of this Lease shall not result in any breach of or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement, or other contract or instrument to which the partnership is a party or by which the partnership may be bound.

30.20.3. Limited Liability Company Authority. If Tenant is a limited liability company, each individual executing this Lease on behalf of that company represents and warrants that: (a) the individual(s) executing this Lease on behalf of the company has/have full power and authority under the company’s governing documents to execute and deliver this Lease in the name of and on behalf of the company and to cause the company to perform its obligations under this Lease; (b) the company is a limited liability company duly organized and validly existing under the laws of the State of California; and (c) the company has the power and authority under applicable law and its governing documents to execute and deliver this Lease and to perform its obligations under this Lease.

30.21. Right to Lease. Landlord reserves the absolute right to contract with any other person or entity to be a tenant in the Building as Landlord, in Landlord’s sole business judgment, determines best to promote the interests of the Building. Tenant does not rely on the expectation, and Landlord does not represent, that any specific tenant or type or number of tenants will, during the Lease Term, occupy any space in the Building.

30.22. No Air Rights. No rights to any view from the Premises or to exterior light or air to the Premises are created under this Lease.

30.23. Brokers. Landlord and Tenant each represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the real estate brokers or agents specified in the Summary of Basic Lease Information and that they know of no other real estate broker or agent who is entitled to a commission or finder’s fee in connection with this Lease. Each party shall indemnify, protect, defend, and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorney fees) for any leasing commission, finder’s fee, or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers. The terms of this Section shall survive the expiration or earlier termination of the Lease Term.

30.24. Transportation Management. Tenant shall fully comply with all current or future compulsory programs imposed by any public authority, intended to manage parking, transportation, or traffic in and around the Building. In connection with this compliance, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any government transportation management organization, or other transportation related committees or entities. This provision includes programs such as the following: (a) restrictions on the number of peak hour vehicle trips generated by Tenant; (b) encouragement of increased vehicle occupancy through employer sponsored financial or in kind incentives; (c) implementation of an in house or area wide ridesharing program and appointment of an employee transportation coordinator; and (d) flexible work shifts for employees.

30.25. Quiet Enjoyment. So long as Tenant timely and completely performs all of its obligations hereunder, Landlord covenants that Tenant shall have the quiet enjoyment of the Premises subject to all of the terms, provisions, and conditions of this Lease.

30.26. Disclaimer. Nothing in this Lease shall constitute an offer to lease, nor shall the terms of this Lease be binding until signed by both Tenant and Landlord.

DATE:	4/23/98

LANDLORD:		TENANT

Pacific Torrey Reserve Holdings, L.P.,		Avalon Entertainment Group, Inc.,
a California limited partnership		a Tennessee corporation

By:	American Assets, Inc.,
	a California corporation	By:	/s/ Thomas Miserendind
	Agent for Owner	Its:	Secretary

By:	/s/ John W. Chamberlain
John W. Chamberlain
Chief Executive Officer

EXHIBIT A
SITE PLAN OF PROJECT

This Exhibit A is intended to show the general configuration of the Project and the Building as of the Commencement Date and is not a representation or warranty by Landlord as to the size, nature or exact configuration of the Project or Building.

EXHIBIT B
DIAGRAM OF PREMISES

This Exhibit B is intended to show the general configuration of the Premises as of the Commencement Date and is not a representation or warranty by Landlord as to the size, nature or exact configuration of the Premises.

EXHIBIT C
TENANT IMPROVEMENT AGREEMENT

Landlord and Tenant are executing simultaneously with this Tenant Improvement Agreement (“Agreement”), a written lease (“Lease”) covering those certain premises more particularly described in Exhibit B to the Lease (“Premises”), in the Building more particularly described in the Lease. Landlord and Tenant agree that Landlord shall improve and prepare the Premises on Tenant’s behalf and for Tenant’s occupancy, on the terms and conditions set forth in this Agreement. To induce Landlord and Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

1. Definitions and Representatives. All terms used herein which are not defined shall have the meanings ascribed to them in the Lease. Landlord appoints Landlord’s Representative to act for Landlord and Tenant appoints Tenant’s Representative to act for Tenant in all matters covered by this Agreement. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Agreement will be made to Landlord’s Representative or Tenant’s Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord’s architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Agreement. Either party may change its Representative under this Agreement at any time with three business (3) days’ prior written notice to the other party.

Tenant’s Representative:

Landlord’s Representative:	Rick McKee, Vice President, c/o American Assets, Inc.,

Landlord’s Space Planner (“Space Planner”):	Facility Solutions

Landlord’s Contractor (“Contractor”):	Ninteman Construction Company

2. Plans and Specifications/Tenant Improvements. The Premises shall be improved by Landlord with certain tenant improvements (“Tenant Improvements”) in accordance with plans and specifications prepared by Landlord’s Space Planner, dated TBD, (“Plans and Specifications”). The Plans and Specifications have been approved by Landlord and Tenant prior to the date of this Agreement. Landlord’s approval of the Plans and Specifications for the Tenant Improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities. The cost of the Tenant Improvements shall be allocated between Landlord and Tenant as provided in Section 7 of this Agreement. In the event Tenant discovers latent defects in the Tenant Improvements and notifies Landlord of such defects, Landlord will assign to Tenant any warranty it receives from the Contractor or any subcontractor performing the Tenant Improvements which may be applicable to the defect.

3. Change Orders. Tenant may authorize changes in the work during construction, only by written instructions from Tenant’s Representative to Landlord’s Representative on a form approved by Landlord. All such changes shall be subject to Landlord’s prior written approval in accordance with Section 4 of this Agreement. Prior to commencing any change, Landlord shall prepare and deliver to Tenant, for Tenant’s approval, a change order (the “Change Order”) setting forth the additional time required to perform the change and the total cost of such change, which will include associated architectural, engineering and construction contractor’s fees, delay costs, additional coordination costs, and the cost of Landlord’s overhead at the rate of fifteen percent (15%) of the amount of the Change Order. If Tenant fails to approve such Change Order within two (2) business days after delivery by Landlord, Tenant shall be deemed to have withdrawn the proposed Change Order and Landlord shall not proceed to perform the change. Upon Landlord’s receipt of Tenant’s

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approval, Contractor shall proceed to perform the change and Tenant shall pay for such Change Order at the time Contractor starts work on such Change Order.

4. Landlord’s Approval. Landlord may withhold its approval of any revisions to the Plans and Specifications requested by Tenant, or any Tenant Change Orders which require work which: (i) exceeds or affects the structural integrity of the Building or any part of the Utility Installations or HVAC System; (ii) is not approved by the holder of any Mortgage encumbering the Building at the time the work is proposed; (iii) violates any agreement which affects the Building or which binds Landlord; (iv) Landlord reasonably believes will increase the cost of operation or maintenance of any of the systems of the Building; (v) Landlord reasonably believes will reduce the market value of the Building at the end of the Term; (vi) does not conform to applicable building codes or is not approved by any governmental authority with jurisdiction over the Premises and/or the Building; (vii) does not conform to Landlord’s “Building Standard” tenant improvement specifications unless otherwise approved by Landlord; or (vii) Landlord reasonably believes will result in a delay in the completion of the Tenant Improvements, or result in an increase in the cost of the Tenant Improvements (unless Tenant pays such excess in advance).

5. Substantial Completion and Commencement Date. The Commencement Date under the Lease shall not occur until the earlier to occur of (i) Substantial Completion of the Tenant Improvements and tender of possession of the Premises to Tenant; or (ii) the date Tenant opens for business in the Premises; or (iii) the date that Substantial Completion of the Tenant Improvements would have occurred but for Tenant Delays. If Substantial Completion of the Tenant Improvements shall be delayed as a result of a Tenant Delay, the Commencement Date shall be accelerated by the number of days of such Tenant Delay. Each of the following events shall be deemed a “Tenant Delay”: (a) delays resulting from any direction by Tenant that Landlord suspend work or otherwise hold up construction of any portion of the Tenant Improvements because of a possible Change Order by Tenant or for any other reason directed by Tenant; (b) delays because portions of Tenant Improvements cannot be performed until work to be performed by or on behalf of Tenant is performed; (c) delays due to the failure of Tenant to pay when due any amount payable pursuant to this Agreement; (d) delays which result directly or indirectly from Tenant’s changes in the Plans and Specifications; or (e) any other action or inaction of Tenant that directly or indirectly delays Landlord in completing the Tenant Improvements. Tenant shall pay any actual and documented costs or expenses incurred by Landlord as a result of any Tenant Delays, including without limitation, any increases in costs or expenses for labor or materials.

As used in this Lease and this Agreement, the term “Substantial Completion of the Tenant Improvements” shall mean that (i) all of the Base Building Systems are operational to the extent necessary to service the Premises, (ii) Landlord has procured an Authorization to Occupy/Certificate of Occupancy (or an equivalent from the City for such work), either temporary or final, and (iii) Landlord has completed the Tenant Improvements substantially in accordance with this Agreement except for finishing details of construction, decoration, mechanical, and other adjustments and other items of the type commonly found on an architectural “punch list”, none of which materially interfere with Tenant’s use or occupancy of the Premises for normal business operations.

6. Tenant’s Punch List. Prior to Landlord’s delivery of the Premises to Tenant, Landlord shall give Tenant three (3) business days prior notification of a meeting for Tenant to inspect the Tenant Improvements. Tenant’s Representative shall completely examine the Premises and prepare with Landlord’s Representative and Contractor a list of all visible items to be completed by Contractor to finish the Tenant Improvements. The list shall be signed by both Landlord and Tenant and all items shall be completed as soon as reasonably possible. Any items damaged during Tenant’s move in or occupancy shall be repaired or replaced by Contractor at Tenant’s sole cost and expense and not as part of the Tenant Improvement Allowance.

7. Tenant Improvement Allowance. Landlord agrees to provide Tenant an allowance in an amount not to exceed $28.00 per Usable Square Foot (“Tenant Improvement Allowance”). The Tenant Improvement Allowance shall include without limitation any and

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all costs of construction, city permits, space planning, engineering and the cost of Landlord’s overhead. The amount by which the costs to construct the Tenant Improvements exceed the Tenant Improvement Allowance shall be defined as the “Tenant Extra Cost” and shall be the sole responsibility of Tenant. Tenant shall pay to Landlord, within five (5) business days of Landlord’s written request therefor, the total amount payable by Tenant for the Tenant Extra Cost.

8. Conflicts. In the event of any conflict between the terms of this Agreement and the Lease, the terms of this Agreement shall control.

DATE:	4/23/98

LANDLORD:			TENANT

Pacific Torrey Reserve Holdings, L.P.,			Avalon Entertainment Group, Inc.,
a California limited partnership			a Tennessee corporation

By:	American Assets, Inc.,
	a California corporation		By:	/s/	Thomas Miserendind
	Agent for Owner		Its:		Secretary

	By:	/s/ John W. Chamberlain
John W. Chamberlain
Chief Executive Officer

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EXHIBIT D

NOTICE OF BASIC LEASE INFORMATION

To:

RE: Office Lease, dated

LANDLORD:

TENANT:

PREMISES:

BUILDING: The Building located at

RESPONSE DEADLINE:

Dear Sir or Madam:

In accordance with the office lease referred to above (Lease), we wish to advise you and confirm the following:

1. Construction of the Tenant Improvements is Substantially Complete, and the Lease Term shall commence as of                  , for a term of                          months, ending on                        .

2. The exact Rentable Area of the Premises is                                  Rentable Square Feet.

3. In accordance with the Lease, Base Rent began to accrue on      , in the amount of

4. If the Lease Commencement Date is other than the first day of the month, the first billing shall contain a pro rata adjustment based on the actual number of days in the first calendar month. Each subsequent billing, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

5. Base Rent and any estimated Operating Expense and Tax payments are due and payable in advance on the first day of each month during the Lease Term. Your rent checks should be made payable to                                    at

6. Tenant’s Share, as of the Commencement Date, and as adjusted based on the exact number of Rentable Square Feet in the Premises, is                               .

LANDLORD		TENANT

Pacific Torrey Reserve Holdings, L.P.,
a California limited partnership		a

By:	American Assets, Inc.,
	a California corporation	By:	/s/ Thomas Miserendind
	Agent for Owner	Its:

By:
John W. Chamberlain Chief Executive Officer

EXHIBIT E

RULES AND REGULATIONS

Tenant shall comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of these Rules and Regulations.

1.               Locks; Keys. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Landlord for the Premises shall furnish two keys, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2.               Doors Opening to Public Corridors. All doors opening to public corridors must be kept closed at all times except for normal ingress to and egress from the Premises.

3.               Securing Doors; Admission to Building. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during the hours when Comparable Buildings are customarily closed and locked. When departing after the Building’s normal business hours, Tenant and Tenant’s employees and agents must be sure that the doors to the Building are securely closed and locked. Any person, including Tenant and Tenant’s employees and agents, who enters or leaves the Building at any time when it is locked or at any time considered to be after the Building’s normal business hours, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has previously arranged a pass for access to the Building. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building of any person. Landlord reserves the right, in the event of invasion, mob, riot, public excitement, or other commotion, to prevent access to the Building or Project during the continuance of that event by any means it considers appropriate for the safety and protection of life and property.

4.               Furniture, Freight, and Equipment; Service Deliveries. No furniture, freight, or equipment of any kind may be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building must be scheduled with Landlord and done only at the time and in the manner designated by Landlord. No service deliveries (other than messenger services) shall be allowed between the hours of 4 p.m. and 6 p.m., Monday through Friday. Landlord may at any time restrict the elevators and areas of the Building into which messengers may enter and may require that Tenant leave deliveries at the lobby security desk for pickup. Landlord may prescribe the weight, size, and position of all safes and other heavy property brought into the Building and the times and manner of moving those items within and out of the Building. Tenant shall not overload the floor of the Premises. If considered necessary by Landlord, safes and other heavy objects must stand on supports that are adequate to distribute the weight properly. Landlord shall not be responsible for loss of or damage to any safe or property. Any damage to any part of the Building or to its contents, occupants, or visitors caused by moving or maintaining any safe or other property referred to in this clause shall be the sole responsibility and expense of Tenant.

5.               Receipt of Deliveries; Use of Elevators. No furniture, packages, supplies, equipment, or merchandise may be received in the Building or carried up or down in the elevators, except between those hours and in that specific elevator that Landlord shall designate.

6.               No Disturbance of Other Occupants. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and Landlord’s agents to prevent those actions.

7.               Use of Restrooms; Responsibility for Damage. The restrooms, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind shall be thrown into them. The expense of

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any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who caused, or whose employees or agents caused, the breakage, stoppage, or damage.

8.               Heating and Air-Conditioning. Tenant shall not use any method of heating or air-conditioning, other than that supplied by Landlord, without Landlord’s prior written consent.

9.               Foul or Noxious Gases or Substances: Noninterference With Others. Tenant shall not use or keep, or allow to be used or kept, any foul or noxious gas or substance in or on the Premises. Tenant shall not allow the Premises to be occupied or used in a manner causing noise, odors, or vibrations that are offensive or objectionable to Landlord or other occupants of the Project.

10.         Animals, Birds, and Vehicles. Tenant shall not bring into, or keep within, the Premises or the Building any animals, birds, or vehicles (e.g., bicycles).

11.         Cooking; No Use of Premises for Improper Purposes. Unless included in Tenant’s Permitted Use, no cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory (UL)-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate, and similar beverages for employees and visitors. This use must be in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulation

12.         Telephone and Other Wires. Tenant may not introduce telephone wires or other wires into the Premises without first obtaining Landlord’s approval of the method and location of such introduction. No boring or cutting for telephone wires or other wires shall be allowed without Landlord’s consent. The location of telephones, call boxes, and other office equipment affixed to the Premises shall be subject to Landlord’s prior approval.

13.         Exclusion or Expulsion. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is under the influence of alcohol or drugs or commits any act in violation of any of these Rules and Regulations.

14.         Loitering Prohibited. Tenant and Tenant’s employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or common areas for the purpose of smoking tobacco products or for any other purpose. Tenant and Tenant’s employees and agents shall not obstruct those areas but use them only as a means of ingress to and egress from the Premises.

15.         Operation of Electricity, Water, and Air-Conditioning. Tenant shall not waste electricity, water, or air-conditioning and shall cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air-conditioning system. Tenant shall not adjust any controls of that heating and air-conditioning system.

16.         Disposal of Trash and Garbage. Tenant shall store all trash and garbage within the interior of the Premises. Tenant shall not place or have placed in the trash boxes or receptacles any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building. In disposing of trash and garbage, Tenant shall comply fully with any law or ordinance governing that disposal. All trash, garbage, and refuse disposal shall be made only through entryways and elevators provided for that purpose and shall be made only at times designated by Landlord.

17.         Compliance With Safety Regulations. Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or by any government agency.

18.         Protection of Premises. Tenant shall assume all responsibility, including keeping doors locked and other means of entry to the Premises closed, for protecting the Premises from theft, robbery, and pilferage.

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19.         Awnings, Curtains, and Electrical Ceiling Fixtures. No awnings or other projection shall be attached to the outside walls of the Building without Landlord’s prior written consent. No curtains, blinds, shades, or screens shall be attached to, hung in, or used in connection with any window or door of the Premises without Landlord’s prior written consent. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings attached to those windows, if any, in the Premises that have a view of any interior portion of the Building or Building Common Areas.

20.         Non-Obstruction of Light. Tenant shall not cover or obstruct the sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways, or other public places in the Building. Tenant shall not place any bottles, parcels, or other articles on the windowsills.

21.         Provision of Information to Tenant’s Employees. Tenant shall comply with requests by Landlord that Tenant inform Tenant’s employees of items of importance to Landlord.

22.         Hand Trucks and Similar Equipment. Without Landlord’s prior consent, Tenant shall not use, in any space or in the public halls of the Building, any hand trucks unless they are equipped with rubber tires and side guards or similar equipment. Tenant shall not bring any other vehicles of any kind into the Building.

23.         Parking Rules and Regulations. Without Landlord’s prior written consent, no automobile detailing or washing shall be permitted in the parking areas of the Building or Project.

24.         Rules Changes; Waivers. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Landlord’s judgment, may be necessary for: (a) The management, safety, care, and cleanliness of the Premises, Building, and Project; (b) The preservation of good order; and (c) The convenience of other occupants and tenants in the Premises, the Building, and the Project.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants. No waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing those Rules or Regulations against any other tenant of the Project. Tenant shall be considered to have read these Rules and Regulations and to have agreed to abide by them as a condition of Tenant’s occupancy of the Premises.

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EXHIBIT F
ESTOPPEL CERTIFICATE

The undersigned certifies as follows:

1.       The undersigned (Tenant) and                                          , a                        (Landlord) entered into a written office lease dated                                       , in which Landlord leased to Tenant and Tenant leased from Landlord premises in the office building located at                                        (Building). The Building is described in Lease Article 1 (Project, Building and Premises). The Lease has been amended, modified, and supplemented as follows:                                                                          . The lease, as amended, modified, and supplemented, is referred to in this Certificate as the “Lease.”

2.       Under the Lease, Tenant has leased approximately                   rentable square feet of space (Premises) in the Building and has paid to Landlord a security deposit of                  . The term of the Lease began on                  , and expires on                  , subject to any options to extend identified in Section 4 of this Exhibit. Tenant has paid Base Rent through                  . The next payment of Base Rent in the amount of                   is due on                           . Tenant is required to pay                   percent of the Direct Expenses (as defined in Lease Article 5) for the Building and Project, in excess of Direct Expenses for base year                  .

3.       Tenant is entitled to                   unreserved parking spaces free of charge and                   parking spaces at a charge of                   per month per space.

4.       The Lease provides for                      option(s) to extend the term of the Lease for                       years each. The rental rate for each extension term is as follows:                                                           .

5.               There are no oral or written amendments, modifications, or supplements to the Lease except as stated in Section 1 of this Certificate. A true, correct, and complete copy of the Lease, including all amendments, modifications, and supplements, is attached to this Certificate. The Lease, as amended, modified and supplemented, is in full force and effect and represents the entire agreement between Landlord and Tenant pertaining to the Premises, the Building, and the Project.

6.               All space and improvements leased by Tenant have been completed and furnished in accordance with the provisions of the lease, and Tenant has accepted and taken possession of the Premises. All contributions required to be paid by Landlord to date for improvements to the Premises have been paid in full.

7.               To the best of Tenant’s knowledge, Landlord is not in default in the performance of any of the terms or provisions of the Lease. Tenant is not in default in the performance of any of the terms or provisions of the Lease and has not assigned, transferred, or hypothecated the Lease or any interest in the Lease or subleased all or part of the Premises.

8.               There are no setoffs or credits against Rent payable under the Lease. No free periods or rental abatements, rebates, or concessions have been granted to Tenant, except as follows:                                                 .

9.                 Tenant has no actual knowledge of any processing, use, storage, disposal, release, or treatment of any hazardous or toxic material or substance on the Premises or the Project except                                                         as                                                  follows:                                                                                                                                                                                                  .

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10.         There are no pending actions, voluntary or involuntary, under any bankruptcy or insolvency laws of the United States or any state against Tenant or any guarantor of Tenant’s obligations under the Lease.

This Certificate is given to                                        as [lender or purchaser] with the understanding that he/she/it or his/her/its assignee shall rely on it in connection with the [acquisition of the Building and/or Project/making a loan secured by the Building, the land upon which the Building is located and the Project]. Following that [acquisition/loan], Tenant agrees that the Lease shall remain in full force and effect and shall bind and inure to the benefit of the [purchaser/lender] and its successor in interest.

TENANT

By:	/s/ Thomas Miserendind
	Name:	Thomas Miserendind
	Title:	Secretary

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GUARANTY OF LEASE

This Guaranty of Lease (“Guaranty”) is executed effective 4/23/98, 1998, by TBA Entertainment Corporation, Inc., a Delaware corporation (“Guarantor”), whose address for notices is 402 Heritage Plantation Way, Hickory Valley, TN 38042, in favor of Pacific Torrey Reserve Holdings, LP., a California limited partnership (“Landlord”), whose address for notices is 11455 El Camino Real, Suite 200, San Diego, California 92130-2045. Guarantor covenants and agrees as follows:

1.               Recitals. This Guaranty is made with reference to the following recitals of facts which constitute a material part of this Guaranty:

1.1. Landlord, as landlord, and Avalon Entertainment Group, Inc., a Tennessee corporation (“Tenant”), as tenant, are concurrently herewith entering into a Lease (the “Lease”) with respect to certain premises located within a building designated by Landlord as Building 1 - North Court, 11682 El Camino Real, which is located in that certain mixed-use project commonly referred to as Torrey Reserve Unit No. 2 (the “Property”).

1.2. Guarantor maintains a financial interest in Tenant but is an individual separate and distinct from Tenant. In addition, Guarantor is receiving consideration from Tenant for executing this Guaranty.

1.3. Landlord would not have entered into the Lease with Tenant without having received this Guaranty executed by Guarantor as an inducement.

1.4. By this Guaranty, Guarantor intends to unconditionally guarantee the full, timely, and complete performance of all of Tenant’s covenants and obligations set forth in or arising out of the Lease (collectively, the “Guaranteed Obligations”).

2.               Guaranty. For valuable consideration, Guarantor absolutely and unconditionally guarantees, upon demand, to and for the benefit of Landlord, the full, timely, and complete payment and performance of all of the Guaranteed Obligations. This Guaranty constitutes an absolute, direct, immediate, and unconditional guarantee of timely payment and performance, and not merely of collectibility, and shall include, without limitation, all primary, secondary, direct, indirect, fixed, and contingent obligations of Tenant to pay rent, additional rent, late charges, common area charges, insurance, taxes, indemnifications, and other fees, charges, sums, costs, and expenses which may be owing by Tenant at any time in connection with the Guaranteed Obligations, as such may be modified, amended, extended, or renewed from time to time. If a specific amount outstanding and owing by Tenant under the Lease or the Guaranteed Obligations is determined by a Court of competent jurisdiction, that determination shall be conclusive and binding on Guarantor, regardless of whether or not Guarantor was a party to the proceeding in which such determination was made. If Tenant defaults in the payment of any amount when due under the Lease, Guarantor shall, in lawful money of the United States, pay to Landlord or order, on demand, all sums due and owing under the Lease. Additionally, Guarantor shall assume responsibility for and shall fully perform all of the other Guaranteed Obligations promptly upon receiving written notice from

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Landlord that Tenant has failed to perform any of such obligations in accordance with the Lease. No delay by Landlord in providing notice of a default by Tenant or making demand hereunder will affect Guarantor’s obligations under this Guaranty. The obligations of Guarantor under this Guaranty are independent of the obligations of Tenant or any other guarantor. The obligations of Guarantor under this Guaranty shall be continuing and irrevocable until all of the Guaranteed Obligations have been fully satisfied (or waived by Landlord in a writing specifically for the benefit of Guarantor, at which time this Guaranty shall terminate and be of no further force or effect, except as otherwise set forth herein). If at any time all or any part of any payment received by Landlord from Tenant, Guarantor, or any other person under or with respect to the Lease or this Guaranty is refunded or rescinded pursuant to any court order (including without limitation any court order arising out of the insolvency, bankruptcy, or reorganization of Tenant, Guarantor or any other guarantor), then the Guarantor’s obligations under this Guaranty shall, to the extent of the payment refunded or rescinded, be deemed to have continued in existence, notwithstanding previous receipt of payment by Landlord, regardless of any contrary action by Landlord, as though such previous payment to Landlord had never occurred (and such contrary action had not been taken). This Guaranty shall not be affected or limited in any manner if recovery against Tenant upon the Guaranteed Obligations (or any portion of the Guaranteed Obligations) may be (or becomes) barred by any statute of limitations or may be (or becomes) otherwise unenforceable (unless the Lease is unenforceable due to the Landlord’s fraud, misrepresentation, or breach of the Lease), or if the Guaranteed Obligations (or any portion of the Guaranteed Obligations) arise(s) from transactions which may be voidable as the result of bankruptcy, insolvency, fraudulent conveyance, receivership, or offsets not arising out of the Lease. This Guaranty shall not be affected or limited in any manner by whether the Guaranteed Obligations are (i) now or hereafter made, incurred, or created, (ii) voluntary or involuntary, (iii) absolute or contingent, (iv) liquidated or unliquidated, and/or (v) determined or undetermined. This Guaranty shall not be affected or limited in any manner by whether Tenant may be liable, with respect to the Guaranteed Obligations individually, jointly with others, primarily, or secondarily.

3.               Amendment or Assignment. This Guaranty shall not be affected or limited in any manner by (a) any assignment of, or any modification or amendment (by agreement, course of conduct, or otherwise) to, all or any portion of any lease, agreement, instrument, and/or document with respect to or that evidences the Guaranteed Obligations, or (b) the renewal, extension, and/or modification, at any time, of any of the Guaranteed Obligations. By this Guaranty, Guarantor hereby guarantees Tenant’s performance of the Guaranteed Obligations as so amended, assigned, renewed, extended, or modified whether or not such amendment, assignment, renewal, extension, or modification is with the consent of or notice to Guarantor; provided, however, Guarantor’s obligations under this Guaranty may not be increased as a result of any such amendment, renewal, extension, or modification which increases the obligations of the Tenant beyond those which were in existence prior to such amendment, renewal, extension, or modification, unless such amendment, renewal, extension, or modification is done with Guarantor’s consent.

4.               Remedies. If Tenant defaults with respect to any of the Guaranteed Obligations, and if Guarantor does not satisfy Tenant’s obligations immediately upon his receipt of written notice of such default from Landlord, Landlord may, at its election, proceed immediately

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against the Guarantor (as if such default arose from the direct and primary obligation of Guarantor), any other guarantor, or Tenant, or any combination of Tenant, Guarantor, and/or any other guarantor. Guarantor’s obligations hereunder are joint and several. If any portion of the Guaranteed Obligations terminates and Landlord continues to have any rights it may enforce against Tenant under the Guaranteed Obligations after such termination, then Landlord may, at its election, enforce such rights against the Guarantor. In the event of any default under this Guaranty, an action or actions may be brought and prosecuted against the Guarantor, whether or not Tenant or any other guarantor is joined in such action(s) or a separate action or actions are brought against Tenant or any other guarantor. Landlord may maintain successive actions for separate defaults. Unless and until the Guaranteed Obligations have been fully satisfied or waived in writing by Landlord, the Guarantor shall not be released from his obligations under this Guaranty irrespective of (i) the exercise by Landlord of any of Landlord’s rights or remedies (including, without limitation, compromise or adjustment of the Guaranteed Obligations or any part thereof), (ii) any release by Landlord of Tenant or any other guarantor, (iii) any such action or any number of successive actions, or (iv) the satisfaction by Guarantor of any liability under this Guaranty incident to a particular default. Landlord may, at its sole discretion, perform any or all of Guarantor’s obligations hereunder, in which case, Guarantor shall reimburse Landlord immediately upon demand for all costs and expenses, including all reasonable attorneys’ fees, that Landlord incurs in performing such obligations, together with interest on those sums from and after the date(s) they are incurred at the rate of fifteen percent (15%) per annum; provided, however, such interest factor will supersede any Default Rate interest concurrently accruing under the Lease.

5. Waivers. Guarantor hereby represents and warrants (which representation and warranty is being relied upon by Landlord in entering into the Lease and accepting this Guaranty) that each of the waivers set forth in this Guaranty is made with Guarantor’s full knowledge of its significance and consequences after discussion with Guarantor’s own competent legal counsel, which counsel has made Guarantor aware of the relevant circumstances and likely consequences of each such waiver and has explained to Guarantor the true legal effect of each such waiver including Guarantor’s rights which Guarantor would have if he were not making such waivers. Based on the foregoing, Guarantor acknowledges that, under the circumstances, such waivers are reasonable and not contrary to public policy or law, and Guarantor hereby waives the following:

5.1. Guarantor waives all rights he would otherwise have to require Landlord, as a condition to Landlord’s exercise of any of its rights under this Guaranty, to (i) proceed against Tenant or any other guarantor, (ii) perfect, retain, protect, proceed against, or exhaust any security that Landlord holds or may hold from Tenant, or (iii) pursue any other remedy in Landlord’s power. The foregoing waiver includes, without limitation, a waiver of all of Guarantor’s rights under California Civil Code Sections 2845 and 2849 or similar laws;

5.2. Guarantor waives the benefit of all statutes of limitations affecting Guarantor’s liability under this Guaranty to the extent permitted by law;

5.3. Guarantor waives all defenses which Guarantor might otherwise have to his obligations under this Guaranty by reason of any disability of Tenant or any other person(s), including, without limitation, the incapacity, lack of authority, death, or disability

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of Tenant or any other person(s) or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of Tenant or any other person(s). The foregoing waiver includes, without limitation, a waiver of all of Guarantor’s rights under California Civil Code Section 2810 and similar laws;

5.4. Guarantor waives all defenses and rights which Guarantor might otherwise have to exoneration under this Guaranty, including, without limitation, all rights under California Civil Code Section 2819 and similar laws, based upon any alteration, modification, compromise, renewal, extension, or assignment of the Lease or any of the Guaranteed Obligations, whether done with or without the knowledge and/or consent of Guarantor and Guarantor hereby grants Landlord the right to take any such action relative to the Guaranteed Obligations without the knowledge or consent of Guarantor without in any manner affecting the liability of Guarantor under this Guaranty.

5.5. Guarantor waives the right to claim or assert any defense of Tenant to the Guaranteed Obligations including, without limitation, any defense based upon failure of consideration, accord and satisfaction, impossibility of performance, or mistake (but excluding any defenses based on Landlord’s fraud, misrepresentation, or breach of the Lease);

5.6. Guarantor waives all other defenses based on the termination of Tenant’s liability from any cause or the impairment of any other collateral or security for the Guaranteed Obligations (other than arising out of Landlord’s fraud, misrepresentation, or breach of the Lease);

5.7. Guarantor waives all defenses he may otherwise have against Landlord based upon an election of remedies by Landlord;

5.8. Regardless of whether or not Guarantor makes payments to Landlord, until the Lease has terminated and Landlord has been paid in full thereunder for a period of one year and one day, Guarantor waives all of his rights of subrogation, contribution, and reimbursement which he would otherwise have against Tenant in the event Guarantor suffers any liability under this Guaranty, including, without limitation, any rights under California Civil Code Sections 2847, 2848, and 2849 or similar laws;

5.9. Guarantor waives all his rights to determine how, when, and what application of payments and credits shall be made on the Guaranteed Obligations; however, Guarantor shall be entitled to notice of how such payments and credits are applied;

5.10. Guarantor subordinates to Landlord all of Guarantor’s rights to participate in any security now or later held by Landlord;

5.11. Guarantor waives all his rights to receive notice of any default by Tenant;

5.12. Guarantor waives all rights of recourse against Landlord by reason of any action Landlord may take or omit to take under the provisions of this Guaranty;

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5.13.  Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of non-payment, and all other notices of any kind, including without limitation all notices of the existence, creation, or incurring of new or additional obligations (subject to Paragraph 3, above) and any notice of acceptance of this Guaranty, which, upon execution by Guarantor, shall immediately be binding upon Guarantor;

5.14.  Guarantor waives all duties Landlord may have to investigate the authority of any representative, or purported representative, of Tenant to incur any obligation or enter into any agreement on behalf of Tenant;

5.15.  Guarantor waives all rights he may otherwise attain by reason of Landlord’s failure to enforce, or delay in enforcing, any of Landlord’s rights with respect to the Guaranteed Obligations; and

5.16.  Guarantor waives all duties Landlord may have to disclose to the Guarantor any facts Landlord may now or in the future know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor.

Without limiting the foregoing, Guarantor hereby expressly waives any and all benefits Guarantor may otherwise maintain under California Civil Code Sections 2809, 2810, 2814, 2819, 2845, 2847, 2848, 2849, and 2950 and similar laws. Guarantor acknowledges that the waiver of the benefits of the above cited statutory provisions has the effect of eliminating certain rights and protections which Guarantor would otherwise have including, without limitation, certain rights to require Landlord to act in a particular manner as a condition to enforcing its rights against Guarantor under this Guaranty, certain rights to exoneration upon a modification of the Guaranteed Obligations, and certain rights to require the Landlord to pursue other remedies available to it prior to pursuing Guarantor.

6.   Rights Cumulative. All rights, powers and remedies of Landlord under this Guaranty shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law. This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of the Guaranteed Obligations.

7.          Representations and Warranties. Guarantor hereby represents and warrants that the following are true and accurate as of the date of this Guaranty and shall be true at all times in the future while this Guaranty is outstanding: (i) this Guaranty is executed at Tenant’s request and not at the request of Landlord; (ii) Guarantor has sufficient net worth and sufficient liquidity of assets to enable Guarantor to promptly perform all of the Guaranteed Obligations as and when they are due; (iii) Landlord has made no representation to Guarantor as to the creditworthiness or financial condition of Tenant; and (iv) Guarantor has carefully read and negotiated all provisions of this Guaranty and has consulted with competent legal counsel in connection therewith.

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8.  Covenant of Diligence. Guarantor covenants that he is intimately aware of Tenant’s business and financial condition and that he has conducted a thorough investigation of all material factors regarding the making of the Lease and this Guaranty. Furthermore, Guarantor represents that he has the resources, access, and opportunity to remain informed at all times of the financial status of Tenant and of all other material information relative to the Lease and Guarantor’s obligations under this Guaranty; and Guarantor covenants to remain informed relative to all such matters as long as this Guaranty remains in effect. On the basis of the foregoing, Guarantor hereby waives any obligation which Landlord might otherwise have as a condition to enforcing Guarantor’s obligations under this Guaranty, to keep Guarantor informed relative to any information regarding the Lease, the Tenant, any security for the Lease, or any other factors affecting the obligations of Tenant or Guarantor.

9.  Subordination. In the event of Tenant’s insolvency or the disposition of the assets of Tenant, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Tenant applicable to the payment of all claims of Landlord and/or the Guarantor shall be paid to Landlord and shall be first applied by Landlord to the Guaranteed Obligations. The Guarantor hereby assigns to Landlord all claims which the Guarantor may have or acquire against Tenant or any assignee or trustee in bankruptcy of Tenant; provided, that such assignment shall be effective only for the purpose of assuring to Landlord full payment and performance of all of the Guaranteed Obligations. All promissory notes now or hereafter evidencing any indebtedness of Tenant to Guarantor shall be marked with a legend that such indebtedness shall be subordinate to the Guaranteed Obligations and, if Landlord so requests, shall be delivered to Landlord. Guarantor hereby authorizes Landlord to, from time to time, execute and file, on Guarantor’s behalf, financing statements and continuation statements and to execute such other documents and to take such other action as Landlord deems necessary or appropriate to perfect, preserve and enforce Landlord’s rights under this Guaranty. Guarantor shall not cause or permit any person with funds invested in Tenant or any affiliate of Tenant or Guarantor with funds loaned to Tenant to withdraw, demand or accept any repayment of such funds from Tenant without the prior written approval of Landlord which approval shall not unreasonably be withheld. Each such payment by Tenant in violation of this Guaranty shall be received by the person to whom paid in trust for Landlord, and the Guarantor shall cause such funds to be paid to Landlord immediately to be applied toward the Guaranteed Obligations. No such payment shall reduce or affect in any manner the liability of the Guarantor under this Guaranty; however, any such payment shall reduce the amount of the Guaranteed Obligations.

10.  Governing Law and Venue. This Guaranty shall be governed by and construed in accordance with the laws of the State of California. For purposes of venue and jurisdiction, this Guaranty shall be deemed made and to be performed in the City of San Diego, California. Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Guaranty by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Guaranty.

11.  Further Assurances. Each party to this Guaranty shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Guaranty.

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12.  Mandatory Arbitration. Guarantor and Landlord agree that binding arbitration will constitute the sole and exclusive remedy for the resolution of any dispute or controversy arising from, based upon, or relating to this Guaranty or the rights of the parties hereunder. Before submitting any such dispute or controversy to arbitration, the parties agree to use their reasonable good faith efforts to resolve any such dispute or controversy through good faith negotiations and, if (but only if) deemed appropriate by both parties, by submitting such matter to non-binding mediation. If any such matter is to be resolved by arbitration pursuant to this Paragraph 12, such arbitration proceeding will be accomplished in accordance with the following provisions:

12.1. The arbitration proceeding will be conducted under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time a demand for arbitration is made. To the extent that there is any conflict between the rules of the American Arbitration Association and this arbitration clause, this clause will govern and determine the rights of the parties.

12.2. The arbitration will take place in San Diego, California, before a single arbitrator, who shall apply California law.

12.3. The decision of the arbitrator, including the determination of the amount of any damages suffered, will be exclusive, final, and binding on all parties, their heirs, executors, administrators, successors, and assigns, as applicable, and judgment thereon may be entered in any court of competent jurisdiction.

12.4. The costs of arbitration, including administrative fees and the arbitrator’s fees, as well as reasonable attorney’s fees, will be awarded to the party determined by the arbitrator to be the prevailing party.

12.5. The parties incorporate the provisions of California Code of Civil Procedure Section 1283.05 into this Guaranty and make those provisions part of and applicable to any proceedings arising under the terms of this Guaranty.

13.  Further Assurances. Each party to this Guaranty shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Guaranty.

14.  Attorney’s Fees. The prevailing party in any arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Guaranty may recover from the unsuccessful party all costs, expenses, and actual attorney’s fees (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney’s fees.

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15.  Modification. This Guaranty may be modified only by a contract in writing executed by both Landlord and Guarantor.

16.  Headings. The paragraph headings in this Guaranty: (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Guaranty, and (c) may not be used in the interpretation of this Guaranty.

17.  Prior Understandings. This Guaranty and all documents specifically referred to and executed in connection with this Guaranty: (a) contain the entire and final Guaranty of the parties to this Guaranty with respect to the subject matter of this Guaranty, and (b) supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Guaranty.

18.  Interpretation. Whenever the context so requires in this Guaranty, all words used in the singular may include the plural (and vice versa) and the word “person” includes a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity. The terms “includes” and “including” do not imply any limitation. For purposes of this Guaranty, the term “day” means any calendar day and the term “business day” means any calendar day other than a Saturday, Sunday or any other day designated as a holiday under California Government Code Sections 6700-6701. Any act permitted or required to be performed under this Guaranty upon a particular day which is not a business day may be performed on the next business day with the same effect as if it had been performed upon the day appointed. No remedy or election under this Guaranty is exclusive, but rather, to the extent permitted by applicable law, each such remedy and election is cumulative with all other remedies at law or in equity.

19.  Partial Invalidity. Each provision of this Guaranty is valid and enforceable to the fullest extent permitted by law. If any provision of this Guaranty (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Guaranty, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability (unless such provision or the application of such provision is essential to this Guaranty).

19.  Binding Effect. This Guaranty shall inure to the benefit of and be binding on the successors and assigns of Landlord and Guarantor, and their heirs, personal representatives, grantees, tenants, successors, and assigns.

20.  Notices. Each notice and other communication required or permitted to be given under this Guaranty (“Notice”) must be in writing. Notice is duly given to another party upon: (i) hand delivery to the other party, (ii) receipt by the other party when sent by facsimile to the address and number for such party set forth on the first page of this Guaranty (provided, however, that the Notice is not effective unless a duplicate copy of the facsimile Notice is promptly given by one of the other methods permitted under this Paragraph), (iii) three business days after the Notice has been deposited with the United States postal service as first class certified mail, return receipt requested, postage prepaid, and addressed to the party

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as set forth on the first page of this Guaranty, or (iv) the next business day after the Notice has been deposited with a reputable overnight delivery service, postage prepaid, addressed to the party as set forth above, with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery-service-provider. Each party shall make a reasonable, good faith effort to ensure that it will accept or receive Notices to it that are given in accordance with this Paragraph. A party may change its address for purposes of this Paragraph by giving the other party(ies) written notice of a new address in the manner set forth above.

21.  Waiver. Any waiver of a default or provision under this Guaranty must be in writing. No such waiver constitutes a waiver of any other default or provision concerning the same or any other provision of this Guaranty. No delay or omission by a party in the exercise of any of its rights or remedies constitutes a waiver of (or otherwise impairs) such right or remedy. A consent to or approval of an act does not waive or render unnecessary the consent to or approval of any other or subsequent act.

22.  Time is of the Essence. Time is of the essence with respect to each provision of this Guaranty.

23.   Drafting Ambiguities. Each party to this Guaranty and its legal counsel have reviewed and revised this Guaranty. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guaranty or of any amendments or exhibits to this Guaranty.

GUARANTOR:	TBA Entertainment Corporation, Inc.,
a Delaware corporation

	By:	/s/ Bryan Cusworth
	Its:	Chief Financial Officer

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EXHIBIT “B”

Furniture Inventory

Suite 320
Inventory - February 28, 2007
Furniture Purchase: May, 2005

Reception Area
Reception Desk
Couch
Armless Chair
Coffee Table
2 brown chairs
3 tiered wood side table
6 pillows (couch & chairs)
1 reception/workstation chair

Conference Room
Conference Table
12 conference room chairs
Plasma TV
Viewing Screen
Audio Conferencing Componets
Sound System
Video Equipment
Control System
Rack equipment
Laptop Interfaces

Weurding Office
Desk - U shape with hutch
1 wood credenza
2 guest chairs
1 executive chair

Bullock Office
Desk - U shape with shelf
Small conference table
Hutch w/ 2 drawer file cabinet
4 guest chairs
1 executive chair

Reed Office
Desk - L shape
Hutch unit with drawers
1 guest chair
1 executive chair
1 black wire stand
1 black leather couch
1 coffee table
1 glass sofa back table

Kreider Office
Desk - U shape with hutch
2 guest chairs

1 executive chair

Garcia Office
Desk - U shape with hutch

2 guest chairs
1 black steel file cabinet

1 executive chair

Hori Office
Desk - L shape with hutch

2 guest chairs
1 black credenza

1 executive chair

Parrish Office
Desk - L shape with hutch

2 guest chairs
1 executive chair

Workstations
4 workstations
4 workstation chairs

Book Shelf
1 attached book shelf (video wall)

Kitchen
2 brown wooden dining tables
8 wood/chrome kitchen chairs
6 barstools

Storage Room

EXHIBIT “C”

CONSENT TO SUBLEASE AGREEMENT

This CONSENT TO SUBLEASE AGREEMENT (this ‘Consent”) is made by and between Pacific North Court Holdings, L.P. (“Master Landlord”), TBA Entertainment Corporation, a Delaware corporation (“Sublandlord”), and Zogenix, Inc., a Delaware corporation (“Subtenant”), as of March 20, 2007 (“Effective Date”), with reference to the facts set forth in the Recitals below.

RECITALS

A.                          Master Landlord, as Landlord, and Sublandlord, as Tenant, entered into a Standard Full Service Gross Office Lease dated April 23, 1998 (“Master Lease”), as modified by a First Amendment to Lease dated June 22, 2003 and Second Amendment to Lease dated September 24, 2004 for the leasing of certain premises within a building (“Building) located at 11682 El Camino Real, San Diego, CA 92130 (“Master Premises”) as more particularly described in the master Lease, on all of the terms and conditions contained therein.

B.                            Pursuant to the Master Lease, Sublandlord has requested Master Landlord’s consent to that certain Sublease, dated as of March 20, 2007 (the “Sublease”), between Sublandlord and Subtenant, by which Sublandlord would sublease 4,193 rentable square feet (“RSF”)/3,646 usable square feet (“USF”) at 11682 El Camino Real, San Diego, CA 92130 (the “Sublease Premises”) as more specifically described in Section 1(n) of the Sublease. A copy of the Sublease, together with copies of all exhibits, attachments and amendments thereto, is attached to this Consent as Exhibit A.

C.                            Master Landlord is willing to consent to the proposed subletting, but only on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Consent, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

AGREEMENT:

1.                         Master Landlord’s Consent. Master Landlord consents to the subletting of the Sublease Premises by Sublandlord to Subtenant as set forth in the Sublease, subject to each of the terms, conditions and mutual agreements between Master Landlord, Sublandlord, and Subtenant set forth herein.

2.                         Non-Release of Sublandlord. Neither the Sublease nor this Consent will: (a) as between Master Landlord and Sublandlord, (i) release or discharge Sublandlord from any liability, whether past, present or future, under the Master Lease, or (ii) alter the primary liability of Sublandlord to pay the rent and perform and comply with all of Sublandlord’s obligations under the Master Lease; or (b) be construed as a waiver of Master Landlord’s right to consent to any future amendment of the Sublease or to any further sublease or assignment either by Sublandlord or by Subtenant under the Master Lease or the Sublease, or (c) be construed as a consent to any portion of the Sublease Premises being used or occupied by any other party. Any breach or violation of any provision of the Master Lease by Sublandlord or Subtenant, or both, shall constitute a default by Sublandlord under the Master Lease.

3.        Scope of Consent. In granting its consent, it is understood and agreed that (a) except as otherwise specifically set forth herein, Master Landlord does not agree to, and will not be bound by, any term or condition of the Sublease; (b) no rights granted to Subtenant under the Sublease will be greater than those granted to Sublandlord under the Master Lease; and (c) the Sublease will under all circumstances be subordinate to the Master Lease and this Consent. As between Master Landlord and Sublandlord or Subtenant, in the event there is any conflict between the terms and conditions of the Master Lease or this Consent and the terms and conditions of the Sublease, the terms and conditions of the Master Lease or this Consent, as applicable, will prevail. Master Landlord will not be liable for any cost or obligation of any kind arising in connection with the Sublease, including, without limitation, brokerage commissions, improvements to the Sublease Premises, or the security deposit required to be made by Subtenant under the Sublease. Master Landlord’s acceptance of any rent from Subtenant will not be deemed a waiver by Master Landlord of any provisions of the Master Lease.

4.        Continuation/Termination of Sublease. If, for any reason, the Master Lease expires or terminates during the term of the Sublease, or if the Sublandlord lawfully surrenders the Master Lease to Master Landlord during the term of the Sublease, then on the effective date of such expiration, termination or surrender, the Sublease and its term will immediately terminate, and Subtenant must vacate the Sublease Premises on or before the effective date of such expiration, termination or surrender. If Subtenant fails to vacate the Sublease Premises, Master Landlord will be entitled to all of the rights and remedies available to a landlord against a tenant wrongfully holding over after expiration of the term of a lease without the landlord’s consent, including, without limitation, the rights and remedies available to Master Landlord under the Master Lease. In the event of such termination: (i) Master Landlord will net be liable to Sublandlord or Subtenant for any claim or damage because of the termination; (ii) Master Landlord shall have no obligation to recognize Subtenant or any rights of Subtenant to the Sublease Premises or to honor any agreement between Sublandlord and Subtenant; (iii) Master Landlord shall not be liable for any prepaid rents or any security deposit paid by Subtenant to Sublandlord (unless the same

Master Landlord	JC	Sublandlord	RG	Subtenant	RH

have been delivered to Master Landlord), and (iv) Master Landlord shall not be liable to Subtenant for any defaults of Sublandlord under the Sublease or any other agreement between Sublandlord and Subtenant. Notwithstanding the foregoing, if the Master Lease expires or terminates for any reason during the term of the Sublease, or if the Sublandlord surrenders the Master Lease to Master Landlord during the term of the Sublease, Master Landlord has the option, by written notice delivered to Subtenant not more than ten (10) business days after the effective date of the expiration, termination, or surrender, and without any additional or further agreement of any kind by Subtenant, to elect to continue the Sublease with the same effect as if Master Landlord and Subtenant had entered into a lease for that date and for a term equal to the then unexpired term of the Sublease, and on the same terms and conditions in the Sublease. In that event, Subtenant will attorn to Master Landlord, and Master Landlord and Subtenant will have the same rights, obligations, and remedies under the Sublease as were had by Sublandlord and Subtenant. However, in no event will Master Landlord (a) be liable for any act or omission of Sublandlord, (b) be subject to any offsets or defenses that Subtenant had or might have against Sublandlord, (c) be obligated to cure any default of Sublandlord that occurred prior to the time that Master Landlord succeeded to the interest of Sublandlord under the Sublease, (d) be bound by any payment of rent or other payment paid by Subtenant to Sublandlord in advance of any periods reserved for that in the Sublease, (a) be bound by any modification or amendment of the Sublease made without the written consent of Master Landlord, or (f) be liable for the return of any security deposit paid by Subtenant but not actually received by Master Landlord. Neither Master Landlord’s election under this section nor its acceptance of any rent from Subtenant will be deemed a waiver by Master Landlord of any provisions of the Master Lease and this Master Landlord’s Consent.

5.                         Absolute Assignment of Rents. Sublandlord unconditionally assigns to Master Landlord all rents now due, or which may later become due, under the Sublease (collectively, “Rents”). Sublandlord acknowledges that the assignment is present, absolute, and unconditional. Accordingly, Master Landlord shall collect the Rents and apply them in payment of any sums payable by Sublandlord under the Master Lease, and Subtenant agrees to pay such Rents to Master Landlord directly. Master Landlord’s acceptance of any payment on account of Rent from Subtenant does not release Sublandlord from any liability under the terms, covenants, conditions, provisions, or agreement under the Master Lease. However, Sublandlord will have a license to collect the Rents until the occurrence of an act of default by Sublandlord under the Master Lease. If the act of default occurs, Sublandlord’s right to collect the Rent will be suspended until the default is cured. During the period in which Sublandlord’s right to collect the Rents is suspended, Master Landlord, as assignee and attorney-in-fact for Sublandbrd under the Master Lease, or a receiver for Sublandlord appointed pursuant to Master Landlord’s application, will have the right to collect the Rents and apply them toward Sublandlord’s obligations under the Master Lease. Master Landlord’s acceptance of any payment on account of Rent from Subtenant as a result of any act of default does not release Sublandlord from any liability under the terms, covenants, conditions, provisions, or agreement under the Master Lease.

6.                         Insurance. Subtenant will carry the insurance policies required to be carried by Sublandlord pursuant to Article 13 of the Master Lease and will deliver evidence of such insurance to Master Landlord prior to occupancy. The insurance will (a) name Master Landlord, Sublandlord and Lender as additional named insureds; and (b) provide that the policy will not be subject to cancellation or change except after thirty (30) days’ prior written notice to Master Landlord and Sublandlord.

7.                         Excess Rents. Pursuant to Article 16 of the Master Lease, Sublandlord will pay to Master Landlord fifty percent (50%) of the difference, if any, between (a) rents and other consideration, of whatever nature, payable by Subtenant (or receivable by Sublandlord) pursuant to the Sublease; and (b) the Rental (as defined in the Master Lease) payable by Sublandlord to Master Landlord with respect to the Sublease Premises under the Master Lease. Master Landlord and Sublandlord acknowledge that no Excess Rent shall be payable based on the Sublease rental structure outlined in the Sublease Addendum.

8.                         No Consent to Alterations. Sublandlord and Subtenant acknowledge: (a) that Master Landlord’s Consent is not a consent to any improvement or alteration work being performed in the Sublease Premises; (b) that Master Landlord’s Consent must be separately sought and will not necessarily be given with regard to alteration work being performed in the Sublease Premises; and (c) and that if consent is given it will be subject to Sublandlord’s signing Master Landlord’s standard form of Agreement with respect to work being performed by persons other than Master Landlord, unless otherwise agreed to in writing by Master Landlord.

Subject to providing the items required by Landlord to obtain approval for alterations, Landlord approves the lterations/improvements described in Section 3 (Delivery of Premises) of the Addendum to the Sublease.

9.                         Notices. All notices, demands and requests shall be in writing and shall be sent either by personal delivery, certified U.S. Mail (return receipt requested) or by reputable overnight courier service (e.g., Federal Express), to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received.

Master Landlord	JC	Sublandlord	RG	Subtenant	RH

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Notices to Master Landlord shall be sent to the attention of:

Pacific North Court Holdings, L.P.
c/o American Assets, Inc.

11455 El Camino Real, Suite 200
San Diego, CA 92130

Attn: James Durfey

Telecopier: (858) 350-2620

Notices to Sublandlord shall be sent to the attention of:

TBA Entertainment Corporation
Attn: Robert E. Geddes

11682 El Camino Real, Suite 310
San Diego, CA 92130

Notices to Subtenant shall be sent to the attention of:

Zogenix, Inc.

Attn: Chief Financial Officer
11682 El Camino Real, Suite 320
San Diego, CA 92130

10.                        Master Landlord’s Expenses. Promptly upon written request by Master Landlord, Sublandlord shall reimburse Master Landlord for Master Landlord’s reasonable cost of reviewing, consenting to, and consummating this Consent, in an amount equal to $750.00, including without limitation reasonable attorney’s fees and costs. Master Landlord shall have no obligation to pay any brokers in connection with this Consent, Sublease or any related transaction. In such regard, Subtenant and Sublandlord agrees to indemnify, defend and hold harmless Master Landlord from and against any and all claims by any real estate broker or salesman whom the Subtenant and/or Sublandlord authorized or employed, or acted by implication to authorize or employ, to act for Subtenant and/or Sublandlord in connection with the Sublease, or with any broker or sales person with whom Subtenant and/or Sublandlord dealt in connection with the Sublease.

11.                        Governing Law. The terms and provision of this Consent shall be construed in accordance with and governed by the laws of the state of California.

12.                        Entire Agreement. This Consent sets forth the entire agreement between the parties with respect to the subject matter hereof and shall be amended only by a writing signed by the parties.

13.                        Binding Effect. This Consent shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

14.                        Counterparts. This Consent may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute only one instrument.

[signature page attached]

Master Landlord	JC	Sublandlord	RG	Subtenant	RH

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IN WITNESS WHEREOF, the parties have executed this Consent as of the dates set forth below, to be effective as of the Effective Date.

MASTER LANDLORD:

Pacific North Court Holdings, L.P.

By: American Assets, Inc.,
Its authorized agent

By:	/s/ John W. Chamberlain
John W. Chamberlain - CEO

By:	/s/ James Durley
James Durley, Vice President, Office Leasing
and Management

Date:	3/20/07

SUBLANDLORD:

TBA Entertainment Corporation, a Delaware corporation

By:	/s/ R.E. Geddes
Print Name:	R.E. Geddes
Its:	CEO

Date:	3/20/07

SUBTENANT:

Zogenix, Inc., a Delaware corporation

By:	/s/ Roger L. Hawley
Print Name:	Roger L. Hawley
Its:	Chief Executive Officer

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